                                                                     EXHIBIT 4.9

                                                                  EXECUTION COPY

                     AMENDED AND RESTATED COMMON AGREEMENT

                                     among

                           XL CAPITAL ASSURANCE INC.
                                     (XLCA)

             GOLDMAN SACHS MITSUI MARINE DERIVATIVE PRODUCTS, L.P.
                              (Swap Counterparty)

                    LAW DEBENTURE TRUST COMPANY OF NEW YORK
                                   (Trustee)

                              THE BANK OF NEW YORK
                               (Collateral Agent)

                         NRG PEAKER FINANCE COMPANY LLC
                                    (Issuer)

                                      and

                       EACH PROJECT COMPANY PARTY HERETO
                              (Project Companies)

                          DATED AS OF JANUARY 6, 2004
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                               TABLE OF CONTENTS

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
RECITALS................................................................................................     1

ARTICLE 1 DEFINITIONS AND RULES OF INTERPRETATION.......................................................     3
         1.1       Definitions..........................................................................     3
         1.2       Rules of Interpretation..............................................................     3
         1.3       Accounting Principles and Terms......................................................     3

ARTICLE 2 AFFIRMATIVE COVENANTS OF ISSUER...............................................................     4
         2.1       Use of Proceeds and Revenues.........................................................     4
         2.2       Notices..............................................................................     4
         2.3       Financial Statements; Reports........................................................     5
         2.4       Inspection of Books and Records......................................................     6
         2.5       Compliance with Laws.................................................................     7
         2.6       Existence, Conduct of Business, etc..................................................     7
         2.7       Calculation of Ratios and Other Compliance Calculations..............................     7
         2.8       Further Assurances...................................................................     8
         2.9       Taxes................................................................................     9
         2.10      Notice of Redemption.................................................................     9
         2.11      Swap Agreement.......................................................................     9
         2.12      Corporate Services Agreement.........................................................     9
         2.13      Annual Operations Budget; Request for Expenditures...................................    10
         2.14      Excluded Project Subsidiary..........................................................    11

ARTICLE 3 AFFIRMATIVE COVENANTS OF THE PROJECT COMPANIES................................................    11
         3.1       Use of Proceeds and Revenues.........................................................    11
         3.2       Reporting Requirements...............................................................    11
         3.3       Inspection of Books and Records; Access..............................................    14
         3.4       Plans and Specifications; Completion Tests...........................................    14
         3.5       Compliance with Laws.................................................................    14
         3.6       Existence; Conduct of Business, etc..................................................    14
         3.7       Project Documents....................................................................    15
         3.8       Permits..............................................................................    15
         3.9       Further Assurances...................................................................    15
         3.10      Maintenance of Insurance.............................................................    16
         3.11      Taxes................................................................................    16
         3.12      Title; Maintenance of Properties.....................................................    16
         3.13      Market Based Rate Authority..........................................................    16
         3.14      Completion...........................................................................    17
         3.15      Operation and Maintenance............................................................    17
         3.16      Condemnation Event...................................................................    17
         3.17      Sterlington PPA Legal Opinion........................................................    18
         3.18      Energy Marketing Services Parameters.................................................    18

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
         3.19      Unrestricted Subsidiary; Excluded Project Subsidiary.................................    18
         3.20      Energy Marketing Services Agreements.................................................    18

ARTICLE 4 NEGATIVE COVENANTS OF ISSUER..................................................................    18
         4.1       Contingent Liabilities...............................................................    18
         4.2       Limitations on Liens.................................................................    19
         4.3       Indebtedness.........................................................................    19
         4.4       Sale of Assets.......................................................................    19
         4.5       Distributions........................................................................    19
         4.6       Investments..........................................................................    23
         4.7       Transactions with Affiliates.........................................................    23
         4.8       ERISA................................................................................    23
         4.9       Liquidation; Amendment of Organizational Documents...................................    24
         4.10      Accounts.............................................................................    24
         4.11      Name and Location; Fiscal Year.......................................................    24
         4.12      Assignment...........................................................................    24
         4.13      No SEC Registration..................................................................    24
         4.14      Annual Operations Budget.............................................................    24
         4.15      Corporate Services Agreement.........................................................    25

ARTICLE 5 NEGATIVE COVENANTS OF PROJECT COMPANIES.......................................................    25
         5.1       Contingent Liabilities...............................................................    25
         5.2       Liens................................................................................    25
         5.3       Indebtedness.........................................................................    25
         5.4       Asset Dispositions...................................................................    25
         5.5       Business Activities..................................................................    26
         5.6       Subsidiaries, etc.; Investments......................................................    26
         5.7       Distributions........................................................................    26
         5.8       Transactions with Affiliates.........................................................    26
         5.9       ERISA................................................................................    27
         5.10      Merger or Consolidation; Liquidation; Amendment of Organizational Documents..........    27
         5.11      Amendments to Project Documents; New Project Documents...............................    28
         5.12      Accounts.............................................................................    28
         5.13      Name and Location; Fiscal Year.......................................................    28
         5.14      Assignment...........................................................................    29
         5.15      Acquisition of Real Property.........................................................    29
         5.16      Additional Project Documents.........................................................    30
         5.17      Use of Project Site..................................................................    30
         5.18      Hazardous Substances.................................................................    30
         5.19      Annual Operations Budget.............................................................    30
         5.20      Operating Services Budget............................................................    30

ARTICLE 6 GUARANTY......................................................................................    31
         6.1       Guaranty.............................................................................    31
         6.2       Guaranty Absolute....................................................................    31

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
         6.3       Rights and Obligations Absolute and Unconditional....................................    32
         6.4       Guaranty Continuing..................................................................    33
         6.5       Waivers..............................................................................    33
         6.6       Acknowledgments......................................................................    34
         6.7       Subordination........................................................................    34
         6.8       Subrogation..........................................................................    34
         6.9       Bankruptcy...........................................................................    35
         6.10      Interest; Collection Expenses........................................................    35
         6.11      Reinstatement of Guaranty............................................................    36
         6.12      Termination of Guaranty..............................................................    36
         6.13      Survival.............................................................................    36
         6.14      Contribution Obligations Among Project Companies.....................................    36

ARTICLE 7 EVENTS OF DEFAULT; REMEDIES...................................................................    37
         7.1       Issuer Events of Default.............................................................    37
         7.2       Project Events of Default............................................................    40
         7.3       Fundamental Project Event of Default.................................................    45
         7.4       Controlling Party Agreement..........................................................    47
         7.5       Remedies.............................................................................    48
         7.6       Notice to Trustee and Collateral Agent and Project Events of Default.................    49
         7.7       Application of Proceeds..............................................................    50

ARTICLE 8 SCOPE OF LIABILITY............................................................................    50

ARTICLE 9 INDEMNIFICATION, AMENDMENTS AND WAIVERS.......................................................    51
         9.1       Indemnification......................................................................    51
         9.2       Amendments and Waivers...............................................................    54

ARTICLE 10 INDEPENDENT CONSULTANTS......................................................................    54
         10.1      Removal and Fees.....................................................................    54
         10.2      Duties...............................................................................    56
         10.3      Certification of Dates...............................................................    56

ARTICLE 11 THE COLLATERAL AGENT.........................................................................    56
         11.1      Appointment and Duties of Collateral Agent...........................................    56
         11.2      Rights of Collateral Agent...........................................................    57
         11.3      Lack of Reliance on the Agents.......................................................    59
         11.4      Indemnification......................................................................    60
         11.5      Resignation or Removal of the Collateral Agent.......................................    60
         11.6      Release of Collateral................................................................    61
         11.7      Assignment of Rights, Not Assumption of Duties.......................................    61
         11.8      Appointment of Co-Collateral Agent...................................................    61
         11.9      XLCA Confirmation Before Release of Certain Funds....................................    62

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
ARTICLE 12 MISCELLANEOUS................................................................................    63
         12.1      Addresses............................................................................    63
         12.2      Additional Security; Right to Set-Off................................................    67
         12.3      Delay and Waiver.....................................................................    67
         12.4      Costs, Expenses and Attorneys' Fees..................................................    68
         12.5      Entire Agreement.....................................................................    68
         12.6      Governing Law........................................................................    68
         12.7      Severability.........................................................................    69
         12.8      Headings.............................................................................    69
         12.9      No Partnership, etc..................................................................    69
         12.10     Limitation on Liability..............................................................    69
         12.11     Waiver of Jury Trial.................................................................    69
         12.12     Consent to Jurisdiction..............................................................    70
         12.13     Usury................................................................................    70
         12.14     Successors and Assigns...............................................................    70
         12.15     Counterparts.........................................................................    71
         12.16     Term and Termination.................................................................    71
         12.17     Reinstatement........................................................................    71
         12.18     Survival.............................................................................    71
         12.19     Partial Termination..................................................................    71
         12.20     No XLCA Liability or Duties..........................................................    72
         12.21     Calculation of Net Annual Payment Pursuant to Swap Agreement.........................    72

INDEX OF ANNEXES AND EXHIBITS

Annex A           Definitions
Schedule I        Rockford II Spare Parts
Exhibit A         Form of Monthly Affiliated Transaction Report
Exhibit B         Form of Monthly Operations Report
Exhibit C         Form of Monthly O&M Expense Report
Exhibit D         Form of Monthly Power Marketing Performance Tracking Report
Exhibit E         Form of Monthly Power Marketing Report
Exhibit F         Form of Debt Service Coverage Ratio Certificate
Exhibit G         Form of Experience Amount Percentage Certificate
Exhibit H         Insurance Requirements
Exhibit I         Completion Tests
Exhibit J         Form of Annual Operations Report
Exhibit K         Form of Annual Insurance Certificate
Exhibit L         Intentionally Omitted
Exhibit M         General Subordination Provisions
Exhibit N         Subordination Provisions for Subordinated Bonds
Exhibit O         Form of Major Maintenance Reserve Amount Certificate
Exhibit P         Form of Annual Operations Budget
Exhibit Q         Request for Expenditures

                  This AMENDED AND RESTATED COMMON AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this "Agreement"), dated as of January 6, 2004, is entered into among (1) XL Capital Assurance Inc., a New York stock insurance company ("XLCA"), (2) Goldman Sachs Mitsui Marine Derivative Products, L.P., a Delaware limited partnership (the "Swap Counterparty"), (3) Law Debenture Trust Company of New York, a New York limited purpose trust company, not in its individual capacity but solely as successor trustee to The Bank of New York for the benefit of the holders of the Bonds (the "Bondholders") (in such capacity, the "Trustee"), (4) The Bank of New York, as collateral agent for the benefit of the Secured Parties (in such capacity, the "Collateral Agent"), (5) NRG Peaker Finance Company LLC, a Delaware limited liability company, as Issuer (the "Issuer"), and (6) each party hereto identified as a Project Company on the signature pages hereto (each a "Project Company" and, collectively, the "Project Companies").

                                    RECITALS

WHEREAS:

                  A. The Projects comprise five natural gas-fired electric generation facilities located in Louisiana and Illinois. The electric generation facilities comprising the Projects are peaker facilities designed to generate electricity during periods of peak demand for electricity.

                  B. Each Project is owned by an indirect wholly-owned subsidiary of NRG Energy. The Issuer is an indirect wholly-owned subsidiary of NRG Energy.

                  C. The Issuer issued and sold its Series A Bonds in an offering in reliance on Rule 144A and Regulation S under the Securities Act. All proceeds from the sale of the Series A Bonds were used by the Issuer to loan specified amounts to the Bayou Cove Project Company, the Rockford I Project Company and the Rockford II Project Company in exchange for the Project Loan Agreements such Project Companies executed and delivered to the Issuer.

                  D. The Project Companies used the proceeds from their respective loans to (i) reimburse NRG Energy for NRG Energy's costs of having constructed and/or acquired the Projects (including interest incurred during construction), (ii) pay the Premium and all additional amounts required to be paid to XLCA pursuant to the Policy and the Insurance and Reimbursement Agreement (iii) deposit $11,279,588 in a designated account pursuant to the original Depositary Agreement, dated as of the Original Closing Date, among the Issuer, each Project Company, the Collateral Agent and the Depository Agent (the "Original Depositary Agreement") and (iv) pay transaction fees and costs.

                  E. The Issuer will pay the principal of and interest on the Series A Bonds in accordance with the terms of the Indenture.

                  F. The Issuer has entered into the Swap Agreement with the Swap Counterparty pursuant to which the Issuer will make fixed rate interest rate payments to the Swap Counterparty and the Swap Counterparty will make floating rate interest payments to the Issuer.

                  G. Regularly scheduled payments of principal of and interest on the Series A Bonds are unconditionally and irrevocably guaranteed by XLCA pursuant to, and subject to, the Policy and the Insurance and Reimbursement Agreement in exchange for the payment of the Premium by the Issuer to XLCA as set forth in the Premium Letter.

                  H. Regularly scheduled payments of Swap Payment Amounts are unconditionally and irrevocably guaranteed by XLCA pursuant to, and subject to, the Swap Policy and the Insurance and Reimbursement Agreement in exchange for the payment of the Swap Policy Premium by the Issuer to XLCA as set forth in the Premium Letter.

                  I. Pursuant to and in accordance with the now terminated Contingent Guaranty Agreement, dated as of the Original Closing Date by NRG Energy in favor of the Collateral Agent (the "Contingent Guaranty Agreement"), NRG Energy was obligated to make certain payments under circumstances specified in the Contingent Guaranty Agreement.

                  J. Pursuant to and in accordance with the Insurance and Reimbursement Agreement, the Issuer is obligated to reimburse XLCA in respect of payments (if any) made by XLCA pursuant to the Policy and/or the Swap Policy and in respect of other amounts specified in the Insurance and Reimbursement Agreement.

                  K. Pursuant to the Issuer Collateral Documents, the Issuer's obligations owed to the Secured Parties are secured by a first priority lien for the benefit of the Secured Parties on the membership interests in the Issuer and all of the property and assets of the Issuer (including the Project Loan Notes).

                  L. Pursuant to the Guaranties, each of the Project Companies guarantees unconditionally and irrevocably the obligations and indebtedness of the Issuer in respect of the Guaranteed Obligations, which Guaranties are, pursuant to the Project Company Collateral Documents, secured by a first priority lien for the benefit of the Secured Parties on the membership interests in each Project Company (other than the Big Cajun Project Company and the Sterlington Project Company) and on all or substantially all of the property and assets of each Project Company.

                  M. As a condition precedent to the issuance of the Series A Bonds, the Policy and the Swap Policy and the execution of the Swap Agreement by the Swap Counterparty, the Parties hereto executed and delivered the original Common Agreement, dated as of June 18, 2002, among XLCA, the Swap Counterparty, the Original Trustee, the Collateral Agent, the Issuer and each Project Company (the "Original Common Agreement").

                  N. On May 12, 2003, as a consequence of certain Issuer Events of Default under the Original Common Agreement, XLCA, as Controlling Party, declared and made all sums of accrued and outstanding principal, accrued but unpaid interest and accrued but unpaid premium remaining under the Financing Documents, together with all unpaid amounts, fees, costs and charges due under any Financing Documents, immediately due and payable (the "Acceleration").

                  O. On May 14, 2003, NRG Energy and certain of its subsidiaries filed voluntary petitions for bankruptcy under Chapter 11 of the United States Bankruptcy Code (the "NRG Bankruptcy").

                  P. Following the Acceleration and the NRG Bankruptcy, NRG Energy, NRG Power Marketing, the Issuer, the Project Companies and XLCA agreed to implement a financial restructuring of the Obligations (the "Restructuring") substantially on the terms set forth in a Restructuring Agreement, dated as of September 18, 2003, by and among NRG Energy, NRG Power Marketing, the Issuer, the Project Companies and XLCA (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Restructuring Agreement").

                  Q. On October 1, 2003, the United States District Court for the Southern District of New York entered an order (the "Approval Order") in the NRG Bankruptcy authorizing and approving the transactions provided in the Restructuring Agreement including the execution and delivery of this Agreement by the parties hereto. The Approval Order became a Final Order on October 11, 2003.

                  R. It is a condition precedent to the consummation of the Restructuring that the parties hereto shall have executed and delivered this Agreement.

                  NOW THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and as an inducement to the consummation of the Restructuring, the parties hereto agree as follows:

                                   ARTICLE 1
                    DEFINITIONS AND RULES OF INTERPRETATION

         1.1 Definitions. Capitalized terms defined in the preamble of this Agreement shall have the meanings given to them in the preamble of this Agreement and, except as otherwise expressly provided in this Agreement, capitalized terms used in the preamble, the recitals and in this Agreement shall have the meanings given in Annex A hereto.

         1.2 Rules of Interpretation. Except as otherwise expressly provided in this Agreement, the rules of interpretation set forth in Annex A hereto shall apply to this Agreement.

         1.3 Accounting Principles and Terms. Except as otherwise provided in this Agreement, (a) all computations and determinations as to financial matters, and all financial statements to be delivered under this Agreement, shall be made or prepared in accordance with GAAP (including principles of consolidation where appropriate but excluding footnote disclosure on interim financial statements) and on a consistent basis (except to the extent approved or required by the independent public accountants certifying such statements and disclosed therein), and (b) all accounting terms used in this Agreement shall have the meanings respectively ascribed to such terms by GAAP.

                                   ARTICLE 2
                        AFFIRMATIVE COVENANTS OF ISSUER

                  The Issuer covenants and agrees that it shall perform the covenants set forth in this Article 2 (unless waived in accordance with Section
9.2 of this Agreement).

         2.1      Use of Proceeds and Revenues.

                  (a) Proceeds. Unless otherwise expressly provided herein or in the Depositary Agreement, the Issuer shall use all the proceeds from the sale of the Series A Bonds to lend to each of the Bayou Cove Project Company, the Rockford I Project Company and the Rockford II Project Company such Project Company's Project Loan Amount pursuant to the Project Loan Agreement to which such Project Company is a party.

                  (b) Revenues. Unless otherwise expressly provided herein or in the Depositary Agreement, the Issuer shall deposit, or cause to be deposited, all Project Revenues paid to or otherwise received by the Issuer in the applicable Account in accordance with the terms of the Depositary Agreement.

         2.2 Notices. The Issuer shall promptly, upon acquiring notice or giving notice, as the case may be, or obtaining knowledge thereof, give written notice (together with copies of any underlying notices or other documentation) to the Collateral Agent, the Trustee, the Swap Counterparty and XLCA (if XLCA is the Controlling Party) (it being acknowledged that XLCA shall have no obligation to provide any such written notice received by it to any other Person) of:

                  (a) any action, suit, arbitration or litigation pending or threatened against the Issuer and (i) involving claims against the Issuer or
(ii) involving any injunctive, declaratory or other equitable relief that, if determined adversely to the Issuer, could reasonably be expected to have an Issuer Material Adverse Effect, such notice to include, if reasonably requested by the Controlling Party, copies of all material papers filed in such litigation involving the Issuer, and, if reasonably requested by the Controlling Party, such notice to be given monthly if any such papers have been filed since the last notice given;

                  (b) (i) any action, suit, arbitration or litigation pending or threatened against the Issuer involving any Governmental Authority or
(ii) any dispute or disputes which may exist between the Issuer and any Governmental Authority and which involve (A) claims against the Issuer, or (B) injunctive or declaratory relief that, if adversely determined, could reasonably be expected to have an Issuer Material Adverse Effect;

                  (c) any Issuer Event of Default or Issuer Inchoate Default, together with a description of any action being taken or proposed to be taken with respect thereto;

                  (d) any matter which has had or, in the Issuer's reasonable judgment, could reasonably be expected to have, an Issuer Material Adverse Effect;

                  (e) any change in ratings given to the Issuer by Moody's or S&P, including the placement of the Issuer on "credit watch negative" or a similar status, and, to the extent the Issuer, any Project Company or NRG Energy has been notified in writing by any Rating Agency, any change in the Shadow Ratings; and

                  (f) any other documentation or other information reasonably requested by XLCA (if XLCA is the Controlling Party).

                  Notwithstanding the foregoing, the Issuer shall not be required to give notice of any matter described in this Section 2.2 that is described in any Form 10-K, 10-Q or 8-K or other form or document filed by the Issuer or any of its Affiliates with the Securities and Exchange Commission and available on the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system.

         2.3 Financial Statements; Reports. The Issuer shall deliver or cause to be delivered to the Collateral Agent, the Trustee, the Swap Counterparty and XLCA (if XLCA is the Controlling Party) (it being acknowledged that XLCA shall have no obligation to provide any financial statements or other information provided to it under this Section 2.3 to any other Person):

                  (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Issuer, an audited combined and combining balance sheet of the Issuer and each of the Project Companies as of the end of such fiscal year and the related audited combined and combining statements of income, retained earnings and cash flow for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, to the extent available, all reported on by an independent public accountant of nationally recognized standing;

                  (b) as soon as available and in any event within 45 days after the end of each fiscal quarter, unaudited combined and combining statement of cash flow of the Issuer and each of the Project Companies as of and for such fiscal quarter in reasonable detail and prepared in accordance with GAAP applied on a consistent basis;

                  (c) on or before the last Business Day of each month, unaudited combined and combining financial statements of the Issuer and each of the Project Companies as of and for the preceding month, which shall include a combined and combining balance sheet, a combined and combining statement of income and an EBITDA Statement, each in reasonable detail and prepared in accordance with GAAP applied on a consistent basis;

                  Each time financial statements are delivered under this
Section 2.3, along with such financial statements, the Issuer or the Project Companies, as applicable, shall also deliver a certificate signed by a Responsible Officer of the Issuer or the Project Companies, as applicable, certifying, in such Responsible Officer's capacity as an officer of the Issuer or the Project Companies, as applicable, that such officer has made or caused to be made a review of the transactions and financial conditions of the Issuer or each of the Project Companies during the relevant fiscal period and that such review has not, to the best of such Responsible Officer's knowledge disclosed the existence of any event or condition which constitutes an Issuer Event of Default, an Issuer Inchoate Default, a Project Event of Default and/or a Fundamental Project Event of Default and if any such event or condition existed or exists, the certificate shall describe the nature thereof and the corrective actions that the Issuer and/or any of the Project Companies, as applicable, has taken or proposes to take with respect thereto. The Responsible Officer shall also certify, in such Responsible Officer's capacity as an officer of the Issuer or the Project Companies, as applicable, in such certificate that the Issuer or each of the Project Companies is in compliance with all applicable material provisions of each Financing Document to which the Issuer and/or any of the Project Companies are a party or, if such is not the case, such certificates shall state the nature of such non-compliance and the corrective actions which the Issuer and/or any of the Project Companies, as applicable, has taken or proposes to take with respect thereto.

                  (d) on or before the last Business Day of each month, the following reports:

                           (i) a Monthly Affiliated Transaction Report for the Issuer and each Project Company substantially in the form of Exhibit A attached hereto;

                           (ii) a Monthly Operations Report for each Project Company setting forth the information required under Exhibit B attached hereto and any additional information reasonably requested by the Independent Engineer;

                           (iii) a Monthly O&M Expense Report for each Project Company substantially in the form of Exhibit C attached hereto;

                           (iv) a Monthly Power Marketing Performance Tracking Report for each Project Company substantially in the form of Exhibit D attached hereto;

                           (v) a Monthly Power Marketing Report for each Project Company substantially in the form of Exhibit E attached hereto;

                           (vi) copies of all invoices for the month immediately preceding such month delivered by, the provider(s) of services under the O&M Agreements for the Big Cajun Project Company, the Sterlington Project Company and the Bayou Cove Project Company;

                           (vii) copies of all invoices for the month immediately preceding such month delivered by Indeck Operations, Inc. with respect to the Indeck OMA; and

                           (viii) copies of all invoices for the preceding month delivered under the Energy Marketing Services Agreement.

                  (e) promptly upon receipt by the applicable Project Company, any statement or documentation relating to the calculation of bonus or penalty of, and any notice of amendment or modification to the methodology for such calculation, delivered by the provider(s) of services under the O&M Agreements for the Big Cajun Project Company, the Sterlington Project Company or the Bayou Cove Project Company.

         2.4 Inspection of Books and Records. The Issuer shall keep proper books of accounts and records in accordance with GAAP and in compliance in all material respects with all applicable Legal Requirements and make the same available for inspection by the Controlling Party.

         2.5 Compliance with Laws. The Issuer shall comply with all applicable Legal Requirements, except where non-compliance could not reasonably be expected to have an Issuer Material Adverse Effect.

         2.6 Existence, Conduct of Business, etc. The Issuer shall (a) maintain and preserve (i) its existence as a limited liability company formed under the laws of the State of Delaware (other than as permitted by Section 9.01 of the Indenture), and (ii) all rights, privileges and franchises necessary or desirable in the normal conduct of its business, (b) perform all of its contractual obligations under the Financing Documents and (c) engage only in the businesses (i) contemplated by the Financing Documents as represented in Section 2.1(o)(ii)(C) of the Insurance and Reimbursement Agreement or (ii) otherwise expressly permitted by the Financing Documents. Without limiting the generality of clause (c) in the preceding sentence, the Issuer shall not (A) enter into any Project Document or any Additional Project Document (other than in connection with activities expressly permitted by the Financing Documents), (B) hold any equity, voting or other interest in any Person, or (C) have any employees.

         2.7      Calculation of Ratios and Other Compliance Calculations.

                  (a) Within 20 days after each Determination Date, the Issuer shall deliver to the Collateral Agent, the Trustee, the Swap Counterparty and XLCA (if XLCA is the Controlling Party) (it being acknowledged that XLCA shall have no obligation to provide any such certificate received by it to any other Person) a certificate in the form of Exhibit F providing the calculation of the Debt Service Coverage Ratio for the Determination Period ending on such Determination Date. If XLCA is the Controlling Party, XLCA shall notify the Issuer of any errors in the calculation of the Debt Service Coverage Ratio within 10 days after receipt of the Issuer's certificate and the Issuer and XLCA shall diligently work to agree on the correction of any such errors. If the Issuer and XLCA are unable to agree on the correction of any such errors within 5 days after notification by XLCA to the Issuer of any such errors, such dispute shall be resolved by the Power and Fuel Market Consultant within 3 days after submission of the dispute to the Power and Fuel Market Consultant. The Issuer shall deliver a corrected certificate to the Collateral Agent and XLCA within 3 days after agreement by the Issuer and XLCA, or resolution by the Power and Fuel Market Consultant, on the correction of any such errors. If XLCA is not the Controlling Party, the certificate originally delivered by the Issuer to the Collateral Agent shall be final and conclusive.

                  (b) Within 20 days after each Determination Date, the Issuer shall deliver to the Collateral Agent, the Trustee, the Swap Counterparty and XLCA (if XLCA is the Controlling Party) (it being acknowledged that XLCA shall have no obligation to provide any such certificate received by it to any other Person) a certificate in the form of Exhibit G with the calculation of the Experience Amount Percentage for each Project Company for the Determination Period ending on such Determination Date. If XLCA is the Controlling Party, XLCA shall notify the Issuer of any errors in the calculation of the Experience Amount Percentage within 10 days after receipt of the Issuer's certificate and the Issuer and XLCA shall diligently work to agree on the correction of any such errors. If the Issuer and XLCA are unable to agree on the correction of any such errors within 5 days after notification by XLCA to the Issuer of any such errors, such dispute shall be resolved by the Power and Fuel Market Consultant within 3 days after submission of the dispute to the Power and Fuel Market Consultant. The Issuer shall deliver a corrected certificate to the Collateral Agent and XLCA within 3 days after agreement by the Issuer and XLCA, or resolution by the Power and Fuel Market Consultant, on the correction of any such errors. If XLCA is not the Controlling Party, the certificate originally delivered by the Issuer tot he Collateral Agent shall be final and conclusive.

                  (c) Within 20 days after each Determination Date, the Issuer shall deliver to the Collateral Agent, the Trustee, the Swap Counterparty and XLCA (if XLCA is the Controlling Party) (it being acknowledged that XLCA shall have no obligation to provide any such certificate received by it to any other Person) a certificate in the form of Exhibit O providing the calculation of the Major Maintenance Reserve Amount for the Determination Period ending on such Determination Date. If XLCA is the Controlling Party, XLCA shall notify the Issuer of any errors in the calculation of the Major Maintenance Reserve Amount within 10 days after receipt of the Issuer's certificate and the Issuer and XLCA shall diligently work to agree on the correction of any such errors. If the Issuer and XLCA are unable to agree on the correction of any such errors within 5 days after notification by XLCA to the Issuer of any such errors, such dispute shall be resolved by the Independent Engineer within 10 days after submission of the dispute to the Independent Engineer. The Issuer shall deliver a corrected certificate to the Collateral Agent and XLCA within 3 days after agreement by the Issuer and XLCA, or resolution by the Independent Engineer, on the correction of any such errors. If XLCA is not the Controlling Party, the certificate originally delivered by the Issuer to the Collateral Agent shall be final and conclusive.

                  (d) Commencing on the third anniversary of the Closing Date, the Issuer may, no more than once in any three year period, request the Independent Engineer to determine, in consultation with the Power and Fuel Market Consultant, whether the Major Maintenance Reserve Account is overfunded or underfunded to provide for the Major Maintenance Payment for all Projects. If the Independent Engineer determines that the Major Maintenance Reserve Account is materially underfunded, the Issuer shall amend the Major Maintenance Reserve Account Funding Guideline attached to the Major Maintenance Reserve Certificate only with respect to the amount of Major Maintenance Reserve Account funding required for each Project per Factored Start, Equivalent Operating Hour or Equivalent Start (as such terms are defined in the Major Maintenance Reserve Account Funding Guideline) on a going forward basis as reasonably determined by the Independent Engineer. If the Independent Engineer determines that the Major Maintenance Reserve Account is overfunded and such over funding is greater than $500,000 as of such determination date, such excess amount shall be transferred from the Major Maintenance Reserve Account to the Revenue Account in accordance with the Depositary Agreement.

         2.8      Further Assurances.

                  (a) The Issuer shall preserve the security interests in the Issuer Collateral and shall undertake all actions which are necessary or advisable under applicable law in such manner and in such jurisdictions to (i) perfect and maintain the Collateral Agent's security interest in the Issuer Collateral in full force and effect at all times (including the priority thereof) and (ii) preserve and protect the Issuer Collateral and protect and enforce the Issuer's rights and title and the rights of the Collateral Agent to the Issuer Collateral, including the preparation, making or delivery of all filings and recordations, the payment of fees and other charges and the issuance of supplemental documentation.

                  (b) The Issuer shall perform such reasonable acts as may be necessary to carry out the intent of this Agreement and the other Financing Documents.

                  (c) The Issuer shall cause its equity interests to be "certificated securities" as defined in Article 8 of the UCC and include in its limited liability company agreement language (consistent with Section 8-103(c) of the UCC) to the effect that such equity interests are "securities" (as such term is defined in Article 8 of the UCC) governed by Article 8 of the UCC.

         2.9 Taxes. The Issuer shall pay and discharge promptly when due all material Taxes and governmental charges imposed upon it or upon its income or profits or in respect of its property, in each case before the same shall become delinquent or in default and before penalties accrue thereon, unless and to the extent the same are being contested in good faith by appropriate proceedings and adequate reserves with respect thereto shall, to the extent required by GAAP, have been set aside, and failure to pay or comply with the contested item could not reasonably be expected to have an Issuer Material Adverse Effect.

         2.10 Notice of Redemption. The Issuer shall give notice to XLCA of any redemption for any reason of any Bonds no later than the time a redemption notice in respect of the redemption of such Bonds is given by the Issuer or the Trustee in accordance with the Indenture.

         2.11 Swap Agreement. The Issuer shall at all times be a party to an interest rate swap agreement in respect of the Series A Bonds on the same or similar terms (with adjustments to the aggregate notional amount as appropriate) as the Swap Agreement and if for any reason the Issuer is not a party to the Swap Agreement or if the Swap Agreement terminates, the Issuer shall ensure that it is party to a Replacement Swap Agreement such that at no time shall the Issuer not be a party to such an interest rate swap agreement, provided, however, that the Issuer's obligations to enter into a Replacement Swap Agreement pursuant to this Section 2.11 shall be expressly conditioned upon XLCA's agreement to provide a financial guaranty to the replacement swap provider on the same or similar terms as the Swap Policy. The Issuer shall be required to apply any amounts received from any replacement swap provider in connection with the Issuer's entry into a Replacement Swap Agreement (a) first, toward the satisfaction of any Swap Breakage Costs due and owing to the original Swap Counterparty under the Swap Agreement, and (b) second, to reimburse XLCA for any payments made under the Swap Policy constituting termination payments in connection with an early termination of the Swap Agreement to the extent not previously reimbursed. The Issuer shall terminate or partially terminate the Swap Agreement, in each case subject to its terms and conditions, such that at no time shall the aggregate notional amount under the Swap Agreement exceed the then outstanding aggregate principal amount of the Series A Bonds.

         2.12     Corporate Services Agreement.

                  (a) The Issuer shall terminate the Corporate Services Agreement pursuant to its terms upon any material default or material breach by NRG Energy thereunder, if XLCA (as long as XLCA is the Controlling Party) so directs.

                  (b) The Issuer agrees that in the event of a termination pursuant to Section 2.12(a), XLCA (if XLCA is the Controlling Party) shall have the right to consent to the selection of a replacement corporate service provider, which consent shall not be unreasonably withheld.

         2.13     Annual Operations Budget; Request for Expenditures.

                  (a) As soon as available and in any event no later than 45 days prior to the end of each fiscal year, the Issuer shall deliver, or cause to be delivered, to the Independent Engineer and XLCA (if XLCA is the Controlling Party) an Annual Operations Budget in the form of Exhibit P. The Independent Engineer shall have 15 days to review the Annual Operations Budget and shall notify the Issuer of any modifications required to be made to any item or amount shown or reflected on such Annual Operations Budget (the "Required Modifications"). If the Issuer disagrees in any respect with the Required Modifications, it shall deliver, within 10 days of receipt of the Required Modifications, to the Independent Engineer a notice setting forth, in reasonable detail, each disputed item or amount and the basis for such disagreement (the "Dispute Notice"). If no Dispute Notice is received by the Independent Engineer, the Annual Operations Budget, as so modified, shall be deemed to be final. If a Dispute Notice is delivered pursuant to this Section 2.13(a), the Issuer and the Independent Engineer, during the 15 days following such delivery, shall use their commercially reasonable efforts to reach agreement on the disputed items or amounts and to finalize the Annual Operations Budget. The Issuer shall deliver the final Annual Operations Budget to the Collateral Agent, the Trustee, the Swap Counterparty, the Independent Engineer and XLCA (it being acknowledged that XLCA shall have no obligation to provide any information provided to it under this Section 2.13(a) to any other Person).

                  (b) As soon as available and in any event no later than 45 days prior to the end of each fiscal year, the Issuer shall deliver, or cause to be delivered, to the Independent Engineer and XLCA (if XLCA is the Controlling Party) the Request For Expenditures in the form of Exhibit Q. The Independent Engineer shall have 15 days to review the Request For Expenditures and shall notify the Issuer of any modifications required to be made to any item or amount shown or reflected on such Request For Expenditures (the "Expenditures Required Modifications"). The Independent Engineer shall review the Request For Expenditures with respect to the Issuer's designation of such Request For Expenditures as a Major Maintenance Operating Expenditure. If the Issuer disagrees in any respect with the Expenditures Required Modifications, it shall deliver, within 10 days of receipt of the Expenditures Required Modifications, to the Independent Engineer a notice setting forth, in reasonable detail, each disputed item or amount and the basis for such disagreement (the "Expenditures Dispute Notice"). If no Dispute Notice is received by the Independent Engineer, the Request For Expenditures, as so modified, shall be deemed to be final. If a Expenditures Dispute Notice is delivered pursuant to this Section 2.13(b), the Issuer and the Independent Engineer, during the 15 days following such delivery, shall use their commercially reasonable efforts to reach agreement on the disputed items or amounts and to finalize the Request For Expenditures. The Issuer shall deliver the final Request For Expenditures to the Collateral Agent, the Trustee, the Swap Counterparty, the Independent Engineer and XLCA (it being acknowledged that XLCA shall have no obligation to provide any information provided to it under this Section 2.13(b) to any other Person).

         2.14 Excluded Project Subsidiary. The Issuer shall maintain at all times its designation as an "Excluded Project Subsidiary" (as such term is defined in the NRG Credit Agreement and the Second Priority Senior Notes Indenture or a similar defined term under any replacement or refinancing thereof).

                                   ARTICLE 3
                 AFFIRMATIVE COVENANTS OF THE PROJECT COMPANIES

                  Each Project Company covenants and agrees that it shall perform the covenants set forth in this Article 3, only with respect to itself and its Project (unless waived in accordance with Section 9.2 of this Agreement). The covenants set forth in this Article 3 that expressly require performance only by a specified Project Company shall be required to be performed only by such Project Company (unless such performance is waived in accordance with Section 9.2 of this Agreement).

         3.1      Use of Proceeds and Revenues.

                  (a) Proceeds. Unless otherwise expressly provided herein or in the Depositary Agreement, each Project Company party to a Project Loan Agreement applied on the Original Closing Date, the proceeds from the sale of the Series A Bonds borrowed from the Issuer pursuant to the Project Loan Agreement to which such Project Company is a party to (i) reimburse NRG Energy for NRG Energy's costs of having constructed and/or acquired the Projects (including interest incurred during construction), (ii) pay the Premium and all additional amounts required to be paid to XLCA pursuant to the Policy and the Insurance and Reimbursement Agreement on the Original Closing Date, (iii) deposit $11,279,588 in a designated account in accordance with Section 4.3.1 of the Original Depositary Agreement, and (iv) pay the transaction fees and costs due on the Original Closing Date in connection with the Transaction to the relevant Persons.

                  (b) Revenues. Each Project Company shall deposit all Project Revenues, Loss Proceeds and any other amounts due to it directly into the applicable Accounts as required pursuant to the Depositary Agreement and the other Financing Documents. Each Project Company shall use its good faith reasonable efforts to cause all Project Revenues, Loss Proceeds and any other amounts due to it to be paid or otherwise delivered by Persons making such payment or delivery directly into the applicable Accounts as required pursuant to the Depositary Agreement and the other Financing Documents.

         3.2      Reporting Requirements.

                  (a) Notice of Material Events. Each Project Company shall promptly, upon acquiring notice or giving notice, as the case may be, or obtaining knowledge thereof, give written notice (together with copies of any underlying notices or other documentation) to the Collateral Agent, the Trustee, the Swap Counterparty and XLCA (if XLCA is the Controlling Party) (it being acknowledged that XLCA shall have no obligation to provide any such written notice received by it to any other Person) of:

                           (i) any action, suit, arbitration, litigation, investigation or other proceeding or any dispute with any Governmental Authority relating to it or its Project

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

         and that involves (A) claims against it or its Project in excess of $1,000,000 or potential claims against it or its Project in excess of $2,000,000 in each case in the aggregate, (B) any injunctive, declaratory or other equitable relief that, if determined adversely to such Project Company, could reasonably be expected to have a Project Material Adverse Effect, (C) revocation, modification, failure to renew or the like of any material Permit or imposition of additional material conditions with respect thereto, or (D) any Lien (other than a Project Company Permitted Lien) related to its Project for taxes due and payable but not paid;

                           (ii) any Project Event of Default or Project Inchoate Default, together with a description of any action being taken or proposed to be taken with respect thereto;

                           (iii) any cancellation or suspension, or receipt of written notice of threatened or potential cancellation or suspension, of any insurance described in Exhibit H;

                           (iv) any matter which has had or, in such Project Company's reasonable judgment, could reasonably be expected to have, a Project Material Adverse Effect;

                           (v) any termination of, or delivery or receipt of written notice of any material default under, any of such Project Company's Major Project Documents;

                           (vi) any written notice received from or given to any party to any of such Project Company's Major Project Documents (A) that an event of force majeure has occurred thereunder or (B) in respect of any claim in connection with an event of force majeure thereunder;

                           (vii) the scheduled or proposed conduct of any of the performance or other tests listed on Exhibit I (the "Completion Tests"), which notice shall be given at least 10 Business Days prior to the date on which such test is scheduled or proposed to occur, and a copy of which notice shall be given to the Independent Engineer;

                           (viii) any (A) fact, circumstance, condition or occurrence at, on or arising from, such Project Company's Site, Improvements or other Mortgaged Property that results in material noncompliance with, or material violation of, any Hazardous Substances Law, (B) Release or threatened Release of Hazardous Substances in, on, under or from or in connection with, such Project Company's Site, Improvements or other Mortgaged Property that has resulted or could reasonably be expected to result in material personal injury, material property damage or a Project Material Adverse Effect, and (C) pending or, to the knowledge of such Project Company, threatened Environmental Claim against it or, to the knowledge of such Project Company, any of its Affiliates, contractors, lessees or any other Persons, arising in connection with the development, construction, ownership, leasing, use, operation or maintenance of its Project, or such Project Company's occupying or conducting operations on or at such Project Company's Site, Improvements or other Mortgaged Property that has resulted or could reasonably be expected to result in material personal injury, material property damage or a Project Material Adverse Effect; and

                           (ix) any Casualty Event or Condemnation Event, or the commencement of proceedings in connection therewith, with respect to its Project involving a probable loss of $5,000,000 or more.

                  Notwithstanding the foregoing, such Project Company shall not be required to give notice of any matter described in this Section 3.2(a) that is described in any Form 10-K, 10-Q or 8-K or other form or document filed by such Project Company or any of its Affiliates with the Securities and Exchange Commission and available on the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system.

                  (b) Additional Documents, Periodic Reports, etc. Each Project Company shall deliver, or cause to be delivered, to the Collateral Agent, the Trustee, the Swap Counterparty and XLCA (if XLCA is the Controlling Party) (it being acknowledged that XLCA shall have no obligation to provide any notices or other information provided to it pursuant to this Section 3.2(b) to any other Person):

                           (i) promptly, but in no event later than 10 Business Days after it has knowledge of the execution and delivery thereof, a copy of each of its material Additional Project Documents;

                           (ii) promptly, but in no event later than 10 Business Days after the effective date thereof, a copy of each material amendment, supplement or other modification to any of its Major Project Documents;

                           (iii) promptly, but in no event later than 10 Business Days after receipt thereof by it, copies of any Permit listed on Part II of the Permit Schedule and any other material Permit related to its Project obtained by it after the date hereof;

                           (iv) with respect to the Bayou Cove Project only, promptly, but in no event later than 10 Business Days after the execution and delivery thereof, a copy of the transfer deed for the transfer of a portion of the Site relating to the Bayou Cove Project pursuant to Section 4.2.2 of the Bayou Cove EPC Agreement (Electric Interconnection Facilities);

                           (v) within 20 days after each Determination Date, an Annual Operations Report substantially in the form of Exhibit J setting forth the information required therein;

                           (vi) within 20 days after each Determination Date, a certificate, substantially in the form of Exhibit K certifying that the insurance requirements set forth in Exhibit H have been implemented and are being complied with in all material respects;

                           (vii) On or before the last Business Day of each month, copies of the invoices for the preceding month issued in connection with any power purchase agreement, tolling agreement or any similar agreement or arrangement with respect to sale of Power, including, without limitation, copies of invoices delivered to Louisiana Generating under the Big Cajun PPA and the Sterlington PPA and to Exelon under the Rockford I Tolling Agreement; and

                           (viii) any other documentation or other information reasonably requested by XLCA (if XLCA is the Controlling Party).

         3.3      Inspection of Books and Records; Access.

                  (a) Each Project Company shall keep proper books of accounts and records in accordance with GAAP and in compliance in all material respects with all applicable Legal Requirements and make the same available for inspection by the Controlling Party.

                  (b) Each Project Company shall permit representatives or agents of XLCA (if XLCA is the Controlling Party) at reasonable times and upon reasonable notice (i) to examine its books, records, accounts and other financial records, (ii) upon reasonable request, to copy and make extracts from the same, (iii) to inspect its Property, Project or Site, and (iv) to discuss its affairs, business, finances and accounts with such Project Company's senior officers.

         3.4      Plans and Specifications; Completion Tests.

                  (a) Plans and Specifications. Each Project Company shall cause a complete set of as-built plans and specifications (and all supplements thereto) related to its Project to be maintained at the corporate office at such Project Company's Site and available for inspection by the Controlling Party and the Independent Engineer; provided that neither the Bayou Cove Project Company nor the Rockford II Project Company shall be required to comply with this covenant until the Completion Date for such Project Company's Project. Without prejudice to the immediately preceding sentence, each of the Bayou Cove Project Company and the Rockford II Project Company shall, not later than 8 months after the Completion Date for its Project, cause an as-built survey to be prepared and delivered to XLCA (if XLCA is the Controlling Party), the Collateral Agent, the Trustee and the Independent Engineer.

                  (b) Completion Tests. Each Project Company shall permit the Controlling Party and the Independent Engineer to witness the Completion Tests in respect of its Project.

         3.5 Compliance with Laws. Each Project Company shall comply with, and shall ensure that its Project is operated in compliance with, and shall make such alterations to its Project as may be required for compliance with, all applicable Legal Requirements, except where non-compliance could not reasonably be expected to have a Project Material Adverse Effect.

         3.6 Existence; Conduct of Business, etc. Each Project Company shall at all times maintain and preserve (a) its existence as a limited liability company and its good standing under the laws of (i) in the case of the Bayou Cove Project Company, the Big Cajun Project Company and the Sterlington Project Company, the State of Delaware, or (ii) in the case of the Rockford I Project Company and the Rockford II Project Company, the State of Illinois (other than as permitted by Section 5.10), (b) its qualification to do business in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business as conducted or proposed to be conducted makes such qualification necessary except to the extent that the failure to do so could not reasonably be expected to have a Project Material Adverse Effect and (c) its other material rights, privileges and franchises necessary or desirable in the normal conduct of its business.

         3.7 Project Documents. Each Project Company shall exercise, preserve and defend all of its rights under its Project Documents, except to the extent failure to so exercise, preserve or defend such rights could not reasonably be expected to have a Project Material Adverse Effect.

         3.8 Permits. Each Project Company shall obtain all Permits required at any time and from time to time in connection with such Project Company's development, construction, ownership, leasing, operation, maintenance or use of its Project, except to the extent the failure to obtain such Permits could not reasonably be expected to have a Project Material Adverse Effect.

         3.9      Further Assurances.

                  (a) Each Project Company shall preserve the security interests granted or purported to be granted under the Collateral Documents to which it is a party and undertake all actions which are necessary or advisable under applicable law in such manner and in such jurisdictions to (i) perfect and maintain the Collateral Agent's valid and perfected security interests in its Project Company Collateral in full force and effect at all times (including the priority thereof), subject to no Liens other than Project Company Permitted Liens and (ii) preserve and protect its Project Company Collateral and protect and enforce its right, title and interest in and to, and the rights of the Collateral Agent in and to, its Project Company Collateral, including the preparation, making or delivery of all filings and recordations, the payment of fees and other charges and the issuance of supplemental documentation.

                  (b) If a Project Company obtains any right, title or interest in, to or under any real property (including leasehold interests) that is material to the development, construction, ownership, leasing, operation, maintenance or use of its Project and that is not covered by the Collateral Documents to which it is a party, it shall (i) collaterally assign such right, title or interest to the Collateral Agent for the benefit of the Secured Parties, (ii) record a supplement to the Mortgage to which it is a party in form and substance reasonably satisfactory to Collateral Agent encumbering such right, title or interest by the Lien of such Mortgage, and (iii) obtain a supplement to the applicable Title Policy insuring the first priority (subject to Project Company Permitted Liens) of such Mortgage over such real property.

                  (c) Each Project Company shall perform such reasonable acts as may be necessary to carry out the intent of this Agreement (including its Guaranty) and the other Financing Documents to which it is a party.

                  (d) Each Project Company shall cause its equity interests to be "certificated securities" as defined in Article 8 of the UCC and include in its limited liability company agreement language (consistent with Section 8-103(c) of the UCC) to the effect that such equity interests are "securities" (as such term is defined in Article 8 of the UCC) governed by Article 8 of the UCC.

         3.10 Maintenance of Insurance. Each Project Company shall maintain or cause to be maintained on its behalf in effect at all times the types of insurance required pursuant to Exhibit H in the amounts and on the terms and conditions specified therein (including paragraph 5 of Exhibit H).

         3.11 Taxes. Each Project Company will pay and discharge promptly when due all material Taxes and governmental charges imposed upon it or upon its income or profits or in respect of its property, in each case before the same shall become delinquent or in default and before penalties accrue thereon, unless and to the extent the same are being contested in good faith by appropriate proceedings and adequate reserves with respect thereto shall, to the extent required by GAAP have been set aside, and failure to pay or comply with the contested item could not reasonably be expected to have a Project Material Adverse Effect.

         3.12     Title; Maintenance of Properties.

                  (a) Title. Each Project Company shall preserve and maintain good and, with respect to real property, marketable and insurable, title to its Project and all of its other assets and good, marketable and insurable fee title to, or as applicable, a valid and subsisting leasehold estate in, its Site and the Improvements and Easements related to its Project, in each case free and clear of all Liens other than Project Company Permitted Liens; provided that the covenant set forth in this Section 3.12 shall not serve to prohibit any disposition of assets expressly permitted under Section 5.4 of this Agreement.

                  (b) Bayou Cove. Specifically, notwithstanding the terms of the Bayou Cove EPC Agreement (Electric Interconnection Facilities), the Bayou Cove Project Company shall preserve and maintain good, marketable and insurable title to its Site and the Improvements and Easements related to its Project, in each case free and clear of all Liens other than its Project Company Permitted Liens; provided that the covenant set forth in this Section 3.12(b) shall not serve to prohibit any disposition of assets expressly permitted under Section
5.4 of this Agreement.

                  (c) Maintenance of Properties. Each Project Company shall maintain in good repair, working order and condition, all of its material properties used or useful in respect of the conduct of its business and from time to time make all appropriate repairs, renewals and replacements thereof, except to the extent that it shall determine in good faith not to maintain, repair, renew or replace such property if such property is no longer useful in the conduct of its business and the failure to do so could not reasonably be expected to have a Project Material Adverse Effect; provided that the covenant set forth in this Section 3.12(c) shall not serve to prohibit any disposition of assets expressly permitted under Section 5.4 of this Agreement.

         3.13 Market Based Rate Authority. To the extent market-based rates are available to similarly situated generators selling Power, Ancillary Services or some combination of the foregoing in the Applicable Markets, each Project Company shall maintain at all times its authority to sell at market-based rates wholesale Power, Ancillary Services and, to the extent permitted as an Exempt Wholesale Generator or under its FERC tariff, Other Energy-Related Products and Services in the Applicable Markets, not subject to any rate caps or mitigation measures other than rate caps and mitigation measures generally applicable to similarly situated generators selling Power, Ancillary Services or some combination of the foregoing in the Applicable Markets.

         3.14     Completion.

                  (a) If the Completion of the Bayou Cove Project shall not have occurred on or prior to the Closing Date, the Bayou Cove Project Company shall take all actions commercially reasonable for the Completion of the Bayou Cove Project to occur as soon as possible thereafter. In addition, the Bayou Cove Project Company shall (i) up to a maximum aggregate cap of $2,000,000, pay any and all Uncovered Warranty Costs that are incurred or identified during any Warranty Period relating to the Bayou Cove Project, (ii) pay any and all indemnity claims made against it arising out of any Bayou Cove Equipment and Construction Contract relating to any actions or events which occurred or failed to occur prior to Completion and (iii) pay any damages owing to any Bayou Cove Contractor under any Bayou Cove Equipment and Construction Contract or any third party claim made against it arising out of any actions or events related to any work performed to achieve Completion under a Bayou Cove Equipment and Construction Contract (the obligations contained in this Section 3.14(a), the "Bayou Cove Completion Obligations").

                  (b) If the Completion of the Rockford II Project shall not have occurred on or prior to the Closing Date, the Rockford II Project Company shall take all actions commercially reasonable for the Completion of the Rockford II Project to occur as soon as possible thereafter. In addition, the Rockford II Project Company shall (i) pay any and all indemnity claims made against it arising out of any Rockford II Equipment and Construction Contract relating to any actions or events which occurred or failed to occur prior to Completion, and (ii) pay any damages owing to any Rockford II Contractor under any Rockford II Equipment and Construction Contract or any third party claim made against it arising out of any actions or events related to any work performed to achieve Completion under a Rockford II Equipment and Construction Contract (the obligations contained in this Section 3.14(b), the "Rockford II Completion Obligations").

                  (c) On or before the third anniversary of the Closing Date, the Rockford II Project Company shall pay in full for, and shall have received all of the Spare Parts. The payment for any Spare Parts shall be in all respects in accordance with Section 4.3.2 of the Depositary Agreement.

         3.15 Operation and Maintenance. Each Project Company shall, or shall cause its Operator to, use, operate and maintain its Project in compliance with Prudent Utility Practices, all Legal Requirements and the terms of its Project Documents.

         3.16 Condemnation Event. If a Condemnation Event occurs or proceedings therefor commence with respect to a Project Company's Project, such Project Company shall (i) diligently pursue all its rights to compensation against the relevant Governmental Authority in respect of such Condemnation Event except where failure to do so could not reasonably be expected to have a Project Material Adverse Effect, and (ii) not, without the written approval of XLCA (if XLCA is the Controlling Party) (which approval shall be in XLCA's absolute discretion), compromise or settle any claim in excess of $5,000,000 against such Governmental

Authority. Each Project Company consents to the participation of the Controlling Party in any condemnation proceedings, and each Project Company shall from time to time deliver to the Controlling Party all documents and instruments requested by it to permit such participation.

         3.17 Sterlington PPA Legal Opinion. The Sterlington Project Company shall deliver a legal opinion to the Secured Parties and the Depositary Agent in respect of the Sterlington PPA within 30 days after its acceptance by FERC and execution by the parties thereto, which legal opinion shall be in form and substance substantially the same as the legal opinions delivered with respect to the other Major Project Documents on the Original Closing Date.

         3.18 Energy Marketing Services Parameters. Each Project Company shall comply, in all material respects with the power marketing, fuel supply and transmission and transportation service parameters set forth in Sections 2.8, 2.9, 3.6 and 9.2.6 of the Addendum to the Energy Marketing Services Agreement to which such Project Company is a party.

         3.19 Unrestricted Subsidiary; Excluded Project Subsidiary. Each of the Bayou Cove Project Company, the Big Cajun Project Company, the Sterlington Project Company, the Rockford I Project Company and the Rockford II Project Company, respectively, shall maintain at all times its designation as an "Excluded Project Subsidiary" (as such term is defined in the NRG Credit Agreement and the Second Priority Senior Notes Indenture or a similar defined term under any replacement or refinancing thereof).

         3.20 Energy Marketing Services Agreements. Each Project Company agrees that if XLCA (as long as XLCA is the Controlling Party), upon Reasonable Cause, so directs, it shall terminate such Project Company's Energy Marketing Services Agreement. Upon the termination of any Energy Marketing Services Agreement, XLCA (if XLCA is the Controlling Party) shall select a new power marketer not affiliated with NRG Energy, provided that if a Power and Fuel Market Consultant is in place, such selection shall be in accordance with the recommendation of the Power and Fuel Market Consultant. Following such selection, the Project Company shall enter into a new Energy Marketing Services Agreement with the new power marketer.

                  For purposes of this Section 3.20, "Reasonable Cause" shall mean (i) the Project Company's performance falls below the annual performance targets set forth in the Monthly Power Marketing Performance Tracking Report for the applicable Determination Period, but only to the extent that such failure to meet such annual performance targets is for reasons other than the Project Company's ability to meet the Guaranteed Heat Rate, (ii) the reasonable determination of the Power and Fuel Market Consultant that the Energy Marketing Services Agreement should be terminated or (iii) a material default by NRG Power Marketing under the Energy Marketing Services Agreement.

                                   ARTICLE 4
                          NEGATIVE COVENANTS OF ISSUER

                  The Issuer covenants and agrees that the Issuer shall perform the covenants set forth in this Article 4 (unless waived in accordance with Section 9.2 of this Agreement).

         4.1 Contingent Liabilities. Except for the consummation of the transactions pursuant to this Agreement and the other Financing Documents, the Issuer shall not become liable as a surety, guarantor, accommodation endorser or otherwise, for or upon the obligation of any other Person; provided, however, that this Section 4.1 shall not be deemed to prohibit the incurrence, creation, assumption or existence of Issuer Permitted Debt or Issuer Permitted Liens.

         4.2 Limitations on Liens. The Issuer shall not create, assume or suffer to exist any Lien securing a charge or obligation on any Issuer Collateral, real or personal, whether now owned or hereafter acquired, except Issuer Permitted Liens.

         4.3      Indebtedness.

                  (a) The Issuer shall not incur, create, assume or permit to exist any Debt, except Issuer Permitted Debt.

                  (b) Notwithstanding anything to the contrary in Section 4.3(a), and in addition to the requirements set forth in Section 3.02 of the Indenture, Additional Bonds shall not be authenticated, delivered or issued under the Indenture and no Debt shall be incurred by or on behalf of the Issuer in respect of any Additional Bonds unless (i) no Issuer Event of Default or Issuer Inchoate Default has occurred and is continuing or would occur as a result of such authentication, delivery, issuance or incurrence, (ii) each of Moody's and S&P has confirmed in writing that such authentication, delivery, issuance or incurrence will not result in downgrade of (x) the ratings for the Series A Bonds (after giving effect to the Policy) below Aaa by Moody's and AAA by S&P, and (y) the Shadow Ratings for the Series A Bonds below Baa3 by Moody's and BBB- by S&P, and (iii) XLCA shall have agreed, in its absolute discretion, to the issuance of the Additional Bonds and to unconditionally and irrevocably guaranty the scheduled payments of principal of and interest on such Additional Bonds in the same manner and to the same extent as scheduled payments of principal of and interest on the Series A Bonds are guaranteed under the Policy. The Trustee shall execute such documents and take such other actions as reasonably requested by, and at the expense of, the Issuer to effect and evidence the issuance of Additional Bonds pursuant to Section 3.02 of the Indenture.

         4.4 Sale of Assets. The Issuer shall not sell, lease (as lessor), assign, transfer or otherwise dispose of any of its material properties or assets, whether now owned or hereafter acquired (other than in accordance with Section 9.01 of the Indenture); provided that this Section 4.4 shall not be deemed to prohibit the grant, creation or assumption of Issuer Permitted Liens. The Issuer shall not sell, assign, transfer or otherwise dispose of any Project Loan Note without XLCA's consent (so long as XLCA is the Controlling Party) other than pursuant to, and in connection with, a Permitted Peaker Buyout.

         4.5      Distributions.

                  (a) The Issuer shall not directly or indirectly (i) make or declare any distribution (in cash, property or obligation) on, or make any other payment on account of, any equity interest in the Issuer, (ii) make any payment in respect of Subordinated Debt or (iii) make any other payment from the Distribution Account (whether to a Project Company, any Affiliate of the Issuer or any Project Company or any other Person) (each such distribution or payment, a "Restricted Payment") unless:

                           (i) no Issuer Event of Default, Issuer Inchoate Default or Project Event of Default pursuant to Section 7.2(n) of this Agreement (Interconnection Solution) has occurred and is continuing and such Restricted Payment will not result in an Issuer Event of Default or an Issuer Inchoate Default;

                           (ii) the Equity Documents are in full force and effect, including Section 2.1 of the Parent Agreement and no NRG Event of Default has occurred pursuant to Section 12.1 of the Parent Agreement;

                           (iii) subject to any reduction in the amount of the Restricted Payment in accordance with Section 4.5(b) of this Agreement, the amount of such Restricted Payment is limited to, and such Restricted Payment is made from, Account Funds in the Distribution Account in accordance with Section 4.6 of the Depositary Agreement;

                           (iv)     the Restricted Payment is made on a
         Restricted Payment Date;

                           (v) as of the Determination Date immediately prior to such Restricted Payment Date, the Distribution Test shall have been met;

                           (vi) as of the Restricted Payment Date, (A) the Available Debt Service Reserve Funds equal or exceed the Debt Service Reserve Amount as of such date and (B) the Available Major Maintenance Reserve Funds equal or exceed the Major Maintenance Reserve Amount as of such date; and

                           (vii)    the Issuer shall have delivered to
         Collateral Agent, the Trustee, the Swap Counterparty and XLCA, at least 5 Business Days prior to the proposed Restricted Payment Date, a certificate dated as of the proposed Restricted Payment Date and duly executed by a Responsible Officer of the Issuer, certifying, in such Responsible Officer's capacity as an officer of the Issuer, to the effect that, to the best of such Responsible Officer's knowledge, each of the foregoing conditions and the other applicable conditions of this
         Section 4.5 shall have been satisfied as of such date and XLCA (if XLCA is the Controlling Party), acting in its absolute discretion, shall have confirmed in writing to the Collateral Agent XLCA's agreement with such certificate (provided that failure by XLCA to make such confirmation prior to the proposed Restricted Payment Date shall be deemed to be such confirmation).

                  (b) If there shall have occurred and be continuing a Project Event of Default or an Inchoate Project Block Condition in respect of any Project Company, the Issuer shall reduce the Restricted Payment to be made by it pursuant to Section 4.5(a) of this Agreement by an amount equal to the Project Company Blocked Amount for such Project Company. Subject to Section 4.5(d), if such Project Company Blocked Amount in the Distribution Account is not disbursed within 30 days after an Annual Scheduled Payment Date, the Collateral Agent shall direct the Depositary Agent to promptly transfer such Project Company Blocked Amount to the Revenue Account to be applied in accordance with the Depositary Agreement in the same manner as Account Funds in the Distribution Account that are not disbursed in accordance with Section 4.6.2 of the Depositary Agreement by the 30th day following an Annual Scheduled Payment Date.

                  (c) Notwithstanding anything to the contrary in Section 4.5(a), if the Issuer is not permitted to make a Restricted Payment pursuant to
Section 4.5(a) on any Initial Restricted Payment Date solely because of an Inchoate Block Condition:

                           (i) the amount of the Restricted Payment that the Issuer would have been permitted to make pursuant to Section 4.5(a) had no such Inchoate Block Condition been continuing on such Initial Restricted Payment Date (the "Blocked Restricted Payment Amount") shall not be transferred from the Distribution Account to the Revenue Account until the earlier of the end of the Subsequent Restricted Payment Period and the occurrence of an Issuer Event of Default (at which time the Blocked Restricted Payment Amount or any part thereof not previously applied as permitted by Section 4.5(c)(ii) shall be deemed to be Account Funds in the Distribution Account not disbursed within 30 days after an Annual Scheduled Payment Date and, accordingly, the Collateral Agent shall direct the Depositary Agent to promptly transfer the Blocked Restricted Payment Amount or such part thereof to the Revenue Account to be applied in accordance with the Depositary Agreement in the same manner as Account Funds in the Distribution Account that are not disbursed in accordance with Section 4.6.2 of the Depositary Agreement by the 30th day following an Annual Scheduled Payment Date); and

                           (ii)     prior to the end of the Subsequent
         Restricted Payment Period, and only if such Inchoate Block Condition shall have been cured by, or on behalf of, the Issuer or shall have been waived by the Controlling Party prior to maturing into or becoming an Issuer Event of Default, the Issuer may use the Blocked Restricted Payment Amount to make a Restricted Payment; provided that the conditions set forth in Section 4.5(a)(i) through (v) are satisfied (the date upon which such payment is made, the "Subsequent Restricted Payment Date").

                  (d) Notwithstanding anything to the contrary in Section 4.5(b), if the Issuer is not permitted to make a Restricted Payment pursuant to
Section 4.5(b) on any Initial Restricted Payment Date solely because of an Inchoate Project Block Condition:

                           (i) the Project Company Blocked Amount shall not be transferred from the Distribution Account to the Revenue Account until the earlier of the end of the Subsequent Project Restricted Payment Period and the occurrence of a Project Event of Default (at which time the Project Company Blocked Amount or any part thereof not previously applied as permitted by Section 4.5(d)(ii) shall be deemed to be Account Funds in the Distribution Account not disbursed within 30 days after an Annual Scheduled Payment Date and, accordingly, the Collateral Agent shall direct the Depositary Agent to promptly transfer the Project Company Blocked Amount or such part thereof to the Revenue Account to be applied in accordance with the Depositary Agreement in the same manner as Account Funds in the Distribution Account that are not disbursed in accordance with Section 4.6.2 of the Depositary Agreement by the 30th day following an Annual Scheduled Payment Date); and

                           (ii) prior to the end of the Subsequent Project Restricted Payment Period, and only if such Inchoate Project Block Condition shall have been cured by, or on behalf of, the relevant Project Company or shall have been waived by the Controlling

         Party prior to maturing into or becoming a Project Event of Default, the Issuer may use the Project Company Blocked Amount to make a Restricted Payment; provided that the conditions set forth in Section 4.5(a)(i) through (v) are satisfied (the date upon which such payment is made, the "Subsequent Project Restricted Payment Date").

         (e) Even if all of the conditions set forth in Section 4.5(a) or 4.5(b) of this Agreement have not been satisfied as of a proposed Restricted Payment Date, the Issuer may make a Disbursement Request to make distributions to its direct equity owners from the Distribution Account (such distributions, the "Tax Distributions") equal to the currently due and payable aggregate Federal, state or local income tax liability of NRG Energy (or its successor for tax purposes) in respect of items of taxable income, gain, loss, deduction and credit arising from the operations of the Issuer and the Project Companies (together, the "Tax Group" and such liability, the "Tax Group Liability"), which amount for each taxing jurisdiction shall be assumed to equal the product of (i) the net taxable income of the Tax Group for applicable Federal, state or local income tax purposes during the relevant tax period multiplied by (ii) the highest marginal Federal, state or local income tax rate at the time actually applicable to the relevant taxpayer for such period in the applicable jurisdiction with respect to such income; provided that such Tax Group Liability
(A) shall be reduced by any taxes that are actually paid by the Issuer or the Project Companies to the relevant taxing authorities and (B) shall be calculated by excluding the items of taxable income, gain, loss, deduction and credit arising from the operations of any entities not included in the Tax Group (such as any income of NRG Energy not derived from the operations of the Tax Group) and by assuming that all of the tax attributes and benefits attributable to the operations of the Tax Group (including, without limitation, deductions, credits, refunds, carryovers and carrybacks) shall be applied solely with respect to the taxable income of the members of the Tax Group; provided, however, that tax attributes of one member of the Tax Group shall not be deemed to offset the income of another member of the Tax Group in a taxing jurisdiction if, under applicable law in such jurisdiction, such attributes of the first member are not in fact permitted to offset such income of the second member; and provided, further, that no Tax Distribution pursuant to this Section 4.5(e) shall be permitted if an Issuer Event of Default or Issuer Inchoate Default has occurred and is continuing or would result from such Tax Distributions. In the event that
(w) any Tax Distribution exceeds (as reasonably determined by the Issuer or NRG Energy) the amount of the actual Tax Group Liability in respect of the relevant tax period, or (x) any entity that is not a member of the Tax Group receives a refund of taxes from a Federal, state or local taxing authority that is attributable (as reasonably determined by the Issuer or NRG Energy) in whole or in part to a prior Tax Distribution, then either (y) the recipient of the relevant Tax Distribution shall promptly return such excessive Tax Distribution or tax refund to the Issuer or (z) future Tax Distributions that would have otherwise been permitted under the preceding sentence of this Section 4.5(e) shall be reduced by the amount of such excess or refund; provided that Issuer or NRG Energy shall promptly make the determination described in (x) above and, after making such determination, shall provide to XLCA a calculation supporting such determination.

         (f) Notwithstanding anything to the contrary in Section 4.5(e), if the Issuer is not permitted to make a Tax Distribution pursuant to Section 4.5(e) solely because there shall be continuing an Issuer Inchoate Default:

                           (i) the amount of the Tax Distribution that the Issuer would have been permitted to make pursuant to Section 4.5(e) had no such Issuer Inchoate Default been continuing (the "Tax Distribution Amount") shall not be transferred from the Distribution Account to the Revenue Account until the earlier of the end of the Subsequent Tax Payment Period and the occurrence of an Issuer Event of Default (at which time the Tax Distribution Amount or any part thereof not previously applied as permitted by Section 4.5(f)(ii) shall be deemed to be Account Funds in the Distribution Account not disbursed within 30 days after an Annual Scheduled Payment Date and, accordingly, the Collateral Agent shall direct the Depositary Agent to promptly transfer the Tax Distribution Amount or such part thereof to the Revenue Account to be applied in accordance with the Depositary Agreement in the same manner as Account Funds in the Distribution Account that are not disbursed in accordance with Section 4.6.2 of the Depositary Agreement by the 30th day following an Annual Scheduled Payment Date); and

                           (ii) prior to the end of the Subsequent Tax Payment Period, and only if such Issuer Inchoate Default shall have been cured by, or on behalf of, the Issuer or shall have been waived by the Controlling Party prior to maturing into or becoming an Issuer Event of Default, the Issuer may use the Tax Distribution Amount to make a Tax Distribution in the amount set forth, and in the manner contemplated, in Section 4.5(e).

                  (g) Notwithstanding anything to the contrary herein or in any other Financing Document, neither (i) Excluded Revenues nor (ii) amounts payable to, or permitted to be disbursed to, NRG Energy pursuant to the Depositary Agreement (other than those disbursed from the Distribution Account) shall constitute Restricted Payments subject to this Section 4.5 and such Excluded Revenues and amounts shall be permitted to be disbursed to NRG Energy or any Affiliate thereof without regard for the conditions set forth in this
Section 4.5.

         4.6 Investments. The Issuer shall not make any investments (whether by purchase of stocks, bonds, notes or other securities, loan, extension of credit, advance or otherwise) other than (a) Permitted Investments made pursuant to Section 5.1 of the Depositary Agreement, and (b) the investments provided for in the Financing Documents.

         4.7 Transactions with Affiliates. The Issuer shall not enter into any transaction or agreement (or any transaction under or pursuant to any transaction or agreement) with any of its Affiliates other than (a) transactions provided for in or expressly permitted by the Financing Documents, (b) transactions or agreements certified by a Responsible Officer of the Issuer, in such Responsible Officer's capacity as an officer of the Issuer, as having terms that are not materially less favorable than the terms the Issuer would obtain in an arm's-length transaction with a person that is not an Affiliate or (c) transactions or agreements between or among only the Issuer and/or the Project Companies not otherwise prohibited by the terms of any Financing Document.

         4.8 ERISA. The Issuer shall not establish, maintain, contribute to or become obligated to contribute to any ERISA Plan.

         4.9      Liquidation; Amendment of Organizational Documents.

                  (a) The Issuer shall not liquidate or dissolve itself (or suffer any liquidation or dissolution) or amend its organizational documents in any material respect (except, in respect of such amendment of its organizational documents, (i) as required to comply with the "special purpose entity" requirements or similar criteria of any Rating Agency or (ii) in connection with a Permitted Change of Control).

                  (b) Section 9.01 of the Indenture shall govern the Issuer's rights in respect of the transactions expressly referred to in such
Section 9.01 (and reference is made herein to Section 9.01(4) of the Indenture and the right of XLCA (if XLCA is the Controlling Party) (at any time when there is no Insurer Default) to consent, in its absolute discretion, to any transaction referred to therein prior to its consummation). Upon any consolidation of the Issuer with, or merger of the Issuer into, any other Person in accordance with Section 9.01 of the Indenture, the successor Person formed by such consolidation or into which the Issuer is merged or to which any conveyance, transfer or lease is made in accordance with Section 9.01 of the Indenture shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Agreement and the other Financing Documents with the same effect as if such successor Person had been named as the Issuer in this Agreement and the other Financing Documents, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under the Financing Documents.

         4.10 Accounts. The Issuer shall not maintain, establish or use any bank, deposit or securities accounts other than the Accounts.

         4.11 Name and Location; Fiscal Year. The Issuer shall not (a) change its name, the location of its principal place of business, the location of the Issuer Collateral, its jurisdiction of organization or its organizational identification number without notice to the Collateral Agent at least 30 days prior to such change, or (b) for so long as XLCA is the Controlling Party, change its fiscal year without XLCA's prior written consent.

         4.12 Assignment. The Issuer shall not assign its rights or obligations hereunder or under any other Financing Documents, except as expressly permitted under this Agreement.

         4.13 No SEC Registration. The Issuer shall not, and shall not permit any Person acting on its behalf to, subject the offering, issuance or sale of the Series A Bonds to Section 5 of the Securities Act.

         4.14 Annual Operations Budget. For any month, (a) the cumulative year-to-date amount of the O&M Expenses, other than the Major Maintenance Payment, made by the Issuer in conjunction with the Project Companies for such month shall not exceed the amount set forth for the O&M Expenses in the Annual Operations Budget from the beginning of the year up to such month by more than 110% and (b) the cumulative year-to-date amount of the Major Maintenance Payment made by the Issuer in conjunction with the Project Companies for such month shall not exceed the amount set forth for the Major Maintenance Payment in the Annual Operations Budget from the beginning of the year up to such month by more than 105%, without XLCA's prior written consent (if XLCA is the Controlling Party) (which consent shall not be unreasonably withheld by XLCA), or in case XLCA is not the Controlling Party, if such deviation from the Annual Operations Budget could reasonably be expected to have an Issuer Material Adverse Effect.

         4.15 Corporate Services Agreement. The Issuer shall not (a) enter into any agreement replacing the existing Corporate Service Agreement without the prior written consent of XLCA, (if XLCA is the Controlling Party), which consent shall not be unreasonably withheld or (b) materially amend, modify or supplement or permit or consent to the material amendment, modification or supplement of, any provision of the Corporate Service Agreement without the prior written consent of XLCA (if XLCA is the Controlling Party), which consent shall not be unreasonable withheld.

                                   ARTICLE 5
                     NEGATIVE COVENANTS OF PROJECT COMPANIES

                  Each Project Company covenants and agrees that it shall perform the covenants set forth in this Article 5, only with respect to itself and its Project (unless waived in accordance with Section 9.2 of this Agreement). The covenants set forth in this Article 5 that expressly require performance only by a specified Project Company shall be required to be performed only by such Project Company (unless such performance is waived in accordance with Section 9.2 of this Agreement).

         5.1 Contingent Liabilities. Except for the consummation of the transactions pursuant to this Agreement and the other Financing Documents, such Project Company shall not become liable as a surety, guarantor, accommodation endorser or otherwise, for or upon the obligation of any other Person; provided, however, that this Section 5.1 shall not be deemed to prohibit the incurrence, creation, assumption or existence of Project Company Permitted Debt or Project Company Permitted Liens.

         5.2 Liens. Such Project Company shall not create, assume or suffer to exist any Lien securing a charge or obligation on any of its Project Company Collateral, whether now owned or hereafter acquired, except Project Company Permitted Liens.

         5.3 Indebtedness. Such Project Company shall not incur, create, assume or permit to exist any Debt, except Project Company Permitted Debt.

         5.4 Asset Dispositions. Such Project Company shall not sell, lease (as lessor), license (as licensor), assign, pledge, transfer or otherwise dispose of any of its assets (including any Project Company Collateral), whether now owned or hereafter acquired without XLCA's prior written consent (if XLCA is the Controlling Party), other than (a) sales of goods, products and/or services in the ordinary course of business as contemplated by its Project Documents, (b) sales of assets that are replaced with substantially similar assets, (c) sales for fair market value of worn out or obsolete assets, or of surplus assets or land, that are not useful or necessary in connection with the development, construction, ownership, leasing, operation, maintenance or use of its Project, in an aggregate amount (over the entire term of this Agreement) not to exceed $10,000,000 (provided that such aggregate amount shall be increased from time to time by reference to the United States Department of Labor Consumer Price Index), (d) sales or transfers of assets required by the terms of its Project Documents (provided that the Bayou Cove Project Company shall not be permitted to transfer the entire Site of the Bayou Cove Project pursuant to the Bayou Cove EPC Agreement (Interconnection Facilities)), or (e) in connection with a Permitted Peaker Buyout, provided that this Section 5.4 shall not be deemed to prohibit the grant or creation of any Project Company Permitted Liens. If a Project Company is permitted to dispose of assets pursuant to this Section 5.4, as certified to the Collateral Agent by a Responsible Officer of such Project Company, in such Responsible Officer's capacity as an Officer of such Project Company, the Collateral Agent shall then take all actions reasonably requested by such Project Company in writing in order to release or subordinate the Liens of the Collateral Agent on such assets (including the execution of UCC-3 termination statements and deeds of reconveyance).

         5.5 Business Activities. Such Project Company shall not engage in any activities other than (a) the development, ownership, leasing, construction, operation, maintenance and use of its Project as contemplated by the Operative Documents, (b) other activities expressly permitted by the Financing Documents, and (c) activities reasonably incidental thereto. Such Project Company shall not make any alterations, modifications, renovations or improvements to its Project other than those that (i) are required to comply with Legal Requirements or (ii) are in accordance with Prudent Utility Practices.

         5.6      Subsidiaries, etc.; Investments.

                  (a) Subsidiaries, etc. Such Project Company shall not (a) create or acquire any Subsidiary, (b) become a general or limited partner in any partnership or a member in any limited liability company, (c) become a joint venturer in any joint venture, or (d) create or hold any equity interests in any other Person.

                  (b) Investments. Such Project Company shall not make any investments (whether by purchase of stocks, bonds, notes or other securities, loan, extension of credit, advance or otherwise) other than (i) Permitted Investments in accordance with Article V of the Depositary Agreement and (ii) other investments expressly permitted in the Financing Documents.

         5.7 Distributions. Such Project Company shall not directly or indirectly (a) make or declare any distribution (in cash, property or obligation) on, or make any other payment on account of, any equity interest in Project Company, (b) make any payment in respect of Subordinated Debt, or (c) make any other payment from the Distribution Account (whether to a Project Company, any Affiliate of the Issuer or any Project Company or any other Person) other than distributions or payments from the Distribution Account in accordance with Section 4.6.2 of the Depositary Agreement and Section 4.5 of this Agreement.

         5.8 Transactions with Affiliates. Such Project Company shall not enter into any transaction or agreement with any of its Affiliates, other than
(a) transactions provided for in or expressly permitted by the Operative Documents, (b) transactions or agreements between or among only the Issuer and/or the other Project Companies not otherwise prohibited by the terms of any Financing Document, or (c) transactions or agreements certified to the Controlling Party by a Responsible Officer of such Project Company, in such Responsible Officer's capacity as an officer of such Project Company, as having terms that are not materially less favorable to such Project Company than the terms such Project Company would obtain in an arm's-length transaction with a Person that is not its Affiliate; provided that, in respect of each transaction or agreement permitted pursuant to paragraph (c) of this Section 5.8, Project Company shall perform its obligations and exercise its rights under any such transaction or agreement as if such transaction or agreement was an arm's-length transaction with a Person that is not its Affiliate.

         5.9 ERISA. Such Project Company shall not establish, maintain, contribute to or become obligated to contribute to any ERISA Plan.

         5.10 Merger or Consolidation; Liquidation; Amendment of Organizational Documents.

                  (a) Such Project Company shall not consolidate with or merge into any other Person or permit any Person to consolidate with or merge into such Project Company or convey, transfer or lease its properties and assets substantially as an entirety to such Project Company, unless:

                           (i) immediately after giving effect to such transaction, no Project Company Event of Default or Project Inchoate Default with respect to such Project Company shall have occurred and be continuing;

                           (ii) if, as a result of any such consolidation, merger or conveyance, transfer or lease, properties or assets of such Project Company other than the Collateral would become subject to a mortgage, pledge, lien, security interest or other encumbrance that would not be permitted by this Agreement, such Project Company or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Bonds of each series equally and ratably with (or prior to) all indebtedness secured thereby;

                           (iii) such Project Company has delivered to the Trustee, with a copy to XLCA, an Officer's Certificate (as such term is defined in the Indenture) and an Opinion of Counsel (as such term is defined in the Indenture), each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with Article Nine of the Indenture and that all conditions precedent in this Agreement and the Indenture provided for relating to such transaction have been complied with; and

                           (iv) at any time when XLCA is the Controlling Party, XLCA consents in writing, in its absolute discretion, to such transaction prior to the consummation thereof.

                  (b) Upon any consolidation of such Project Company with, or merger of the Project Company into, any other Person in accordance with
Section 5.10(a), the successor Person formed by such consolidation or into which such Project Company is merged shall succeed to, and be substituted for, and may exercise every right and power of, such Project Company under this Agreement and the other Financing Documents with the same effect as if such successor Person had been named as such Project Company in this Agreement and the other Financing

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Documents, and thereafter the predecessor Person shall be relieved of all obligations and covenants under the Financing Documents.

                  (c) Such Project Company shall not liquidate or dissolve itself (or suffer any liquidation or dissolution) or amend its organizational documents in any material respect (except, in respect of such amendment of its organizational documents, (i) as required to comply with the "special purpose entity" requirements or similar criteria of any Rating Agency and (ii) in connection with a Permitted Change of Control).

                  (d) Nothing in this Section 5.10 shall be deemed to prohibit any Permitted Peaker Buyout or Permitted Change of Control.

         5.11     Amendments to Project Documents; New Project Documents.

                  (a) Such Project Company shall not terminate, assign its rights under, amend, modify, supplement or waive, or permit or consent to the termination, amendment, modification, supplement or waiver of, any provision of, or give any consent under (any such action, a "Project Document Action") (i) Sections 2.8, 2.9, 3.6 or 9.2.6 of the Addendum to the Energy Marketing Services Agreement to which such Project Company is a party or any requirement under such Energy Marketing Services Agreement that such Project Company or NRG Power Marketing comply with the sections specified above (x) if XLCA is the Controlling Party, without the written consent of XLCA (which consent shall be given or withheld in XLCA's absolute discretion), or (y) if XLCA is not the Controlling Party, if such Project Document Action could reasonably be expected to have a Project Material Adverse Effect, and (ii) any of its other Major Project Documents if such Project Document Action could reasonably be expected to have a Project Material Adverse Effect.

                  (b) Such Project Company shall not materially amend, modify or supplement or permit or consent to the material amendment, modification or supplement of, any provision of any Major Project Document and the Corporate Services Agreement, without the prior written consent of XLCA (if XLCA is the Controlling Party) (which consent shall not be unreasonable withheld by XLCA).

                  (c) Such Project Company shall not enter into any agreement replacing any of the existing Corporate Services Agreement, Energy Marketing Services Agreement, or O&M Agreement (i) if XLCA is the Controlling Party, without the prior written consent of XLCA (which consent shall not be unreasonably withheld) or (ii) if XLCA is not the Controlling Party, if entering into such agreement could reasonably be expected to have a Project Material Adverse Effect.

         5.12 Accounts. Project Company shall not maintain, establish or use any bank, deposit or securities accounts other than the Accounts.

         5.13     Name and Location; Fiscal Year. Such Project Company shall not
(a) change its name, the location of its principal place of business, the location of its Project Company Collateral, its jurisdiction of organization or its organizational identification number without notice to the Collateral Agent at least 30 days prior to such change or (b) for so long as XLCA is the Controlling Party, change its fiscal year without XLCA's written consent.

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

         5.14 Assignment. Such Project Company shall not assign its rights or obligations hereunder or under any of the other Financing Documents to which it is a party, except as expressly permitted under this Agreement.

         5.15 Acquisition of Real Property. Such Project Company shall not acquire or lease any real property or other interest in real property (excluding
(x) the acquisition (but not the exercise) of any options to acquire any such interests in real property and (y) the acquisition of any Easements related thereto) unless: (a) it shall have delivered to the Collateral Agent (i) an environmental indemnity agreement, in form and substance reasonably satisfactory to XLCA (or if XLCA shall not be the Controlling Party, an independent environmental consultant) on which the Collateral Agent may rely, pursuant to which, among other things, an indemnitor reasonably satisfactory to XLCA (or if XLCA shall not be the Controlling Party, an independent environmental consultant)) indemnifies the Issuer, such Project Company and the Secured Parties from any and all claims, losses, diminutions in value of such real property, damages or other liabilities related to or arising from Hazardous Substances then in, on or under such real property or otherwise caused by or attributable to such indemnitor; or (ii) an environmental insurance policy, in form and substance, and from an insurance carrier, reasonably satisfactory to XLCA (or, if XLCA is not the Controlling Party, an independent environmental consultant), which provides the same protection as described for the environmental indemnity agreement above or (b) (i) it shall have delivered to the Collateral Agent a Phase I environmental report prepared by an environmental consultant reasonably satisfactory to XLCA (or if XLCA shall not be the Controlling Party, an independent environmental consultant) on which the Collateral Agent may rely with respect to such real property in accordance with ASTM standards, (along with a corresponding reliance letter from the environmental consultant in form and substance reasonably satisfactory to XLCA (or if XLCA shall not be the Controlling Party, an independent environmental consultant)), stating that there is no evidence of a Release or threatened Release that could reasonably be expected to result in a future Release of any Hazardous Substance in, on, under or at such real property and that no additional investigation (including a Phase II environmental assessment) is recommended, and (ii) if evidence was found of a Release or threatened Release that could reasonably be expected to result in a future Release of any Hazardous Substance in, on, under or at such real property or an additional investigation (including a Phase II environmental assessment) is recommended in such Phase I environmental report, it shall have delivered to the Collateral Agent a Phase II environmental report (or other recommended investigation) with respect to such real property, pursuant to a scope of work reasonably satisfactory to XLCA (or if XLCA shall not be the Controlling Party, an independent environmental consultant) (along with a corresponding reliance letter from the environmental consultant in form and substance reasonably satisfactory to XLCA (or if XLCA shall not be the Controlling Party, an independent environmental consultant)), confirming, to the reasonable satisfaction of XLCA (or if XLCA shall not be the Controlling Party, an independent environmental consultant)), either (A) that no Release or threatened Release of any Hazardous Substance has occurred in, on, under or at such real property, or (B) if a Release or threatened Release that could reasonably be expected to result in a future Release of any Hazardous Substance has occurred in, on, under or at such real property, that such Release or threatened Release that could reasonably be expected to result in a future Release of any Hazardous Substances either does not trigger any reporting or remediation obligations under Hazardous Substances Law or has been remediated to acceptable levels under Hazardous Substances Law.

         5.16     Additional Project Documents.

                  (a) Such Project Company shall not enter into or become a party to any Additional Project Document to the extent that the execution, delivery or performance of such Additional Project Document could reasonably be expected to have a Project Material Adverse Effect.

                  (b) If such Project Company enters into any Major Project Document, such Project Company shall deliver to the Collateral Agent a Consent from the third party under such Major Project Document in substantially the form of Exhibit 3.1(f)(ii) to the Insurance and Reimbursement Agreement.

                  (c) The Rockford I Project Company and the Rockford II Project Company shall not enter into or become a party to any O&M Agreement without XLCA's prior written consent (If XLCA is the Controlling Party), which consent shall not be unreasonably withheld.

         5.17 Use of Project Site. Such Project Company shall not use, or permit to be used, its Site for any purpose other than as contemplated by the Operative Documents to which it is a party.

         5.18 Hazardous Substances. Such Project Company shall not, and shall not allow any of its Affiliates, contractors or agents, or any other Person with the consent, or under the control of, such Project Company or any of its Affiliates, contractors or agents, to Release any Hazardous Substances in violation of any Hazardous Substances Law or other Legal Requirement if such Release could reasonably be expected to have a Project Material Adverse Effect.

         5.19 Annual Operations Budget. For any month, (a) the cumulative year-to-date amount of the O&M Expenses, other than the Major Maintenance Payment, made by all Project Companies in conjunction with the Issuer for such month shall not exceed the amount set forth for the O&M Expenses in the Annual Operations Budget from the beginning of the year up to such month by more than 110% and (b) the cumulative year-to-date amount of the Major Maintenance Payment made by all Project Companies in conjunction with the Issuer for such month shall not exceed the amount set forth for the Major Maintenance Payment in the Annual Operations Budget from the beginning of the year up to such month by more than 105%, without XLCA's prior written consent (if XLCA is the Controlling Party) (which consent shall not be unreasonably withheld by XLCA), or in case XLCA is not the Controlling Party, if such deviation from the Annual Operations Budget could reasonably be expected to have a Project Material Adverse Effect.

         5.20 Operating Services Budget. All Project Companies shall approve their respective Operating Services Budget under their respective O&M Agreements only in accordance with the Annual Operations Budget and the Financing Documents.

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

                                   ARTICLE 6
                                   GUARANTY

         6.1      Guaranty.

                  (a) Each Project Company, as primary obligor and not merely as surety, absolutely, unconditionally and irrevocably and jointly and severally with each other Project Company guarantees to the Secured Parties the full and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all of the Bond Obligations, the Reimbursement Obligations, the Depositary Obligations and the Swap Obligations of the Issuer under the Financing Documents, together with the payment in full of all fees and expenses incurred by the Collateral Agent or any other Secured Party in enforcing any such Obligations or the terms hereof, including reasonable fees and expenses of its legal counsel and agents (collectively, the "Guaranteed Obligations"), and agrees that if, for any reason, the Issuer shall fail to pay when due any of the Guaranteed Obligations, such Project Company will pay the same forthwith. Each Project Company waives notice of acceptance of its Guaranty and of any obligation to which it applies or may apply under the terms hereof, and waives promptness, diligence, presentment, demand of payment or performance, notice of dishonor or non-payment or non-performance, protest, or notice of protest, of any such obligations, suit or taking other action by any Secured Party against, and giving any notice of default or other notice to, or making any demand on, any party liable thereon (including any Project Company).

                  (b) If, notwithstanding the representation and warranty set forth in Section 2.2(aa) of the Insurance and Reimbursement Agreement or anything to the contrary herein, enforcement of the liability of any Project Company under its Guaranty for the full amount of the Guaranteed Obligations would be an unlawful or voidable transfer under any applicable fraudulent conveyance or fraudulent transfer law or any comparable law, then the liability of such Project Company hereunder shall be reduced to the highest amount for which such liability may then be enforced without giving rise to an unlawful or voidable transfer under any such law.

         6.2 Guaranty Absolute. The Guaranty of each Project Company is a primary obligation of such Project Company and is an absolute, unconditional, continuing and irrevocable guaranty of payment in full in cash of the Guaranteed Obligations and not of collectibility, and is in no way conditioned on or contingent upon any attempt to enforce in whole or in part the Issuer's liabilities and obligations to the Secured Parties. If the Issuer shall fail to pay in full in cash any of the Guaranteed Obligations to any Secured Party as and when they are due, the Project Companies shall forthwith pay such Guaranteed Obligations immediately (in immediately available funds in Dollars) to an account designated by the Collateral Agent. Each failure by the Issuer to pay any Guaranteed Obligation strictly in accordance with the terms of each Financing Document under which such Guaranteed Obligation arises, regardless of any Legal Requirement now or hereafter in effect in any jurisdiction, shall give rise to a separate cause of action herewith, and separate suits may be brought hereunder as each cause of action arises.

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

         6.3 Rights and Obligations Absolute and Unconditional. All rights of the Secured Parties and all obligations of each Project Company in respect of its Guaranty hereunder shall be absolute and unconditional irrespective of:

                  (a) any lack of validity, legality or enforceability of any Financing Document;

                  (b)      the failure of any Secured Party:

                           (i) to assert any claim or demand or to enforce any right or remedy against the Issuer, any Project Company or any other Person (including any other guarantor) under the provisions of any Financing Document or otherwise, or

                           (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any of the Obligations;

                  (c) any change in the time, manner or place of payment of, or in any other term of, any of the Obligations, or any other extension or renewal of any obligation of the Issuer or any Project Company;

                  (d) any reduction, limitation, impairment or termination of any of the Obligations for any reason (other than the written agreement of all of the Secured Parties to terminate the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to, and Project Company hereby waives any right to or claim of, any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any obligation of the Issuer, any Project Company or otherwise, other than Project Company's indefeasible payment in full of the Guaranteed Obligations;

                  (e) any amendment to, rescission, waiver or other modification of, or any consent to departure from, any of the terms of any Financing Document other than its Guaranty;

                  (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other security interest held by any Secured Party securing any of the Obligations;

                  (g) any sale, exchange, release or surrender of, realization upon or other manner or order of dealing with any property by whomsoever pledged or mortgaged to secure or howsoever securing the Obligations or any liabilities or obligations (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof and/or any offset there against;

                  (h) the application of any sums by whomsoever paid or howsoever realized to any obligations and liabilities of the Issuer or any Project Company to the Secured Parties under the Financing Documents in the manner provided therein regardless of what obligations and liabilities remain unpaid;

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

                  (i) any action or failure to act in any manner referred to in this Guaranty which may deprive Project Company of its right to subrogation against the Issuer or any other Project Company to recover full indemnity for any payments or performances made pursuant to its Guaranty or of its right of contribution against any other party; or

                  (j) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Issuer, any Project Company, any surety or any guarantor.

         6.4 Guaranty Continuing. Each Project Company's Guaranty is a continuing Guaranty and all obligations to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. In the event that, notwithstanding the provisions of Section 6.1, any Project Company's Guaranty shall be deemed revocable in accordance with applicable Legal Requirements, then any such revocation shall become effective only upon receipt by the Collateral Agent of written notice of revocation signed by a Responsible Officer of such Project Company. No revocation or termination hereof shall affect in any manner rights arising under any Project Company's Guaranty with respect to Guaranteed Obligations arising prior to receipt by the Collateral Agent of written notice of such revocation or termination.

         6.5 Waivers. Each Project Company hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties or guarantors and agrees not to assert or take advantage of any such rights or remedies, including
(a) any right to require the Collateral Agent or any other Secured Party to proceed against the Issuer, any Project Company or any other Person or to proceed against or exhaust any security held by the Collateral Agent or any other Secured Party at any time or to pursue any other remedy in the Collateral Agent's or any other Secured Party's power before proceeding against such Project Company, (b) any defense that may arise by reason of the incapacity, lack of power or authority, dissolution, merger, termination or disability of the Issuer, any Project Company or any other Person or the failure of the Collateral Agent or any other Secured Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of the Issuer, any Project Company or any other Person, (c) demand, presentment, protest and notice of any kind except as provided herein, including notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Issuer, any Project Company, the Collateral Agent, any other Secured Party, any endorser or creditor of the Issuer, any Project Company or on the part of any other Person under this or any other instrument in connection with any obligation or evidence of indebtedness held by the Collateral Agent or any other Secured Party as collateral or in connection with any Guaranteed Obligation, (d) any defense based upon an election of remedies by the Collateral Agent or any other Secured Party, including an election to proceed by non-judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of any Project Company, the right of any Project Company to proceed against the Issuer or any other Project Company for reimbursement, or both, (e) any defense based on any offset against any amounts which may be owed by any Person to any Project Company for any reason whatsoever, (f) any defense based on any act, failure to act, delay or omission whatsoever on the part of the Issuer or any Project Company or the failure by the Issuer or any Project Company to do any act or thing or to observe or perform any covenant, condition or agreement to be observed or performed by it under the Financing

Documents, (g) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; provided that, upon payment or performance in full of the Guaranteed Obligations, a Project Company's Guaranty shall no longer be of any force or effect, (h) any defense, setoff or counterclaim which may at any time be available to or asserted by the Issuer or any Project Company against the Collateral Agent, any other Secured Party or any other Person under the Financing Documents, (i) any duty on the part of the Collateral Agent or any other Secured Party to disclose to any Project Company any facts the Collateral Agent or any other Secured Party may now or hereafter know about the Issuer or any Project Company, regardless of whether the Collateral Agent or such Secured Party have reason to believe that any such facts materially increase the risk beyond that which any Project Company intends to assume, or have reason to believe that such facts are unknown to any Project Company, or have a reasonable opportunity to communicate such facts to any Project Company, since each Project Company acknowledges that it is fully responsible for being and keeping informed of the financial condition of the Issuer and the Project Companies and of all circumstances bearing on the risk of non-payment or non-performance of any obligations and liabilities hereby guaranteed, (j) any defense based on any change in the time, manner or place of any payment or performance under, or in any other term of, the Financing Documents or any other amendment, renewal, extension, acceleration, compromise or waiver of or any consent or departure from the terms of the Financing Documents, (k) any defense arising because of the Collateral Agent's or any other Secured Party's election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code, and (l) any defense based upon any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code.

         6.6 Acknowledgments. Each Project Company acknowledges that it has been provided with a copy of each of the Financing Documents and has read and is familiar with the provisions of each of the Financing Documents.

         6.7 Subordination. All existing and future indebtedness of, or other obligation owed by, the Issuer or any Project Company to any other Project Company is hereby subordinated to all of the Guaranteed Obligations on the same terms as required in respect of subordinated Debt of the Issuer and the Project Companies pursuant to this Agreement as set forth in Exhibit M to this Agreement.

         6.8 Subrogation. So long as the Financing Documents remain in effect and until all of the Guaranteed Obligations have been paid in full, (a) no Project Company shall have any right of subrogation and each Project Company waives all rights to enforce any remedy which the Secured Parties now have or may hereafter have against the Issuer or any other Project Company, and waives the benefit of, and all rights to participate in, any security now or hereafter held by the Collateral Agent or any other Secured Party from the Issuer or any of the Project Companies, and (b) each Project Company waives any claim, right or remedy which it may now have or hereafter acquire against the Issuer or any other Project Company that arises hereunder and/or from the performance by it hereunder, including any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of the Secured Parties against the Issuer or any Project Company, or any security which the Secured Parties now have or hereafter acquire, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise. Any amount paid to any Project Company on account of any such subrogation rights prior to the indefeasible payment in full in cash of the Obligations (including the Guaranteed Obligations) and the termination of all other obligations of the Secured Parties under the Financing Documents shall be held in trust for the benefit of the Collateral Agent and shall immediately thereafter be paid to the Collateral Agent for the benefit of the Secured Parties.

         6.9      Bankruptcy.

                  (a) So long as the Financing Documents remain in effect and until all of the Obligations have been paid in full, none of the Project Companies shall, without the prior written approval of the Controlling Party, commence, or join with any other Person in commencing, any bankruptcy, reorganization, or insolvency proceeding against the Issuer or any other Project Company. The obligations of each Project Company under its Guaranty shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, reorganization, insolvency, receivership, liquidation or arrangement of the Issuer, NRG Energy or any Project Company, or by any defense which the Issuer or any other Project Company may have by reason of any order, decree or decision of any court or the administrative body resulting from any such proceeding.

                  (b) So long as the Financing Documents remain in effect and until all of the Guaranteed Obligations have been paid in full, to the extent of any Guaranteed Obligation, each Project Company shall file, in any bankruptcy or other proceeding in which the filing of claims is required or permitted by Legal Requirements, all claims which such Project Company may have against the Issuer or any other Project Company related to any indebtedness of the Issuer or any Project Company to such Project Company, and hereby assigns to the Collateral Agent, on behalf of the Secured Parties, all rights of such Guarantor thereunder. If any Project Company fails to file any such claim, the Collateral Agent, as attorney-in-fact for such Project Company, is hereby authorized to do so in the name of such Project Company or, in the Collateral Agent's discretion, to assign the claim to a nominee and to cause proofs of claim to be filed in the name of the Collateral Agent's nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. The Collateral Agent or its nominee shall have the sole right to accept or reject any plan proposed in any such proceeding and to take any other action which a party filing a claim is entitled to take. In all such cases, whether in administration, bankruptcy or otherwise, the person authorized to pay such a claim shall pay the same to the Collateral Agent to the extent of any Guaranteed Obligation which then remain unpaid, and, to the full extent necessary for that purpose, each Project Company hereby assigns to the Collateral Agent all of such Project Company's rights to all such payments or distributions to which such Project Company would otherwise be entitled; provided, however, that such Project Company's obligations hereunder shall not be satisfied except to the extent that the Collateral Agent receives cash by reason of any such payment or distribution. If the Collateral Agent receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty.

         6.10 Interest; Collection Expenses. Any amount required to be paid by any Project Company pursuant to the terms of its Guaranty shall bear interest at the Late Payment Rate or the maximum rate permitted by Legal Requirements, whichever is less, from the date due until paid in full. If the Collateral Agent or any other Secured Party is required to pursue any remedy against any Project Company, such Project Company shall pay to the Collateral Agent or such Secured Party, as the case may be, upon demand, all reasonable attorneys' fees and expenses all other costs and expenses incurred by the Collateral Agent or such Secured Party in enforcing its Guaranty.

         6.11 Reinstatement of Guaranty. Each Project Company's Guaranty and its obligations of the Guarantors shall automatically be reinstated if and to the extent that for any reason any payment made pursuant to its Guaranty is rescinded or otherwise restored to it, whether as a result of any proceedings in bankruptcy or reorganization or otherwise with respect to the Issuer or any other Person or as a result of any settlement or compromise with any Person (including any Project Company) in respect of such payment, and such Project Company shall pay the Collateral Agent on demand all of its reasonable costs and expenses (including reasonable fees of counsel) incurred by the Collateral Agent in connection with such rescission or restoration.

         6.12 Termination of Guaranty. The Guaranty of a Project Company shall terminate in its entirety upon the occurrence of a Project Release Event with respect to such Project Company.

         6.13 Survival. The provisions of this Article 6 shall survive satisfaction, discharge and/or termination of this Agreement and the other Financing Documents.

         6.14 Contribution Obligations Among Project Companies. In order to provide for just and equitable contribution among the Project Companies, each Project Company agrees that if any payment or distribution is made by a Project Company (a "Funding Project Company") under its Guaranty, such Funding Project Company shall be entitled to a contribution from the other Project Companies for all such payments or distributions, or damages and expenses incurred by such Funding Project Company in discharging any Guaranteed Obligations. Each Project Company which is not a Funding Project Company (a "Non-Funding Project Company") shall be liable to a Funding Project Company with respect to any such payments or distributions, or damages and expenses, in an aggregate amount equal to (a) the ratio of (i) the net worth of such Non-Funding Project Company, as determined in accordance with the most recent balance sheet of such Non-Funding Project Company at the time of such payment by a Funding Project Company, to
(ii) the aggregate net worth of all Project Companies, similarly determined, multiplied by (b) the amount which the Funding Project Company paid on account of the Guaranteed Obligations. If at any time there exists more than one Funding Project Company, then payment from the other Non-Funding Project Companies pursuant to this Section 6.14 shall be in an aggregate amount equal in proportion to the total amount of money paid for or on account of the Guaranteed Obligations by the Funding Project Companies pursuant to their Guaranties. If the Funding Project Company is required to make any payment hereunder, such Funding Project Company shall also be entitled to a right of subrogation in respect of such payment from the other Project Companies. Notwithstanding anything in this Section 6.14 to the contrary, the agreements in this Section
6.14 are to establish the relative rights of contribution of the Project Companies and shall not modify the joint and several nature of the obligations of each Project Company owed to or for the benefit of the Secured Parties or impair the rights of the Collateral Agent for the benefit of the Secured Parties to hold any of the Project Companies liable for payment of the full amount of all Guaranteed Obligations.

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                                   ARTICLE 7
                          EVENTS OF DEFAULT; REMEDIES

         7.1 Issuer Events of Default. The occurrence of any of the following events shall constitute an "Issuer Events of Default" hereunder:

                  (a) Failure to Make Payments. The Issuer shall fail to pay, in accordance with the terms of the Financing Documents, (i) any principal of any Bond Obligation on the date that such principal is due, (ii) any amount in respect of any Reimbursement Obligation on the date that such amount is due,
(iii) any Swap Payment Amount in accordance with the Swap Agreement, (iv) any interest on any Bond Obligation, Reimbursement Obligation, Swap Payment Amount or any scheduled fee, cost, charge or sum due hereunder or under the other Financing Documents within 3 Business Days after the date that such sum is due, or (v) any other fee, cost, charge or other sum due hereunder or under the other Financing Documents within 10 Business Days after the date that such sum is due; provided that any such failure of the Issuer to pay the amounts described in this Section 7.1(a) shall not be an Issuer Event of Default if such amounts are paid (i) by one or more of the Project Companies pursuant to, and in accordance with, their respective Guaranties, (ii) by NRG Energy (or any other Equity Party) pursuant to, and in accordance with, the Parent Agreement (or other Equity Document), or (iii) otherwise with Account Funds from the Debt Payment Account in accordance with the terms of the Depositary Agreement.

                  (b) Judgments. One or more final judgments for the payment of money (if such payments are not fully covered by insurance) in excess of $5,000,000 in the aggregate shall be rendered against the Issuer, and the Issuer shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, within 60 days after the date of entry thereof; provided, however, that any such judgment shall not be (and shall not constitute part of) an Issuer Event of Default under this Section 7.1(b) if and for so long as (i) the amount of such judgment is fully covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer has been notified of, and has not disputed the claim made for payment of, the amount of such judgment.

                  (c) Misstatements; Omissions. Any representation or warranty by the Issuer set forth in any Financing Document or in any document entered into in connection therewith in favor of or for the benefit of any Secured Party or in any certificate, financial statement or other document delivered in connection therewith for the benefit of any Secured Party shall prove to have been incorrect in any material respect when made (or deemed made) and the facts or events underlying such incorrect representation or warranty shall not be changed so as to correct such representation or warranty in all material respects for a period of 30 days (or so long as the facts or events underlying such incorrect representation or warranty are capable of being changed so as to correct such incorrect representation or warranty in all material respects and the Issuer is diligently proceeding to change such events or facts, such longer period but in no event for an aggregate period in excess of 90 days) after a Responsible Officer of the Issuer becomes aware thereof or the Issuer first received a notice from or on behalf of the Controlling Party (or XLCA if the proviso to this Section 7.1(c) applies) specifying such material inaccuracy and requiring that the facts or events underlying such incorrect representation or warranty be changed so as to correct such incorrect representation or warranty in all material respects; provided, however, that

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

any Issuer Event of Default pursuant to this Section 7.1(c) arising solely from any representation or warranty made by the Issuer for the benefit of XLCA under the Insurance and Reimbursement Agreement shall be an Issuer Event of Default in respect of which no Person other than XLCA shall have the rights given to the parties to this Agreement in respect of Issuer Events of Default generally.

                  (d) Bankruptcy; Insolvency. The Issuer shall become subject to a Bankruptcy Event.

                  (e) Debt Cross Default. The Issuer shall default for a period beyond any applicable grace period (i) in the payment of any principal, interest or other amount due on any Debt for Borrowed Money of the Issuer (other than the Obligations) and such defaulted amount, together with any other principal, interest or other amount due and unpaid on any Debt for Borrowed Money of the Issuer (other than the Obligations) equals or exceeds $5,000,000 in the aggregate, or (ii) in the payment of any amount then due or performance of any obligation then required under any agreement evidencing Debt of the Issuer (other than the Financing Documents) if, because of such default, the holder of such Debt accelerates the payment thereof and such accelerated amount, together with the amount of any other Debt of the Issuer then so accelerated (other than the Obligations), equals or exceeds $5,000,000 in the aggregate.

                  (f) ERISA. With respect to any ERISA Plan which a member of the Controlled Group sponsors, maintains, administers, contributes to, participates in, or has any obligation to contribute to or any liability under, an event has occurred or a condition exists which, together with all other such events or conditions, would reasonably be expected to have an Issuer Material Adverse Effect.

                  (g)      Breach of Terms of Financing Documents.

                           (i) The Issuer shall fail to perform or observe any of the covenants or other agreements set forth in Sections 2.1 (Use of Proceeds and Revenues), 2.6(a)(i) and (c) (Existence, Conduct of Business, etc.), or Article 4 (other than Section 4.6 (Investments),
         4.8 (ERISA), 4.10 (Accounts) and 4.11 (Name and Location; Fiscal
         Year)).

                           (ii) The Issuer shall fail to perform or observe any of the covenants or other agreements set forth in the Financing Documents which are not otherwise specifically provided for in Section 7.1(g)(i) or elsewhere in this Section 7.1 and such failure shall continue unremedied for a period of 30 days after the Issuer becomes aware thereof or receives written notice thereof from the Controlling Party; provided, however, if (A) such failure does not consist of a failure to pay money and cannot be cured within such 30 day period, (B) such failure is susceptible of cure within 90 days, (C) the Issuer is proceeding with diligence and in good faith to cure such failure, (D) the existence of such failure has not had and, after considering the nature of the cure, could not reasonably be expected to have an Issuer Material Adverse Effect, and (E) the Controlling Party and the Collateral Agent shall have received an officer's certificate signed by a Responsible Officer of the Issuer, in such Responsible Officer's capacity as an officer of the Issuer, to the effect of clauses (A),
         (B), (C) and (D) above and stating

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

         what action the Issuer is taking to cure such failure, then such 30 day cure period shall be extended to such date, not to exceed a total of 90 days, as shall be necessary for the Issuer diligently to cure such failure.

                  (h) Loss of Exemption. The Issuer shall become subject to, or not exempt from, regulation under the FPA or PUHCA, other than Section 9(a)(2) of PUHCA, and such regulation, or loss of exemption from regulation, shall have an Issuer Material Adverse Effect; provided that the Issuer shall have 60 days after a Responsible Officer of the Issuer obtains knowledge of such event to cure such event before it becomes an Issuer Event of Default so long as the extension of time to cure such event could not reasonably be expected to have an Issuer Material Adverse Effect.

                  (i) Issuer Collateral. (i) The grant of the Lien of any of the Issuer Collateral Documents shall fail in any material respect to provide a perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties on any of the Issuer Collateral with the priority purported to be created thereby, and the Issuer shall fail to cure any such failure within 15 days after the Issuer becomes aware thereof or receives written notice thereof from the Collateral Agent, or (ii) the Collateral Agent shall receive a Secretary of State report indicating that the Collateral Agent's security interest in any of the Issuer Collateral is not prior to all other security interests or other interests reflected in such report, other than Issuer Permitted Liens, and the Issuer shall fail to cure such condition within 15 days after the Issuer becomes aware thereof or receives written notice thereof from the Collateral Agent.

                  (j) Loss of Control. (a) All or substantially all of the assets of a Project Company shall be sold, leased, licensed, assigned, pledged, transferred or otherwise disposed of by such Project Company without XLCA's prior written consent (if XLCA is the Controlling Party), other than pursuant to a Permitted Peaker Buyout, or (b) NRG Energy shall fail to directly or indirectly own 100% of the membership interests in the Issuer or any Project Company and control the fundamental management decisions of the Issuer or any Project Company other than in connection with (i) a Permitted Peaker Buyout or
(ii) a Permitted Change of Control.

                  (k)      Project Events of Default.

                           (i) A Fundamental Project Event of Default shall have occurred and be continuing.

                           (ii) Any Project Event of Default shall have occurred and be continuing and (A) has resulted in an Issuer Material Adverse Effect, or (B) could reasonably be expected to result in an Issuer Material Adverse Effect, provided that there shall be no Issuer Event of Default under this Section 7.1(k)(ii) if the Issuer consummates a Permitted Peaker Buyout (Peaker Sale/Project Event of Default) or Peaker Collateralization in respect of the applicable Project Company and/or its Project.

                  (l) Unenforceability of Financing Documents. At any time after the execution and delivery thereof, any material provision of any Financing Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of a Financing Document in accordance with the terms hereof and thereof) or any Financing Document shall be declared null and void by a Governmental Authority of competent jurisdiction.

                  (m)      Equity Documents and Equity Parties.

                           (i) Any Equity Document shall fail to be in full force and effect (other than due to a termination thereof in accordance with the terms hereof and thereof) or any Equity Party shall repudiate in writing any of its obligations thereunder.

                           (ii) Any Equity Party shall fail to make any payment as and when due under any Equity Document to which it is a party.

                           (iii) There shall have occurred and be continuing an NRG Event of Default (other than pursuant to the matters referred to in Section 7.1 (m)(i) or Section 7.1(m)(ii)).

                  (n)      Intentionally Omitted.

                  (o) Significant Casualty Event or Significant Condemnation Event.

                           (i) There shall have occurred a Significant Casualty Event in respect of a Project or the Issuer shall not have delivered to the Collateral Agent the Responsible Officer's certificate required in respect of such Project under Section 4.7.2(a)(ii) of the Depositary Agreement or XLCA (if XLCA is the Controlling Party) (or the Independent Engineer) shall not have consented to, or confirmed the statements set forth in, as the case may be, such certificate as required by Section 4.7.2(a)(ii) of the Depositary Agreement, provided that there shall be no Issuer Event of Default under this Section 7.1(o)(i) if the Issuer consummates a Permitted Peaker Buyout (Completion/Loss Event) or Peaker Collateralization in respect of such Project.

                           (ii) There shall have occurred a Significant Condemnation Event in respect of a Project or the Issuer shall not have delivered to the Collateral Agent the Responsible Officer's certificate required in respect of such Project under Section 4.7.2(b)(ii) of the Depositary Agreement or XLCA (if XLCA is the Controlling Party) (or the Independent Engineer) shall not have consented to, or confirmed the statements set forth in, as the case may be, such certificate as required by Section 4.7.2(b)(ii) of the Depositary Agreement, provided that there shall be no Issuer Event of Default under this Section 7.1(o)(ii) if the Issuer consummates a Permitted Peaker Buyout (Completion / Loss Event) or Peaker Collateralization in respect of such Project.

         7.2 Project Events of Default. The occurrence of any of the following events in respect of a Project Company shall constitute a "Project Event of Default" with respect to such Project Company hereunder:

                  (a) Failure to Make Payments. Such Project Company shall fail to pay, in accordance with the terms of its Guaranty, any amount due thereunder on the date that such amount is due.

                  (b) Judgments. One or more final judgments for the payment of money (if such payments are not fully covered by insurance) in excess of $5,000,000 in the aggregate shall be rendered against such Project Company, and such Project Company shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, within 60 days after the day of entry thereof; provided, however, that any such judgment shall not be (and shall not constitute part of) a Project Event of Default under this Section 7.2(b) if and for so long as (i) the amount of such judgment is fully covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (i) such insurer has been notified of, and has not disputed the claim made for payment of, the amount of such judgment.

                  (c) Misstatements; Omissions. Any representation or warranty by such Project Company set forth in any Financing Document or in any document entered into in connection therewith in favor of or for the benefit of any Secured Party or in any certificate, financial statement or other document delivered in connection therewith for the benefit of any Secured Party shall prove to have been incorrect in any material respect when made (or deemed made) and the facts or events underlying such incorrect representation or warranty shall not be changed so as to correct such representation or warranty in all material respects for a period of 30 days (or so long as the facts or events underlying such incorrect representation or warranty are capable of being changed so as to correct such incorrect representation or warranty in all material respects and such Project Company is diligently proceeding to change such events or facts, such longer period but in no event for an aggregate period in excess of 90 days) after a Responsible Officer of such Project Company becomes aware thereof or receives written notice thereof from or on behalf of the Controlling Party (or XLCA if the proviso to this Section 7.2(c) applies) specifying such material inaccuracy and requiring that the facts or events underlying such incorrect representation or warranty be changed so as to correct such incorrect representation or warranty in all material respects; provided, however, that any Project Event of Default pursuant to this Section 7.2(c) arising solely from any representation or warranty made by a Project Company for the benefit of XLCA under the Insurance and Reimbursement Agreement shall be an Issuer Event of Default in respect of which no Person other than XLCA shall have the rights given to parties to this Agreement in respect of Issuer Events of Default generally.

                  (d)      Bankruptcy.

                           (i) Such Project Company shall become subject to a Bankruptcy Event.

                           (ii) Any Major Project Participant (other than such Project Company) in such Project Company's Project (so long as such Major Project Participant has any remaining obligations (other than indemnification obligations) under the Major Project Documents related to such Project to which it is a party) shall become subject to a Bankruptcy Event; provided that no Project Event of Default shall occur as a result of such Bankruptcy Event if: (A) with respect to any such Major Project Participant that is the only Person able to provide the services that are being provided under the Major Project Document to which it is a party on a commercially reasonable basis, (x) such Major Project Participant is continuing to perform all of its obligations under such Major Project Document in accordance with the terms thereof and (y) the Controlling Party does

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

         not, within 60 days after the occurrence of such Bankruptcy Event, declare a Project Event of Default with respect thereto; and (B) with respect to any Major Project Participant in such Project Company's Project, (t) within 30 days after the occurrence of such Bankruptcy Event, such Project Company notifies the Controlling Party and the Collateral Agent in writing that it intends to replace the affected Person in accordance with this clause (B), (u) within 135 days after the occurrence of such Bankruptcy Event, such Project Company replaces the affected Person with a Person that is reasonably satisfactory to XLCA (if XLCA is then the Controlling Party) or whose replacement of the affected Person could not reasonably be expected to have a Project Material Adverse Effect (if XLCA is not then the Controlling Party) pursuant to documentation that is reasonably satisfactory to XLCA (if XLCA is then the Controlling Party) or that could not reasonably be expected to have a Project Material Adverse Effect (if XLCA is not then the Controlling Party), and (v) such Bankruptcy Event does not have a Project Material Adverse Effect.

                  (e) Debt Cross Default. Such Project Company shall default for a period beyond any applicable grace period (i) in the payment of any principal, interest or other amount due on any Debt for Borrowed Money of such Project Company (other than the Obligations) and such defaulted amount, together with any other principal, interest or other amount due and unpaid on any Debt for Borrowed Money of such Project Company (other than the Obligations) equals or exceeds $5,000,000 in the aggregate, or (ii) in the payment of any amount then due or performance of any obligation then required under any agreement evidencing Debt of such Project Company (other than the Financing Documents) if, because of such default, the holder of such Debt accelerates the payment thereof and such accelerated amount, together with the amount of any other Debt of such Project Company then so accelerated (other than the Obligations), equals or exceeds $5,000,000 in the aggregate.

                  (f)      Breach of Terms of Financing Documents.

                           (i) Such Project Company shall fail to perform or observe any of the covenants set forth in Section 3.1 (Use of Proceeds and Revenues), 3.6(a) (Maintenance of Existence and Business),
         3.10 (Insurance), 3.18 (Energy Marketing Services Parameter) or Article 5 (other than Section 5.6(b) (Investments), 5.9 (ERISA), 5.13 (Name Change, etc.) or 5.18 (Hazardous Substances)); provided that in the case where such Project Company's failure to perform or observe the covenants set forth in Section 3.1 is not an intentional failure, such failure shall not become a Project Event of Default unless such Project Company does not cure such failure within three Business Days after the occurrence of such failure.

                           (ii) Such Project Company shall fail to perform or observe any of the covenants or other agreements set forth hereunder or in any other Financing Document which are not otherwise specifically provided for in Section 7.2(f)(i) or elsewhere in this Section 7.2 and such failure shall not be susceptible of cure or, if susceptible of cure, shall continue unremedied for a period of 30 days after such Project Company becomes aware thereof or receives written notice thereof from, or on behalf of, the Controlling Party; provided, however, if (A) such failure does not consist of a failure to pay money and cannot be cured within such 30-day period, (B) such failure is susceptible of cure

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

         within 90 days, (C) such Project Company is proceeding with diligence and in good faith to cure such failure, (D) the existence of such failure has not had and, after considering the nature of the cure, could not be reasonably expected to have, a Project Material Adverse Effect, and (E) the Controlling Party and the Collateral Agent shall have received an officer's certificate signed by a Responsible Officer of such Project Company, in such Responsible Officer's capacity as an officer of such Project Company, to the effect of clauses (A), (B), (C) and (D) above and stating what action such Project Company is taking to cure such failure, then such 30-day cure period shall be extended to such date, not to exceed a total of 90 days, as shall be necessary for such Project Company diligently to cure such failure.

                  (g)      Major Project Documents.

                           (i) Any Person (other than a Secured Party) shall be in breach of, or in default under, (A) a Major Project Document relating to such Project Company's Project (after giving effect to any applicable grace period set forth in such Major Project Document), or (B) any Consent related to such Major Project Document, and in each case such breach or default could reasonably be expected to have a Project Material Adverse Effect, and such breach or default shall not be susceptible of cure or, if susceptible of cure, shall continue unremedied for a period of 45 days; provided that if (A) such breach or default does not consist of a failure to pay money and cannot be cured within such 45-day period, (B) such breach or default is susceptible of cure within 90 days, (C) the breaching party is proceeding with diligence and in good faith to cure such breach, and
         (D) the existence of such breach or default does not have a Project Material Adverse Effect and the extension of time to cure such breach or default could not, after considering the nature of the cure, be reasonably expected to have a Project Material Adverse Effect, then such 45-day cure period shall be extended to such date, not to exceed a total of 90 days, as shall be necessary for the breaching party diligently to cure such breach or default; provided, further, that no Project Event of Default shall be declared or deemed to exist as a result of any such breach or default if: (y) within the 90-day cure period referred to in this Section 7.2(g)(i) (or within the 45-day cure period, if no extension is given), such Project Company replaces the affected Person (other than such Project Company) with a Person that is reasonably satisfactory to XLCA (if XLCA is the Controlling Party) or whose replacement of the affected Person could not reasonably be expected to have a Project Material Adverse Effect (if XLCA is not the Controlling Party) pursuant to documentation that is reasonably satisfactory to XLCA (if XLCA is the Controlling Party) or that could not reasonably be expected to have a Project Material Adverse Effect (if XLCA is not the Controlling Party), and (z) the existence of such breach or default does not have a Project Material Adverse Effect and the extension of time (if any) to obtain a replacement Person could not reasonably be expected to have a Project Material Adverse Effect.

                           (ii) Any Major Project Document relating to such Project Company's Project shall terminate, any material provision in any such Major Project Document shall for any reason cease to be valid and binding on any Person party thereto except upon fulfillment of such Person's obligations thereunder (or any such Person shall so state in writing), or shall be declared null and void, or the validity or enforceability thereof shall be contested by any party thereto or any Governmental Authority, or any such Person shall deny in writing that it has any liability or obligation thereunder, except upon fulfillment of its obligations thereunder, and in each case such occurrence could reasonably be expected to have a Project Material Adverse Effect; provided that no Project Event of Default shall be declared or deemed to exist as a result of the occurrence of such event if: (A) within 30 days after the occurrence of such event, such Project Company notifies the Controlling Party and the Collateral Agent in writing that it intends to cure such event, (B) within 135 days after the occurrence of such event, such Project Company (x) replaces the affected Person (other than Project Company) with a Person that is reasonably satisfactory to XLCA (if XLCA is then the Controlling Party) or whose replacement of the affected Person could not reasonably be expected to have a Project Material Adverse Effect (if XLCA is not then the Controlling Party) pursuant to documentation that is reasonably satisfactory to XLCA (if XLCA is the Controlling Party) or that could not reasonably be expected to have a Project Material Adverse Effect (if XLCA is not the Controlling Party) or (y) replaces the affected Major Project Document with a Project Document that is reasonably satisfactory to XLCA (if XLCA is the Controlling Party) or that could not reasonably be expected to have a Project Material Adverse Effect (if XLCA is not then the Controlling Party); and (C) the occurrence of such event does not have a Project Material Adverse Effect and the extension of time to cure such event could not reasonably be expected to have a Project Material Adverse Effect.

                  (h) Loss of EWG Status. Such Project Company shall cease to be an Exempt Wholesale Generator or its Project shall cease to be an Eligible Facility, or such Project Company shall fail to take all actions required to maintain such status (except if such Project Company or such Project, as the case may be, is no longer required to hold such status in order to be exempt from PUHCA), and such cessation or failure shall have a Project Material Adverse Effect; provided that such Project Company shall have 60 days after a Responsible Officer of such Project Company obtains knowledge of such cessation or failure to cure such cessation or failure before it becomes a Project Event of Default so long as the extension of time to cure such cessation or failure could not reasonably be expected to have a Project Material Adverse Effect.

                  (i) Abandonment. At any time following the Completion Date for its Project, such Project Company shall announce that it is abandoning such Project or such Project shall be abandoned or operation thereof shall substantially cease for a continuous period of more than 2 years for any reason.

                  (j) Permits. Any Permit shall be revoked, canceled, not renewed or materially modified by the issuing agency or other Governmental Authority having jurisdiction (excluding any revocation, cancellation, non-renewal, or material modification at the request of the relevant Project Company and with the prior written consent of the Controlling Party) and within 90 days thereafter the relevant Project Company is not able to demonstrate to the reasonable satisfaction of XLCA (if XLCA is the Controlling Party) acting in consultation with the Independent Engineer (or a Responsible Officer of such Project Company is not able to certify to the Trustee (if XLCA is not then the Controlling Party) that such revocation, cancellation or material modification of, or failure to renew, such Permit could not reasonably be expected to have a Project Material Adverse Effect.

                  (k) ERISA. With respect to any ERISA Plan which a member of the Controlled Group sponsors, maintains, administers, contributes to, participates in, or has any obligation to contribute to or any liability under, an event has occurred or a condition exists which, together with all other such events or conditions, could reasonably be expected to have a Project Material Adverse Effect.

                  (l) Project Company Collateral. (i) The grant of the Lien of such Project Company's Project Company Collateral Documents shall fail in any material respect to provide a perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties on any of such Project Company's Project Company Collateral with the priority purported to be created thereby, and such Project Company shall fail to cure any such failure within 15 days after it becomes aware thereof or receives written notice thereof from the Collateral Agent, or (ii) Collateral Agent shall receive a Secretary of State report indicating that the Collateral Agent's security interest in any of such Project Company Collateral is not prior to all other security interests or other interests reflected in such report, other than Project Company Permitted Liens, and such Project Company shall fail to cure such condition within 15 days after it becomes aware thereof or receives written notice thereof from the Collateral Agent.

                  (m) Liens of Certain Equity Interests. The membership interests in the Big Cajun Project Company or the Sterlington Project Company shall be, or shall become, subject to any Lien (whether or not existing before or after the Closing Date but other than (i) a Lien in favor of the Secured Parties pursuant to which any such membership interests become part of the Collateral, or (ii) Project Company Permitted Liens as described in paragraphs
(b) and (d) of the definition of Project Company Permitted Liens) and such Lien shall not be discharged within 15 days after such Project Company becomes aware thereof or receives written notice thereof from the Collateral Agent.

                  (n) Interconnection Solution. The Interconnection Solution shall fail to be in full force and effect prior to May 31, 2004.

         7.3 Fundamental Project Event of Default. The occurrence of any of the following Project Events of Default with respect to a Project Company shall constitute a "Fundamental Project Event of Default" with respect to such Project Company (provided that any such Project Event of Default shall not be a Fundamental Project Event of Default with respect to a Project Company if the Issuer consummates a Permitted Peaker Buyout (Peaker Sale / Project Event of Default) or a Peaker Collateralization in respect of such Project Company and/or its Project):

                  (a)      the occurrence of a Project Event of Default under
Section 7.2(a) (Failure to Make Payments) with respect to such Project Company with respect to amounts of $5,000,000 or more;

                  (b)      the occurrence of a Project Event of Default under
Section 7.2(b) (Judgments) with respect to such Project Company with respect to judgments in the aggregate amount of $10,000,000 or more;

                  (c)      the occurrence of a Project Event of Default under
Section 7.2(d)(i) (Bankruptcy of Project Company) with respect to such Project Company;

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

                  (d)      the occurrence of a Project Event of Default under
Section 7.2(e) (Debt Cross Default) with respect to such Project Company with respects to amounts of $10,000,000 or more;

                  (e)      the occurrence of a Project Event of Default under
Section 7.2(f)(i) (Breach of Terms of Financing Documents) with respect to such Project Company's failure to perform or observe the covenants set forth in:

                           (i) Section 3.1 (Use of Proceeds and Revenues), if such failure shall continue unremedied for a period of 30 days;

                           (ii)     Section 3.6(a) (Maintenance of Existence);

                           (iii) Section 3.10 (Insurance), if such failure shall continue unremedied for a period of 30 days;

                           (iv) Section 3.12(a) (Title), if such failure is in respect of all or substantially all of such Project Company's assets;

                           (v) Section 3.18 (Energy Marketing Services Parameter), if such failure shall continue unremedied for a period of 30 days;

                           (vi) Section 5.2 (Liens), in respect of Liens in excess of $5,000,000, if such failure shall continue unremedied for a period of 30 days;

                           (vii)    Section 5.3 (Indebtedness);

                           (viii) Sections 5.4(a), (b), (c) or (d) (Asset Dispositions), in respect of any asset that is material to the ownership, leasing, operation, maintenance or use of such Project Company's Project;

                           (ix) Section 5.7 (Distributions), if such failure shall continue unremedied for a period of 30 days;

                           (x) Section 5.10 (Merger or Consolidation; Liquidation), in respect of a merger, consolidation, liquidation or dissolution; and

                           (xi) Section 5.12 (Accounts), if such failure shall continue unremedied for a period of 30 days;

                           (xii)    Section 5.14 (Assignment).

                  (f)      the occurrence of a Project Event of Default under
Section 7.2(g) (Major Project Documents) with respect to such Project Company, if such failure continues after all relevant cure periods provided for in
Section 7.2 shall have lapsed.

                  (g)      the occurrence of a Project Event of Default under
Section 7.2(i) (Abandonment) with respect to such Project Company's Project;

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

                  (h)      the occurrence of a Project Event of Default under
Section 7.2(h) (Loss of Exemption) with respect to such Project Company or its Project;

                  (i)      the occurrence of a Project Event of Default under
Section 7.2(j) (Permits) with respect to a Permit that is necessary to operate such Project Company's Project on a commercially feasible basis, if such Project Event of Default continues unremedied for a period of 90 days;

                  (j)      the occurrence of a Project Event of Default under
Section 7.2(l) (Project Company Collateral) with respect to all or substantially all of the Project Company Collateral of such Project Company; and

                  (k) the occurrence or continuation of a Project Event of Default under Section 7.2(n) (Interconnection Solution).

         7.4      Controlling Party Agreement.

                  (a) Each party to this Agreement agrees that the Controlling Party shall, subject to Section 9.2 (b) as to matters referred to in the proviso to Section 9.2(b), have the exclusive power to determine, control and direct any request, demand, authorization, direction, notice, consent, waiver or other action to be given, made or taken by any party to any Financing Document. Notwithstanding anything to the contrary in any Financing Document, each of the Swap Counterparty, the Collateral Agent and the Trustee (on behalf of itself and the Bondholders) agrees not to give, make or take any such request, demand, authorization, direction, notice, consent, waiver or other action for so long as XLCA is the Controlling Party (unless, in each such case, it is directed to do so by XLCA). Without prejudice to Section 2.11 of this Agreement, this Section 7.4(a) shall not prohibit (a) notices by the Issuer to the Swap Counterparty under the Swap Agreement from becoming effective if, pursuant to the express terms of the Swap Agreement, such notices are to be effective without XLCA's consent upon being given to XLCA, or (b) the Swap Counterparty from designating an early termination of the Swap Agreement (as expressly permitted by its terms) without XLCA's consent.

                  (b) Each party to this Agreement agrees that the Controlling Party shall have the exclusive power to determine the exercise of all rights and remedies in respect of any Issuer Event of Default or any other default or event of default under any Financing Document howsoever arising. Notwithstanding anything to the contrary in any Financing Document, each of the Swap Counterparty, the Collateral Agent and the Trustee (on behalf itself and the Bondholders) agrees not to exercise any rights or remedies granted in, or pursuant to or in respect of any, Financing Document or available to it at law or in equity in respect of any default or event of default under any Financing Document for so long as XLCA is the Controlling Party (unless, in each such case, it is directed to exercise such rights and remedies by XLCA). Without prejudice to Section 2.11 of this Agreement, this Section 7.4(b) shall not prohibit the Swap Counterparty from designating an early termination of the Swap Agreement (as expressly permitted by its terms) without XLCA's consent.

                  (c) Without prejudice to the generality of Section 7.4(a) or 7.4(b) of this Agreement, each of the Trustee, on behalf of itself and the Bondholders, and the Swap

Counterparty, hereby assigns to XLCA the respective rights of the Trustee, the Bondholders and the Swap Counterparty with respect to the Obligations to the extent of any payments under the Policy or the Swap Policy. The foregoing assignment is in addition to, and not in limitation of, rights of subrogation otherwise available to XLCA in respect of the Policies (including pursuant to Section 4.2 of the Insurance and Reimbursement Agreement), which subrogation rights are acknowledged, and agreed to, by the other Secured Parties. Payments to XLCA in respect of the foregoing assignment shall in all cases be subject to and subordinate to the rights of the Bondholders to receive all scheduled payments of interest and principal under the Bond Obligations. The Controlling Party is hereby appointed agent and attorney-in-fact for each other Secured Party in any legal proceeding in respect of the Obligations. Each Secured Party agrees that the Controlling Party may at any time during the continuation of any proceeding by or against any debtor with respect to which a claim seeking the avoidance as a preferential transfer of any payment made with respect to the Obligations (a "Preference Claim"), or other claim with respect to the Obligations is asserted under any proceeding in connection with a Bankruptcy Event, direct all matters relating to such proceeding, including, without limitation, (i) all matters relating to any Preference Claim, (ii) the direction of any appeal of any order relating to any Preference Claim and (iii) the posting of any surety or performance bond pending any such appeal. The Trustee, on behalf of itself and the Bondholders, and the Swap Counterparty each hereby agrees that XLCA shall be subrogated to, and the Trustee, on behalf of itself and the Bondholders, and the Swap Counterparty each hereby delegates and assigns, to the fullest extent permitted by law, the respective rights of the Trustee, the Bondholders and the Swap Counterparty in the conduct of any proceeding in connection with a Bankruptcy Event, including, without limitation, all rights of any party to an adversary proceeding or action with respect to any court order issued in connection with any such proceeding.

                  (d) Each party to this Agreement agrees that in respect of the matters set forth or contemplated in Sections 7.4, 7.5, 7.6 and 7.7 and in respect of related matters set forth or contemplated in the Financing Documents, the Swap Counterparty shall abide by the decisions, and follow and comply with the requests, of the Controlling Party and shall have no voting or other related rights in respect of any such matters.

         7.5 Remedies. Upon the occurrence and during the continuation of an Issuer Event of Default, the Controlling Party may, without any obligation to do so and without further notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or other notices or demands of any kind (all such notices and demands being waived), exercise any or all of the following rights and remedies, in any combination or order, in addition (but without prejudice to its rights as Controlling Party pursuant to Section 7.4) to such other rights or remedies as the Secured Parties may have hereunder or under the Collateral Documents or at law or in equity:

                  (a) Cure. Make disbursements to or on behalf of the Issuer to cure any Issuer Event of Default hereunder and to cure any default or render any performance under any Project Document as XLCA in its absolute discretion may consider necessary or appropriate, whether to preserve and protect the Collateral or the Secured Parties' interests therein or for any other reason, and all sums so expended, together with interest on such total amount at the Late Payment Rate (but in no event shall the rate exceed the maximum lawful rate), shall be repaid by

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

the Issuer to Collateral Agent promptly upon demand therefor and shall be secured by the Financing Documents.

                  (b) Acceleration. Declare and make all sums of accrued and outstanding principal, accrued but unpaid interest and accrued but unpaid premium remaining under the Financing Documents, together with all unpaid amounts, fees, costs and charges due hereunder or under any other Financing Document (including in respect of any Reimbursement Obligation, Depositary Obligation or Bond Obligation) immediately due and payable, and require the Issuer immediately, without presentment, demand, protest or other notice of any kind, all of which the Issuer hereby expressly waives, to pay to the Collateral Agent an amount in immediately available funds equal to the aggregate amount of any such outstanding accelerated obligations; provided that XLCA, so long as it shall be the Controlling Party, shall not cause such an acceleration upon the occurrence and during the continuation of an Issuer Event of Default pursuant to
Section 7.1(a) (Failure to Make Payments) if at such time (i) the discounted present value of the aggregate amount of all payments made under the Policies for which XLCA has not been reimbursed under the Insurance and Reimbursement Agreement (or otherwise) is less than $25,000,000 (such discounted present value being calculated by discounting the value of such aggregate amount back to the Closing Date at a discount rate of 6.672826%), and (ii) no Issuer Event of Default or Issuer Inchoate Default shall have occurred or be continuing (other than pursuant to or in respect of Section 7.1(a) of this Agreement); and provided, further, that in the event of an Issuer Event of Default occurring under Section 7.1(d) (Bankruptcy), all such amounts, notwithstanding anything to the contrary in this Agreement, shall become immediately due and payable without further act of any Secured Party.

                  (c) Cash Collateral. Apply to any Obligation then due any amounts on deposit in any Account, any funds on deposit in any Cash Collateral Account, any drawings made under any Acceptable Letter of Credit or any proceeds or any other monies of the Issuer on deposit with Depositary Agent or any Secured Party in the manner provided in this Agreement or in the Uniform Commercial Code and other relevant statutes and decisions and interpretations thereunder with respect to cash collateral.

                  (d) Possession of Projects. Enter into possession of any Project and perform any and all work and labor necessary to complete such Project or to operate and maintain such Project, and all sums expended in so doing, together with interest on such total amount at the Late Payment Rate, shall be repaid by the Issuer to the Secured Party or Parties expending such sums promptly upon demand and shall be secured by the Financing Documents to the extent provided herein.

                  (e) Remedies Under Collateral Documents. Exercise any and all rights and remedies available to the Secured Parties under any of the Collateral Documents, including judicial or non-judicial foreclosure or public or private sale of any of the Collateral pursuant to the Collateral Documents.

         7.6 Notice to Trustee and Collateral Agent and Project Events of Default. In exercising its rights as Controlling Party in respect of remedies under Section 7.5 under this Agreement, XLCA (if XLCA is the Controlling Party) shall give the Trustee and the Collateral Agent notice of XLCA's exercise of such remedies (provided that failure by XLCA to give such

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

notice shall in no way limit, prejudice or affect XLCA's ability to exercise any remedies and XLCA shall have no liability of any kind to any Person for failure to give such notice). Without limiting anything set forth in this Article 7, upon the occurrence of a Project Event of Default hereunder, the remedies available to the Controlling Party and the other Secured Parties shall not include the remedies set forth in Section 7.5 unless an Issuer Event of Default has also occurred and is continuing.

         7.7 Application of Proceeds. If there shall have occurred an Issuer Event of Default and such Issuer Event of Default is continuing, all money, proceeds and other property received or held by the Collateral Agent comprising Collateral or pursuant to the exercise by the Collateral Agent of rights and remedies of the Secured Parties under any Financing Document in respect of the Collateral shall be applied by the Collateral Agent as follows (and if any Secured Party receives any such money, proceeds or property other than as distributed pursuant to this Section 7.7, such Secured Party shall promptly pay or transfer the same to the Collateral Agent for distribution in accordance with this Section 7.7):

         first: to the payment of all and any fees, costs and expenses owed to the Collateral Agent and the Trustee in their respective trust capacities pursuant to any Financing Document;

         second: to the payment of fees costs, expenses or expenditures approved for payment in writing by the Controlling Party and (i) accrued and unpaid in connection with the management and operation of the Project Companies or any Collateral or (ii) subject to reimbursement under any Financing Document;

         third: to the payment of the whole amount then outstanding of all Scheduled Debt Service and in case such proceeds are not sufficient to pay in full the whole amount so outstanding, then to make pro rata payment without any preference or priority, to each Secured Party (to which such Scheduled Debt Service is payable) in respect of such Obligations;

         fourth: to the payment of such remaining amount then outstanding (including accrued interest, principal and premium (if any)) of the Obligations (or if the Obligations shall only have been accelerated in part, the whole amount then outstanding of such part) as the Controlling Party shall direct; and

         fifth: after the payment in full of the Obligations, the remainder, if any, shall be paid to the Issuer or as a court of competent jurisdiction may direct.

                                    ARTICLE 8
                               SCOPE OF LIABILITY

                  Except as set forth in this Article 8, notwithstanding anything in this Agreement or the other Financing Documents to the contrary, the Secured Parties shall have no claims with respect to the transactions contemplated by the Operative Documents against NRG Energy or any of its Affiliates (other than the Financing Parties), shareholders, officers, directors or employees (collectively, the "Nonrecourse Persons"); provided that the foregoing provision of this Article 8 shall not (a) constitute a waiver, release or discharge of any of the indebtedness, or of any of the terms, covenants, conditions, or provisions of this Agreement or any other Financing Document and the same shall continue (but without personal liability to any

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

Nonrecourse Person except as provided herein and therein) until fully paid, discharged, observed, or performed, (b) limit or restrict the right of any Secured Party (or any assignee, beneficiary or successor to any of them) to name the Issuer, any Project Company or any other Person as a defendant in any action or suit for a judicial foreclosure or for the exercise of any other remedy under or with respect to this Agreement or any other Financing Document, or for injunction or specific performance, so long as no judgment in the nature of a deficiency judgment shall be enforced against any Nonrecourse Person, except as set forth in this Article 8, (c) limit or restrict any right or remedy of any Secured Party (or any assignee or beneficiary thereof or successor thereto) with respect to, and each of the Nonrecourse Persons shall remain fully liable to the extent that such Person would otherwise be liable for its own actions with respect to, any fraud (which shall not include innocent or negligent misrepresentation), willful misrepresentation, or misappropriation of Project Revenues or any other earnings, revenues, rents, issues, profits or proceeds from or of the Collateral that should or would have been paid as provided herein or paid or delivered to any Secured Party (or any assignee or beneficiary thereof or successor thereto) towards any payment required under this Agreement or any other Financing Document, (d) affect or diminish or constitute a waiver, release or discharge of any specific written obligation, covenant, or agreement made by any of the Nonrecourse Persons or any security granted by the Nonrecourse Persons in support of the obligations of such Persons under any Financing Document or as security for the obligations of the Issuer and the Project Companies, and (e) limit the liability of (i) any Person who is a party to any Project Document and has issued any certificate or other statement in connection therewith with respect to such liability as may arise by reason of the terms and conditions of such Project Document (but subject to any limitation of liability in such Project Document), certificate or statement, (ii) any Person rendering a legal opinion pursuant to this Agreement or (iii) NRG Energy or any Acceptable Assignee under or pursuant to the Parent Agreement, in each case under this clause (e) relating solely to such liability of such Person as may arise under such referenced agreement, instrument or opinion. The limitations on recourse set forth in this Article 8 shall survive the termination of this Agreement and the full payment and performance of the Obligations hereunder and under the other Financing Documents.

                                   ARTICLE 9
                    INDEMNIFICATION, AMENDMENTS AND WAIVERS

         9.1      Indemnification.

                  (a) The Issuer and each Project Company shall, on an after-tax basis, jointly and severally indemnify, defend and hold harmless XLCA and the Collateral Agent, and in their capacities as such, their respective officers, directors, shareholders, controlling Persons, affiliates, employees, agents, attorneys and servants (collectively, the "Indemnitees") from and against any and all claims, obligations, liabilities, losses, costs or expenses (including reasonable attorneys' fees and disbursements and reasonable fees and disbursements of consultants and auditors and reasonable costs of investigations), penalties, actions and suits which any of them incur or which are claimed against any of them (collectively, "General Subject Claims"), in any way arising out of or in connection with this Agreement (including the enforcement of this Agreement), the other Operative Documents, any of the transactions contemplated hereby or thereby, any Project, the actual or proposed use of proceeds of the Bonds or any refund or

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

adjustment of any amount paid or payable to the Collateral Agent in respect of any Collateral or any interest thereon which may be ordered by or otherwise required by any Person.

                  (b) Without limiting the generality of clause (a) above, the Issuer and each Project Company further agree to jointly and severally indemnify, on an after-tax basis, and hold harmless each Indemnitee from and against any and all claims, losses, liabilities, suits, obligations, fines, damages, judgments, penalties, charges, costs and expenses (including reasonable attorneys' fees and disbursements and reasonable fees and disbursements of consultants and auditors and reasonable costs of investigations) (whether civil or criminal, arising under a theory of negligence or strict liability, or otherwise) which are imposed on, incurred or paid by or asserted against such Indemnitee (collectively, "Environmental Subject Claims" and, together with General Subject Claims, "Subject Claims") and (i) arising out of or resulting from the development, construction, ownership, leasing, use, operation or maintenance of any Site, Improvement or other Mortgaged Property, or (ii) arising in connection with the Release or threatened Release or presence of any Hazardous Substances in, on, under or at any Site of any Project, Improvement or other Mortgaged Property.

                  (c) The foregoing indemnities shall not apply with respect to an Indemnitee to the extent that any Subject Claim is found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee, but shall continue to apply to other Indemnitees.

                  (d) The Issuer and each Project Company agree that no Indemnitee shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Issuer, any Project Company or any of their respective shareholders, affiliates or creditors for or in connection with this Agreement, the other Operative Documents or any of the transactions contemplated hereby or thereby, except to the extent such liability is found in a final, non-appealable court of competent jurisdiction to have resulted from such Indemnitee's gross negligence or willful misconduct.

                  (e) The provisions of this Section 9.1 shall survive foreclosure of the Collateral Documents and satisfaction or discharge of the Issuer's or each Project Company's obligations hereunder and under the other Financing Documents, and shall be in addition to any other rights and remedies of the Secured Parties.

                  (f) In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee shall notify the Issuer and the Project Companies of the commencement thereof, and the Issuer and the Project Companies shall be entitled, at their expense, acting through counsel reasonably acceptable to such Indemnitee, to participate in, and, to the extent that the Issuer and the Project Companies desire, to assume and control the defense thereof; provided, however, that the Issuer or any Project Company shall not settle or compromise any Subject Claim on behalf of such Indemnitee without such Indemnitee's prior written consent unless such settlement or compromise includes an unconditional release of such Indemnitee from, and holds such Indemnitee harmless against, all liability arising out of such claim, action, proceeding or investigation. Such Indemnitee shall be entitled, at its expense, to participate in any action, suit or proceeding the defense of which has been assumed by the Issuer or the Project Companies. Notwithstanding the foregoing, neither the Issuer nor any Project

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

Company shall be entitled to assume and control the defense of any such action, suit or proceedings if and to the extent that, in the opinion of such Indemnitee and its counsel, such action, suit or proceeding involves the potential imposition of criminal liability upon such Indemnitee or a conflict of interest between such Indemnitee and the Issuer or any Project Company or between such Indemnitee and another Indemnitee (unless such conflict of interest is waived in writing by the affected Indemnitees), and in such event (other than with respect to disputes between such Indemnitee and another Indemnitee) the Issuer and each Project Company shall pay the expenses of such Indemnitee in such defense and be jointly and severally liable for such expenses.

                  (g) Upon payment of any Subject Claim by the Issuer or any Project Company pursuant to this Section 9.1 or other similar indemnity provisions contained herein to or on behalf of an Indemnitee, the Issuer or such Project Company, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto, and such Indemnitee shall cooperate with the Issuer and the Project Companies and give such further assurances as are necessary or advisable to enable the Issuer and the Project Companies vigorously to pursue such claims.

                  (h) Notwithstanding anything to the contrary set forth herein, the Issuer shall not, in connection with any one legal proceeding or claim, or separate but related proceedings or claims arising out of the same general allegations or circumstances, in which the interests of the Indemnitees do not materially differ, be liable to the Indemnitees (or any of them) under any of the provisions set forth in this Section 9.1 for the fees and expenses of more than one separate firm of attorneys (which firm shall be selected by the affected Indemnitees or, upon failure to do so, by XLCA (if XLCA is the Controlling Party) or the Collateral Agent (if XLCA is not the Controlling Party)), exclusive of any appropriate local counsel; provided that this Section 9.1(h) shall not apply in respect of XLCA or the Collateral Agent if it demonstrates to the reasonable satisfaction of the Issuer that there exists a conflict of any sort with any other Indemnitee or that XLCA or the Collateral Agent, as the case may be, is prejudiced by such representation of XLCA or the Collateral Agent, as the case may be, and, accordingly, Issuer shall be liable to XLCA and the Collateral Agent under the provisions of this Section 9.1 for the fees and expenses of XLCA's and the Collateral Agent's separate legal counsel (and any appropriate local counsel).

                  (i) Any amounts payable by the Issuer or any Project Company pursuant to this Section 9.1 shall be regularly payable within 30 days after the Issuer or any Project Company receives an invoice for such amounts from any applicable Indemnitee, and if not paid within such 30-day period shall bear interest at the Late Payment Rate.

                  (j) If, for any reason whatsoever, the indemnification provided under this Section 9.1 is unavailable to any Indemnitee or is insufficient to hold it harmless to the extent provided in this Section 9.1, then provided such payment is not prohibited by or contrary to any applicable Legal Requirement or public policy, the Issuer and each Project Company shall contribute to the amount paid or payable by such Indemnitee as a result of the Subject Claim in such proportion as is appropriate to reflect the relative economic interests of the Issuer and each Project Company and their respective Affiliates on the one hand, and such Indemnitee on the other hand, in the matters contemplated by this Agreement as well as the relative fault of the

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

Issuer and each Project Company (and their respective Affiliates) and such Indemnitee with respect to such Subject Claim, and any other relevant equitable considerations.

         9.2      Amendments and Waivers.

                  (a) In addition to, and subject to, the requirements set forth in Section 9.2(b) below, neither this Agreement (including the Guaranties) nor any of the terms hereof may be amended, supplemented, modified or waived, other than in a writing signed by the Issuer, each Project Company and the Controlling Party (and the consent of the other Secured Parties shall not be required).

                  (b) Subject to the provisions of this Section 9.2(b), unless otherwise specified in this Agreement or in any other Financing Document, the Controlling Party (without the consent of any other Secured Party) may approve in writing any amendment, supplement or other modification of, or waiver, consent, approval, agreement or other action under or with respect to, any Financing Document; provided, however, that no such amendment, supplement, modification, waiver, consent, approval, agreement or action shall result in any of the modifications described in Section 10.02(2) of the Indenture without the consent of the Bondholders of each Outstanding (as such term is defined in the Indenture) Bond affected thereby; and provided, further, that no such amendment or supplement that results in the Swap Counterparty no longer being designated a Secured Party or changes its rights to receive payments in respect of the Swap Obligations in accordance with Section 2.11 of the Common Agreement or Section
4.1.2 of the Depository Agreement shall be made without the consent of the Swap Counterparty; provided, however, that no such amendment, supplement, modification, waiver, consent, approval, agreement or action that adversely affects the rights of the Collateral Agent provided in Article 11 of the Common Agreement in any material respect or its compensation or indemnity in any material respect shall be made without the consent of the Collateral Agent.

                                   ARTICLE 10
                            INDEPENDENT CONSULTANTS

         10.1     Removal and Fees.

                  (a) Independent Engineer. For purposes of this Agreement, the "Independent Engineer" shall be R.W. Beck, Inc. or such other replacement engineering consulting firm selected in accordance with this Section 10.1(a). The Independent Engineer may be removed by XLCA (if XLCA is the Controlling Party) or the Issuer. If the Independent Engineer is removed or resigns and thereby ceases to act as Independent Engineer for purposes of this Agreement, the Issuer and XLCA (if XLCA is the Controlling Party) shall, within 30 days of such removal or resignation, together (or the Issuer alone if XLCA is not the Controlling Party) designate a replacement engineering consulting firm of recognized national standing as Independent Engineer and, thereafter, the Issuer shall promptly notify the Trustee and the Collateral Agent in writing of such designation. If an Issuer Event of Default shall have occurred and be continuing and XLCA is the Controlling Party, XLCA alone shall have the right to remove or appoint an Independent Engineer pursuant to this Section 10.1(a).

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

                  At any time while the Obligations are outstanding, the Controlling Party and the other Secured Parties shall have the right, but shall not be obligated (other than as expressly provided herein or in the other Financing Documents), to consult with the Independent Engineer on matters related to this Agreement or any other Operative Document. All reasonable fees and expenses of the Independent Engineer (whether the original one or replacements) shall be paid by the Issuer; provided that any such fee or expense, or related group of fees or expenses, in excess of $10,000 shall be approved by the Issuer.

                  (b) Insurance Consultant. For purposes of this Agreement, the "Insurance Consultant" shall be Marsh McLennan USA Inc. or such other replacement insurance consulting firm selected in accordance with this Section 10.1(b). The Insurance Consultant may be removed by XLCA (if XLCA is the Controlling Party) or the Issuer. If the Insurance Consultant is removed or resigns and thereby ceases to act as Insurance Consultant for purposes of this Agreement, the Issuer and XLCA (if XLCA is the Controlling Party) shall, within 30 days of such removal or resignation, together (or the Issuer alone if XLCA is not the Controlling Party) designate a replacement insurance consulting firm of recognized national standing as Insurance Consultant and, thereafter, the Issuer shall promptly notify the Trustee and the Collateral Agent in writing of such designation. If an Issuer Event of Default shall have occurred and be continuing and XLCA is the Controlling Party, XLCA alone shall have the right to remove or appoint an Insurance Consultant pursuant to this Section 10.1(b).

                  At any time while the Obligations are outstanding, the Controlling Party and the other Secured Parties shall have the right, but shall not be obligated (other than as expressly provided herein or in the other Financing Documents), to consult with the Insurance Consultant on matters related to this Agreement or any other Operative Document. All reasonable fees and expenses of the Insurance Consultant (whether the original one or replacements) shall be paid by the Issuer; provided that any such fee or expense, or related group of fees or expenses, in excess of $10,000 shall be approved by the Issuer.

                  (c) Power and Fuel Market Consultant. For purposes of this Agreement, the "Power and Fuel Market Consultant" shall be R.W. Beck, Inc. or such other replacement power market consulting firm selected in accordance with this Section 10.1(c). The Power and Fuel Market Consultant may be removed by XLCA (if XLCA is the Controlling Party) or the Issuer. If the Power and Fuel Market Consultant is removed or resigns and thereby ceases to act as Power and Fuel Market Consultant for purposes of this Agreement, the Issuer and XLCA (if XLCA is the Controlling Party) shall, within 30 days of such removal or resignation, designate a replacement power and fuel market consulting firm of recognized national standing as Power and Fuel Market Consultant and, thereafter, the Issuer shall promptly notify the Trustee and the Collateral in writing of such designation. If an Issuer Event of Default shall have occurred and be continuing and XLCA is the Controlling Party, XLCA alone shall have the right to remove or appoint a Power and Fuel Market Consultant pursuant to this
Section 10.1(c).

                  At any time while the Obligations are outstanding, the Controlling Party and the other Secured Parties shall have the right, but shall not be obligated (other than as expressly provided herein or in the other Financing Documents), to consult with the Power and Fuel Market Consultant on matters related to this Agreement or any other Operative Document. All reasonable fees and expenses of the Power and Fuel Market Consultant (whether the original one

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

or replacements) shall be paid by the Issuer; provided that any such fee or expense, or related group of fees or expenses, in excess of $10,000 shall be approved by the Issuer.

         10.2 Duties. Each Independent Consultant shall be contractually obligated to the Controlling Party to carry out the activities required of it in this Agreement and as otherwise requested by the Controlling Party and shall be responsible solely to the Controlling Party. The Issuer acknowledges that it will not have any cause of action or claim against any Independent Consultant resulting from any decision made or not made, any action taken or not taken or any advice given by such Independent Consultant in the due performance in good faith of its duties to the Controlling Party, except to the extent arising from such Independent Consultant's gross negligence or willful misconduct.

         10.3 Certification of Dates. The Controlling Party will request that the Independent Consultants act diligently in the issuance of all certificates required to be delivered by the Independent Consultants hereunder, if their issuance is appropriate. The Issuer shall provide the Independent Consultants with reasonable notice of the expected occurrence of any such dates or events requiring any such certification.

                                   ARTICLE 11
                              THE COLLATERAL AGENT

         11.1     Appointment and Duties of Collateral Agent.

                  (a) Appointment and Duties of Collateral Agent. Each of XLCA, the Swap Counterparty and the Trustee hereby designates and appoints The Bank of New York to act as the Collateral Agent for the Transaction, and XLCA, the Swap Counterparty and the Trustee hereby authorize The Bank of New York, as the Collateral Agent, to take such actions on its behalf under the provisions of the Collateral Documents to which it is a party and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms thereof and this Agreement and each of the other Financing Documents to which it is a party, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement and the other Financing Documents, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement and the other Financing Documents to which it is a party, or any fiduciary relationship with XLCA, the Swap Counterparty or the Trustee, and no implied covenants, functions or responsibilities shall be read into this Agreement, the other Financing Documents or otherwise exist against the Collateral Agent. The Collateral Agent shall not be liable for any action taken or omitted to be taken by it hereunder or under any other Financing Document, or in connection herewith or therewith, or in connection with the Collateral, unless caused by its gross negligence or willful misconduct as determined by a court of competent jurisdiction.

                  Anything in this Agreement to the contrary notwithstanding, in no event shall the Collateral Agent or the Trustee be liable under or in connection with this Agreement for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Collateral Agent or the Trustee (in any of its capacities hereunder) has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

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

                  (b) Notices to XLCA, the Swap Counterparty, the Trustee and the Issuer. The Collateral Agent will give notice to XLCA, the Swap Counterparty, the Trustee and the Issuer of any action taken by the Collateral Agent or any Person acting at the direction of the Collateral Agent hereunder or under any other Financing Document; such notice shall be given prior to the taking of such action, and such action will be binding upon and deemed to be taken at the direction of XLCA, the Swap Counterparty and the Trustee.

                  (c) Direction of Collateral Agent by the Controlling Party. Notwithstanding anything to the contrary in this Agreement, the Collateral Agent shall not be required to exercise any rights or remedies under any of the Financing Documents, take or refrain from taking any discretionary action thereunder or give any consent under any of the Financing Documents or enter into any agreement amending, modifying, supplementing or waiving any provision of any Financing Document unless it shall have been directed to do so by the Controlling Party.

         11.2     Rights of Collateral Agent.

                  (a) Collateral Agent May Act Through Agents. Each of the Collateral Agent and the Trustee may execute or perform any of its duties or powers hereunder either directly or by or through agents or attorneys, and neither the Trustee nor the Collateral Agent shall be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                  (b) Limitation of Liability. Neither the Collateral Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it under or in connection with any Financing Document (except for its gross negligence or willful misconduct as determined by a court of competent jurisdiction), or (ii) responsible in any manner to XLCA, the Swap Counterparty or the Trustee for any recitals, statements, representations or warranties made by the Issuer, any Project Company or any representative thereof contained in any Financing Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, any Financing Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Financing Documents or for any failure of the Issuer or any Project Company to perform its obligations thereunder. The Collateral Agent shall not be under any obligation to XLCA, the Swap Counterparty or the Trustee to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any Financing Document, or to inspect the properties, books or records of the Issuer.

                  (c) Reliance by the Collateral Agent. The Collateral Agent shall be entitled to rely conclusively, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, report (environmental or otherwise), letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Issuer), independent accountants and other experts selected by the Collateral Agent. In connection with any request of the Controlling Party, the Collateral Agent shall be fully protected in relying conclusively on a certificate of such Person, signed by an Responsible Officer of such Person. The Collateral Agent shall be fully justified in failing or refusing to take any action under any Financing Document
(i) if such action would, in the opinion of the Collateral Agent, be contrary to law or the terms of this Agreement or the other Financing Documents, (ii) if such action is not specifically provided for in such Financing Document and it shall not have received any such advice or concurrence of the Controlling Party, as it deems appropriate, or (iii) if, in connection with the taking of any such action that would constitute an exercise of remedies under such Financing Document, it shall not first be indemnified to its satisfaction by the Issuer and the Controlling Party against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under any Financing Document in accordance with a request of the Controlling Party, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Secured Parties.

                  (d) Ambiguity or Inconsistency in Financing Documents with Proposed Actions. If, with respect to a proposed action to be taken by it, the Collateral Agent shall determine in good faith that the provisions of this Agreement or any other Financing Document relating to the functions, responsibilities or powers of the Collateral Agent are or may be ambiguous or inconsistent, the Collateral Agent shall notify the Controlling Party and the Issuer, identifying the proposed action and the provisions that it considers are or may be ambiguous or inconsistent, and may decline either to perform such function or responsibility or to exercise such power unless it has received written confirmation that the Controlling Party and, if no Issuer Event of Default has occurred and is continuing, the Issuer concur in the circumstances that the action proposed to be taken by the Collateral Agent is consistent with the terms of this Agreement or is otherwise appropriate. The Collateral Agent shall be fully protected in acting or refraining from acting upon, or from omitting to act prior to, the confirmation of the Controlling Party, in this respect, and such confirmation shall be binding upon the Collateral Agent.

                  (e) Knowledge of Event of Default. The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Issuer Event of Default unless and until the Collateral Agent has received a notice or a certificate from the Controlling Party or the Issuer stating that an Issuer Event of Default has occurred. The Collateral Agent shall have no obligation whatsoever either prior to or after receiving such notice or certificate to inquire whether an Issuer Event of Default has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice or certificate so furnished to a Responsible Officer of the Collateral Agent. No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it. In the event that the Collateral Agent receives such a notice of the occurrence of any Issuer Event of Default, the Collateral Agent shall give notice thereof to the Issuer, the Swap Counterparty, XLCA and the Trustee. Subject to the provisions of this Agreement, the Collateral Agent shall take such action with respect to such Issuer Event of Default as so directed pursuant to Section 11.1(c).

                  (f) No Liability for Clean-up of Hazardous Materials. In the event the Collateral Agent (or the Trustee, if it is required to acquire title for any reason) is required to take

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

any managerial action of any kind with respect to the Collateral, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Agent's or the Trustee's sole discretion may cause the Collateral Agent or the Trustee to be considered an "owner or Operator" under the provisions of CERCLA, or otherwise cause the Collateral Agent or Trustee to incur liability under CERCLA or any other federal, state or local law, each of the Collateral Agent and the Trustee reserves the right to, instead of taking such action, either resign or arrange for the transfer of the title or control of the asset to a court appointed receiver.

                  Neither the Collateral Agent nor the Trustee shall be liable to the Issuer or any Project Company or any other Person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent's or the Trustee's actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment, except in each case to the extent such claims or contribution actions arise from the gross negligence, bad faith or willful misconduct on the part of the Collateral Agent or the Trustee.

         11.3     Lack of Reliance on the Agents.

                  (a) Each of XLCA and the Swap Counterparty expressly acknowledges that neither the Collateral Agent nor any of its respective officers, directors, employees, agents or attorneys-in-fact has made any representations or warranties to it and that no act by the Collateral Agent hereinafter taken, including any review of the Projects or of the affairs of the Issuer, shall be deemed to constitute any representation or warranty by the Collateral Agent to XLCA or the Swap Counterparty. Each of XLCA and the Swap Counterparty represents to the Collateral Agent that it has, independently and without reliance upon XLCA or the Swap Counterparty, based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Projects and the Issuer. Each of XLCA and the Swap Counterparty also represents that it will, independently and without reliance upon the Collateral Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Projects and the Issuer. Except for notices, reports and other documents expressly required to be furnished to XLCA, the Swap Counterparty and the Trustee by the Collateral Agent hereunder, the Collateral Agent shall not have any duty or responsibility to provide XLCA, the Swap Counterparty or the Trustee with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Projects and the Issuer which may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents or attorneys-in-fact.

                  (b) Beyond the exercise of reasonable care in the custody thereof or as otherwise provided for in the Financing Documents, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral

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

Agent accords its own property, and the Collateral Agent shall not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

                  (c) The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuer to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time.

         11.4 Indemnification. The Controlling Party agrees to indemnify and hold harmless each of the Collateral Agent, and its officers, directors, agents and attorneys, in their respective capacities as such (to the extent not reimbursed by the Issuer and without limiting the obligation, if any, of the Issuer to do so), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Collateral Agent in its capacity as such in any way relating to or arising out of any Financing Document, or the performance of its duties as Collateral Agent thereunder or any action taken or omitted by such Collateral Agent in its capacity as such under or in connection with any of the foregoing; provided that the Controlling Party shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent that any of the foregoing result from the Collateral Agent's gross negligence or willful misconduct as determined by a court of competent jurisdiction. The agreements in this Section 11.4 shall survive the payment or satisfaction in full of the Obligations.

         11.5 Resignation or Removal of the Collateral Agent. The Collateral Agent may resign as Collateral Agent upon thirty (30) days' prior written notice to XLCA, the Swap Counterparty, the Trustee and the Issuer. The Collateral Agent may be removed at any time following such notice with or without cause by the Controlling Party, with any such resignation or removal to become effective only upon the appointment by the Controlling Party of a successor Collateral Agent under this Section 11.5. If the Collateral Agent shall resign or be removed as Collateral Agent, then the Controlling Party shall (and if no such successor shall have been appointed within thirty (30) days of such Collateral Agent's resignation or removal, such Collateral Agent may) appoint a successor collateral agent, which successor collateral agent shall be reasonably acceptable to the Issuer (and shall be deemed acceptable to the Controlling Party and the Trustee), whereupon such successor collateral agent shall succeed to the rights, powers and duties of the "Collateral Agent" and the term "Collateral Agent" shall mean such successor collateral agent effective upon its appointment, and the former Collateral Agent's rights, powers and duties as Collateral Agent shall be terminated, without any other or further act

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

or deed on the part of such former Collateral Agent (except that the resigning Collateral Agent shall deliver all Collateral, subject to Section 12.4, then in its possession to the successor Collateral Agent) or the Controlling Party. If the Issuer withholds its acceptance of such successor Collateral Agent or if an instrument of acceptance by a successor Collateral Agent shall not have been delivered to the Collateral Agent within 30 days after: (i) the giving by the resigning Collateral Agent of such notice of resignation or (ii) the giving of such notice of removal to the removed Collateral Agent, then the retiring Collateral Agent may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Collateral Agent. After any retiring Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.

         11.6 Release of Collateral. Notwithstanding anything to the contrary contained herein, the Collateral Agent is authorized (without any further action by any Secured Party) to release the Lien of the Collateral Documents from any portion of the Collateral that is expressly permitted to be sold, assigned, transferred or otherwise disposed of in accordance with the terms of this Agreement and the other Financing Documents. The Collateral Agent shall execute such documents and take such actions as reasonably requested by, and at the expense of, the Issuer to effect or evidence such release. The Collateral Agent shall be entitled to receive an Opinion of Counsel (as defined in the Indenture) in connection with any such release to the effect that the conditions precedent to such release under the Financing Documents have been satisfied. Except as otherwise provided in this Agreement or in the other Financing Documents, neither the Collateral Agent nor any Co-Collateral Agent shall release any of the Collateral without the prior written consent of the Controlling Party.

         11.7 Assignment of Rights, Not Assumption of Duties. Anything herein contained to the contrary notwithstanding, (a) the Issuer shall remain liable under each of the Financing Documents to which it is a party to the extent set forth therein to perform all of its duties and obligations thereunder, (b) the exercise by the Collateral Agent or the Trustee of any of their rights, remedies or powers hereunder shall not release the Issuer from any of its duties or obligations under each of the Financing Documents to which it is a party, and (c) neither the Collateral Agent nor the Trustee shall be obligated to perform any of the obligations or duties of the Issuer thereunder or, except as expressly provided herein, to take any action to collect or enforce any claim for payment assigned hereunder or otherwise.

         11.8 Appointment of Co-Collateral Agent. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any Collateral may at the time be located, the Collateral Agent shall have the power and may execute and deliver all instruments to appoint one or more persons to act as its Co-Collateral Agent of all or any part of the Collateral, and to vest in such persons, in such capacity and for the benefit or on behalf of the Secured Parties, such title to the Collateral, or any part thereof, and subject to the other provisions of this
Section 11.8, such powers, duties, obligations, rights and trusts as the Collateral Agent may consider necessary or desirable, provided that the appointment of such Co-Collateral Agent shall be subject to the approval of the Issuer and the Controlling Party, which approval shall not be unreasonably withheld, and provided further, that any Co-Collateral Agent shall agree to be liable to the Secured Parties to the extent the Collateral Agent is so liable pursuant to this Agreement.

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

                  All rights and powers, conferred or imposed upon the Collateral Agent may be conferred or imposed upon and may be exercised or performed by a Co-Collateral Agent.

                  Any notice, request or other writing given to the Collateral Agent shall be deemed to have been given to the Co-Collateral Agent, as effectively as if given to such Co-Collateral Agent. Every instrument appointing any Co-Collateral Agent shall refer to this Agreement and the conditions of this section.

                  If any Co-Collateral Agent shall become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Collateral Agent to the extent permitted by law.

                  The appointment of a Co-Collateral Agent shall not relieve the Collateral Agent from any of its obligations hereunder.

                  The Collateral Agent shall not be responsible for any willful misconduct or negligence on the part of any Co-Collateral Agent appointed with due care and in good faith pursuant to this Section 11.8.

                  Delivery to the Collateral Agent and/or Trustee of the financial statements and reports is for informational purposes only and the Collateral Agent's and/or the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Collateral Agent and/or the Trustee is entitle to rely exclusively on officers' certificates).

         11.9 XLCA Confirmation Before Release of Certain Funds. Notwithstanding anything to the contrary in any Financing Document, if XLCA is the Controlling Party, any funds, cash or obligations to be released in accordance with the terms of the Depositary Agreement to any Financing Party or any other Person upon the cure of any Funds Block Condition shall not be so released (and the Collateral Agent shall not direct the Depositary Agent to release such funds, cash or obligations) unless XLCA shall have confirmed, in its absolute discretion, in writing to the Collateral Agent that such Funds Block Condition has been cured; provided that if a certificate as to the cure of a Funds Block Condition is delivered to the Collateral Agent and to XLCA in accordance with the terms of the Financing Documents and requests a release of funds, cash or obligations as of a specified date, the failure of XLCA to confirm the cure of such Funds Block Condition on or prior to such specified date shall, if (notwithstanding anything to the contrary in any Financing Document) such certificate shall have been received by XLCA at least 5 Business Days prior to such specified date, be deemed to be such confirmation.

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                                   ARTICLE 12
                                 MISCELLANEOUS

         12.1 Addresses. Any communications between the parties hereto or notices provided herein to be given may be given to the following addresses:

To XLCA:

                    XL Capital Assurance Inc.
                    1221 Avenue of the Americas
                    New York, New York  10020
                    Attention:       Surveillance
                    Telecopy:        (212) 478-3587
                    Confirmation:    (212) 478-3400

                    (IN EACH CASE IN WHICH NOTICE OR OTHER COMMUNICATION TO XLCA REFERS TO AN ISSUER EVENT OF DEFAULT OR A PROJECT EVENT OF DEFAULT, A CLAIM ON THE POLICY OR THE SWAP POLICY OR WITH RESPECT TO WHICH FAILURE ON THE PART OF XLCA TO RESPOND SHALL BE DEEMED TO CONSTITUTE CONSENT OR ACCEPTANCE, THEN A COPY OF SUCH NOTICE OR OTHER COMMUNICATION SHOULD ALSO BE SENT TO THE ATTENTION OF EACH OF THE GENERAL COUNSEL AND SURVEILLANCE AND SHALL BE MARKED TO INDICATE "URGENT MATERIAL ENCLOSED.")

To the Trustee:

                    Law Debenture Trust Company of New York
                    767 Third Avenue, 31st Floor
                    New York, New York  10017
                    Attention:       Daniel R. Fisher
                    Telephone:       (212) 750-6474
                    Telecopy:        (212) 750-1361

To the Collateral Agent:

                    The Bank of New York
                    101 Barclay Street, Floor 8 West
                    New York, New York  10286
                    Attention:       Corporate Trust Department
                    Telephone:       (212) 815-4816
                    Telecopy:        (212) 815-5707

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To the Swap Counterparty:

                    Goldman Sachs Mitsui Marine Derivatives Products, L.P.
                    85 Broad Street
                    New York, New York  10004
                    Attention:       Swap Operations (with a copy to Treasury
                                     Operations)
                    Telephone:       (212) 902-1000
                    Telecopy:        (212) 902-5692

To the Issuer:

                    NRG Peaker Finance Company LLC
                    901 Marquette Avenue
                    Suite 2300
                    Minneapolis, MN  55402-3266
                    Attention:       General Counsel
                    Telephone:       (612) 373-5300
                    Telecopy:        (612) 373-5392

with a copy to (which shall not constitute notice):

                    Kirkland & Ellis LLP
                    153 East 53rd Street
                    New York, NY  10022
                    Attention:       Lisa M. Anastos, Esq.
                    Telephone:       212-446-4800
                    Telecopy:        212-446-4900

To the Project Companies:

To Big Cajun Project Company:

                    Big Cajun I Peaking Power LLC
                    901 Marquette Avenue
                    Suite 2300
                    Minneapolis, MN  55402-3266
                    Attention:       General Counsel
                    Telephone:       (612) 373-5300
                    Telecopy:        (612) 373-5392

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

with a copy to (which shall not constitute notice):

                    Kirkland & Ellis LLP
                    153 East 53rd Street
                    New York, NY  10022
                    Attention:       Lisa M. Anastos, Esq.
                    Telephone:       212-446-4800
                    Telecopy:        212-446-4900

To Bayou Cove Project Company:

                    Bayou Cove Peaking Power, LLC
                    901 Marquette Avenue
                    Suite 2300
                    Minneapolis, MN  55402-3266
                    Attention:       General Counsel
                    Telephone:       (612) 373-5300
                    Telecopy:        (612) 373-5392

with a copy to (which shall not constitute notice):

                    Kirkland & Ellis LLP
                    153 East 53rd Street
                    New York, NY  10022
                    Attention:       Lisa M. Anastos, Esq.
                    Telephone:       212-446-4800
                    Telecopy:        212-446-4900

To Rockford I Project Company:

                    NRG Rockford LLC
                    901 Marquette Avenue
                    Suite 2300
                    Minneapolis, MN  55402-3266
                    Attention:       General Counsel
                    Telephone:       (612) 373-5300
                    Telecopy:        (612) 373-5392

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

with a copy to (which shall not constitute notice):

                    Kirkland & Ellis LLP
                    153 East 53rd Street
                    New York, NY  10022
                    Attention:       Lisa M. Anastos, Esq.
                    Telephone:       212-446-4800
                    Telecopy:        212-446-4900

To Rockford II Project Company:

                    NRG Rockford II LLC
                    901 Marquette Avenue
                    Suite 2300
                    Minneapolis, MN  55402-3266
                    Attention:       General Counsel
                    Telephone:       (612) 373-5300
                    Telecopy:        (612) 373-5392

with a copy to (which shall not constitute notice):

                    Kirkland & Ellis LLP
                    153 East 53rd Street
                    New York, NY  10022
                    Attention:       Lisa M. Anastos, Esq.
                    Telephone:       212-446-4800
                    Telecopy:        212-446-4900

To Sterlington Project Company:

                    NRG Sterlington Power LLC
                    901 Marquette Avenue
                    Suite 2300
                    Minneapolis, MN  55402-3266
                    Attention:       General Counsel
                    Telephone:       (612) 373-5300
                    Telecopy:        (612) 373-5392

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

with a copy to (which shall not constitute notice):

                    Kirkland & Ellis LLP
                    153 East 53rd Street
                    New York, NY  10022
                    Attention:       Lisa M. Anastos, Esq.
                    Telephone:       212-446-4800
                    Telecopy:        212-446-4900

                  All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given
(a) if delivered in person, (b) if sent by overnight delivery service (including Federal Express, UPS, ETA, Emery, DHL, AirBorne and other similar overnight delivery services), (c) in the event overnight delivery services are not readily available, if mailed by first class United States Mail, postage prepaid, registered or certified with return receipt requested, (d) if sent by prepaid telegram or by facsimile or (e) other electronic means (including electronic mail) confirmed by facsimile or telephone (except to the Collateral Agent). Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by facsimile or other direct electronic means shall be deemed to have been validly and effectively given on the day (if a Business Day and, if not, on the next following Business Day) on which it is transmitted if transmitted before 4:00 p.m., recipient's time, and if transmitted after that time, on the next following Business Day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by giving of 30 days' notice to the other parties in the manner set forth above.

         12.2 Additional Security; Right to Set-Off. Any deposits or other sums at any time credited or due and any Project Revenues, securities or other property of the Issuer in the possession of the Collateral Agent may at all times be treated as collateral security for the payment of the Issuer's obligations under the Insurance and Reimbursement Agreement, the Bonds, the Swap Agreement and all other obligations of the Issuer under this Agreement and the other Financing Documents, and the Issuer hereby pledges to the Collateral Agent, for the benefit of the Secured Parties, and grants the Collateral Agent a first priority security interest in and to all such deposits, sums, securities or other property (subject to Issuer Permitted Liens). Regardless of the adequacy of any other collateral, the Collateral Agent may execute or realize on its security interest in any such deposits or other sums credited by or due from the Collateral Agent to the Issuer, may apply any such deposits or other sums to or set them off against Obligations at any time after the occurrence and during the continuation of any Issuer Event of Default.

         12.3 Delay and Waiver. No delay or omission to exercise any right, power or remedy accruing to XLCA, the Swap Counterparty or the Trustee or any other Secured Party upon the occurrence of any Issuer Event of Default or Issuer Inchoate Default or any Project Event of Default or Project Inchoate Default or any breach or default of any other Party under this Agreement or any other Financing Document shall impair any such right, power or remedy of any Secured Party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single Issuer Event of Default, Issuer Inchoate Default, Project Event of Default or Project Inchoate Default or other breach or default be deemed a waiver of any other Issuer Event of Default, Issuer Inchoate Default, Project Event of Default or Project Inchoate Default or other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Collateral Agent, XLCA, the Swap Counterparty and/or the Trustee of any Issuer Event of Default, Issuer Inchoate Default, Project Event of Default or Project Inchoate Default or other breach or default under this Agreement or any other Financing Document, or any waiver on the part of the Collateral Agent, XLCA, the Swap Counterparty and/or the Trustee of any provision or condition of this Agreement or any other Financing Document, must be in writing and shall be effective only to the extent in such writing specifically set forth. All remedies, either under this Agreement or any other Financing Document or by law or otherwise afforded to the Collateral Agent, XLCA, the Swap Counterparty or the Trustee and the other Secured Parties shall be cumulative and not alternative.

         12.4 Costs, Expenses and Attorneys' Fees. Without duplication of any other provision of any Financing Document regarding the payment of fees, costs and/or expenses, the Issuer will pay to each of XLCA, the Swap Counterparty, the Trustee and the Collateral Agent (a) all of their reasonable costs and expenses in connection with the preparation, negotiation, closing and administering of this Agreement and the other Financing Documents, and the documents contemplated hereby or thereby, including the reasonable fees, expenses and disbursements of attorneys and agents retained by such Persons in connection with the preparation of such documents and any amendments hereof or thereof, or the preparation, negotiation, closing, administration or enforcement of any Financing Document or any rescission or restriction thereof, (b) the reasonable fees, expenses and disbursements of the Independent Consultants and any other engineering or insurance consultants to XLCA, the Swap Counterparty and the Trustee and incurred in connection with the Financing Documents or the Transaction prior to the Closing Date, and (c) the travel and out-of-pocket costs incurred by such Persons following the Closing Date (provided that any such costs described in this clause (c), or related group of such costs, in excess of $10,000 shall be approved by the Issuer). Without limiting the foregoing, the Issuer will reimburse XLCA, the Swap Counterparty, the Trustee and the Collateral Agent for all costs and expenses, including reasonable attorneys' fees and those of their agents, expended or incurred by such Persons in enforcing this Agreement or the other Financing Documents in connection with an Issuer Event of Default, in actions for declaratory relief in any way related to this Agreement or in collecting any sum which becomes due to such Persons on the Policy, the Swap Policy, the Bonds or otherwise under the Financing Documents. The provisions of this Section 12.4 shall survive the termination of this Agreement.

         12.5 Entire Agreement. This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such other agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail.

         12.6 Governing Law. This Agreement, and any instrument or agreement required hereunder (to the extent not otherwise expressly provided for therein), shall be governed by, and construed under, the laws of the State of New York, without reference to conflicts of laws (other than Section 5-1401 of the New York General Obligations
Law).

         12.7 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         12.8 Headings. Headings have been inserted in this Agreement as a matter of convenience for reference only and such article and section headings shall not be used in the interpretation of any provision of this Agreement.

         12.9 No Partnership, etc. XLCA, the Swap Counterparty, the Trustee, the Collateral Agent, the Issuer and the Project Companies intend that the relationship between them shall be solely that of independent contracting parties. Nothing contained in this Agreement, the Policy, the Swap Policy, the Insurance and Reimbursement Agreement, the Bonds, the Indenture or any other Financing Document shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between XLCA, the Swap Counterparty, the Trustee, the Collateral Agent, the Issuer, the Project Companies or any other Person. XLCA, the Swap Counterparty, the Collateral Agent and the Trustee shall not be in any way responsible or liable for the debts, losses, obligations or duties of the Project Companies, the Issuer or any other Person with respect to any Project or otherwise. All obligations to pay real property or other taxes, assessments, insurance premiums and all other fees and charges arising from the ownership, operation or occupancy of any Project, and to perform all obligations and other agreements and contracts relating to any Project or any other asset or liability of any Project Company or the Issuer, shall be the sole responsibility of the Project Companies and the Issuer.

         12.10 Limitation on Liability. No claim shall be made by any Project Company, the Issuer, NRG Energy or any of their Affiliates against XLCA, the Swap Counterparty, the Trustee, the Collateral Agent, any other Secured Party or any of their respective Affiliates, directors, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any breach or wrongful conduct (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement or the other Operative Documents or any act or omission or event occurring in connection therewith; and the Issuer hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         12.11 Waiver of Jury Trial. THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR XLCA AND THE TRUSTEE TO ENTER INTO THIS AGREEMENT.

         12.12 Consent to Jurisdiction. XLCA, the Swap Counterparty, the Trustee, the Collateral Agent, the Issuer and the Project Companies agree that any legal action or proceeding by or against the Issuer or any Project Company or with respect to or arising out of this Agreement, the Policy, the Swap Policy, the Insurance and Reimbursement Agreement, the Bonds, the Indenture or any other Financing Document may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York, as XLCA, the Swap Counterparty, the Trustee or the Collateral Agent may elect. By execution and delivery of this Agreement, XLCA, the Trustee, the Collateral Agent, the Issuer and the Project Companies accept, for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. XLCA, the Swap Counterparty, the Trustee, the Collateral Agent, the Issuer and the Project Companies irrevocably consent to the service of process out of any of the aforementioned courts in any manner permitted by law. Nothing herein shall affect the right of XLCA, the Trustee or the Collateral Agent to bring legal action or proceedings in any other competent jurisdiction, including judicial or non-judicial foreclosure of any Mortgage. XLCA, the Swap Counterparty the Trustee, the Collateral Agent, the Issuer and the Project Companies further agree that the aforesaid courts of the State of New York and of the United States of America shall have exclusive jurisdiction with respect to any claim or counterclaim of the Issuer based upon the assertion that the rate of interest charged by XLCA or owing to the Bonds under this Agreement, the Policy, the Swap Policy, the Insurance and Reimbursement Agreement, the Indenture and/or the other Financing Documents is usurious. XLCA, the Swap Counterparty, the Trustee, the Collateral Agent, the Issuer and the Project Companies hereby waive any right to stay or dismiss any action or proceeding under or in connection with any or all of any Project, this Agreement or any other Financing Document brought before the foregoing courts on the basis of forum non-conveniens. The Issuer and each Project Company hereby irrevocably appoints and designates Corporation Service Company, as its true and lawful attorney and duly authorized agent for acceptance of service of legal process, and agrees to maintain Corporation Service Company as such. The Issuer and each Project Company agrees that service of such process upon such person shall constitute personal service of such process upon it.

         12.13 Usury. Nothing contained in this Agreement or any other Financing Document shall be deemed to require the payment of interest or other charges by the Issuer or any other Person in excess of the amount which any Secured Party may lawfully charge under any applicable usury laws. In the event any Secured Party shall collect moneys which are deemed to constitute interest which would increase the effective interest rate to a rate in excess of that permitted to be charged by applicable Legal Requirements, all such sums deemed to constitute interest in excess of the legal rate shall, upon such determination, at the option of such Secured Party, be returned to the Issuer or credited against the Obligations.

         12.14 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither the Issuer nor any Project Company may assign or otherwise transfer any of its rights under this Agreement or any Financing Document except as consented to in writing by the Controlling Party or as otherwise expressly permitted by any Financing Document. XLCA may assign any of its rights under this Agreement in connection with any assignment made pursuant to Section 5.4 of the Insurance and Reimbursement Agreement. The Trustee and Collateral Agent may assign their rights under this Agreement in connection with the appointment of any successor pursuant to this Agreement or the Indenture and the Swap Counterparty may assign its rights under this Agreement in favor of any swap counterparty to any Replacement Swap Agreement.

         12.15 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         12.16 Term and Termination. This Agreement and each other Financing Document shall take effect on the Closing Date and shall remain in effect, without prejudice to Section 12.17 or Section 12.18, until the date that is 366 days after all of the Obligations shall have been irrevocably performed or satisfied in full in cash; provided that if NRG Energy shall have issued and provided the Reinstatement Guaranty, the Issuer and each Project Company shall be released from their respective obligations under the Financing Documents, and all Collateral shall be released from the Lien of the Collateral Documents, at the time such Reinstatement Guaranty is issued and provided by NRG Energy.

         12.17 Reinstatement. The Issuer's and each Project Company's obligations under the Financing Documents shall automatically be reinstated if for any reason any payment made by or on behalf of the Issuer under any Financing Document is rescinded or otherwise restored to it, whether as a result of any proceedings in bankruptcy, reorganization or otherwise with respect to the Issuer or any other Person or as a result of any settlement or compromise with any Person (including any Project Company) in respect of such payment.

         12.18 Survival. All representations, warranties, covenants and agreements made herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement and the other Financing Documents shall be considered to have been relied upon by the parties hereto and shall survive the execution and delivery of this Agreement and the other Financing Documents and the issuance of the Policy, the Swap Policy and the Bonds. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Issuer and the Project Companies set forth in Sections 9.1, 10.1 and 12.4 and Article 11 and the agreements of the Collateral Agent contained in Article 11 shall survive the payment and performance of the Bonds and other Obligations and the termination of this Agreement as shall such other provisions in any Financing Document expressly stated to do so.

         12.19 Partial Termination. Upon the occurrence of a Project Release Event with respect to any Project Company, all of such Project Company's obligations (including its Guaranty) hereunder and under the other Financing Documents shall terminate and the Project Company Collateral of such Project Company shall no longer be subject to the Lien of the Collateral Documents. A Project Release Event with respect to the Rockford II Project Company shall be deemed also to be a Project Release Event with respect to the Rockford II Equipment Company. Notwithstanding anything to the contrary in this Agreement, each Secured Party agrees to execute such documents, and take such other actions, as reasonably requested by, and at the expense of, the Issuer to effect and evidence such termination and release.

         12.20 No XLCA Liability or Duties. Neither XLCA nor any of its officers, directors or employees shall be liable or responsible for: (a) the use which may be made of each of the Policies by or for the Collateral Agent, the Swap Counterparty, the Depositary Agent, the Trustee, any depositary, any bank, any Bondholder or other purchaser of Bonds or any other Person or for any acts or omissions of any such Person in connection therewith; (b) the validity, sufficiency, accuracy or genuineness of documents or of any endorsements thereon delivered to XLCA (or its Fiscal Agent) in connection with any claim under either of the Policies, or of any signatures thereon, even if such documents or signatures should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged or (c) any acts or omissions to act of the Issuer, any Project Company, the Swap Counterparty, the Collateral Agent, the Depositary Agent, the Trustee, any Bondholder or any other person in connection with the Collateral. In furtherance and not in limitation of the foregoing, XLCA (or its Fiscal Agent) may accept documents that appear on their face to be in order, without responsibility for further investigation. In making any decision or determination, taking any action or omitting to take any action, giving or withholding any consent, waiver or agreement (whether as Controlling Party or otherwise) in respect of matters arising under or in connection with any Financing Document and in each other respect, XLCA shall have no implied duty to any other party to this Agreement or any other Person and shall act at all times as it shall, in its absolute, discretion see fit.

         12.21 Calculation of Net Annual Payment Pursuant to Swap Agreement. Within 17 days after each Determination Date, the Swap Counterparty shall deliver to the Collateral Agent a certificate of a Responsible Officer of the Swap Counterparty setting forth the net payment amount payable by the Swap Counterparty to the Issuer or by the Issuer to the Swap Counterparty, as the case may be, pursuant to the Swap Agreement on the immediately succeeding Annual Scheduled Payment Date.

                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, intending to be legally bound, have caused this Common Agreement to be duly executed and delivered as of the date first above written.

                         NRG PEAKER FINANCE COMPANY LLC,
                           as Issuer

                         By:____________________________________________________
                            Name:
                            Title:

                         BIG CAJUN I PEAKING POWER LLC,
                           as Project Company

                         By:____________________________________________________
                            Name:
                            Title:

                         BAYOU COVE PEAKING POWER, LLC,
                           as Project Company

                         By:____________________________________________________
                            Name:
                            Title:

                         NRG ROCKFORD LLC,
                           as Project Company

                         By:____________________________________________________
                            Name:
                            Title:

                         NRG ROCKFORD II LLC,
                           as Project Company

                         By:____________________________________________________
                            Name:
                            Title:

                         NRG STERLINGTON POWER LLC,
                           as Project Company

                         By:____________________________________________________
                            Name:
                            Title:

                         XL CAPITAL ASSURANCE INC.

                         By:____________________________________________________
                            Name:
                            Title:

                         LAW DEBENTURE TRUST COMPANY OF NEW YORK,
                           as Trustee

                         By:____________________________________________________
                            Name:
                            Title:

                         THE BANK OF NEW YORK,
                           as Collateral Agent

                         By:____________________________________________________
                            Name:
                            Title:

                         GOLDMAN SACHS MITSUI MARINE
                         DERIVATIVE PRODUCTS, L.P.,
                           as Swap Counterparty

                         By:____________________________________________________
                            Name:
                            Title:

                                                                         ANNEX A

                                  DEFINITIONS

                                                                      SCHEDULE I

                            ROCKFORD II SPARE PARTS

1. One complete set of Row 1 Blades for Siemens-Westinghouse V84.3A(2) combustion turbine generator

2. One complete set of Row 1 Vanes for Siemens-Westinghouse V84.3A(2) combustion turbine generator

                                                                       EXHIBIT A

                 FORM OF MONTHLY AFFILIATED TRANSACTION REPORT

                                                                       EXHIBIT B

                       FORM OF MONTHLY OPERATIONS REPORT

                                                                       EXHIBIT C

                       FORM OF MONTHLY O&M EXPENSE REPORT

                                                                       EXHIBIT D

                        FORM OF MONTHLY POWER MARKETING
                          PERFORMANCE TRACKING REPORT

                                                                       EXHIBIT E

                     FORM OF MONTHLY POWER MARKETING REPORT

                                                                       EXHIBIT F

                FORM OF DEBT SERVICE COVERAGE RATIO CERTIFICATE

                                    _______________ ___, _____ (1)

XL Capital Assurance Inc.
1221 Avenue of the Americas
New York, New York  10022
Attention: Surveillance

Law Debenture Trust Company of New York, as Trustee
767 Third Avenue, 31st Floor
New York, New York  10017
Attention: Daniel R. Fisher

The Bank of New York, as Collateral Agent
101 Barclay Street
New York, New York  10286
Attention: Corporate Trust Department

Goldman Sachs Mitsui Marine Derivations Products, L.P., as Swap Counterparty 85 Broad Street
New York, New York  10004
Attention: Swap Administration (with a copy to Treasury Administration)

                           Re:      NRG Peaker Finance Company LLC-
                                    Debt Service Coverage Ratio

Ladies and Gentlemen:

                  NRG Peaker Finance Company LLC (the "Issuer") is delivering this certificate pursuant to Section 2.7(a) of the Amended and Restated Common Agreement, dated as of January 6, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Common Agreement"), among (1) XL Capital Assurance Inc., (2) Goldman Sachs Mitsui Marine Derivative Products, L.P., as Swap Counterparty, (3) The Law Debenture Trust Company of New York, as Trustee, (4) The Bank of New York, as Collateral Agent, (5) the Issuer, and (6) each party thereto identified as a Project Company on the signature pages

---------------------------

(1) Certificate to be dated and delivered within 20 days after the applicable Determination Date.

thereto. Capitalized terms used but not defined herein shall have the meanings given in Annex A to the Common Agreement.

                  1.       Debt Service Coverage Ratio.

                  The Issuer hereby certifies, as of the date hereof, that the Debt Service Coverage Ratio for the Determination Period from [November 1, ______ through and including October 31, _____] (2) (the "DSCR") is equal to
________________________.

                  2.       Supporting Documentation.

                  The following documentation is attached hereto as Annex A in support of the calculation of the DSCR set forth above: [INSERT DESCRIPTION OF SUPPORTING DOCUMENTATION]

                            [SIGNATURE PAGE FOLLOWS]

------------------------

(2)      Insert appropriate dates for each Determination Period.

                  IN WITNESS WHEREOF, the Issuer has caused this certificate to be duly executed and delivered by a Responsible Officer of the Issuer as of the date first above written.

                         NRG Peaker Finance Company LLC

                         By:____________________________________________________
                            Name:
                            Title:

                                                                       EXHIBIT G

                FORM OF EXPERIENCE AMOUNT PERCENTAGE CERTIFICATE

                                          __________ ___, _____ (1)

XL Capital Assurance Inc.
1221 Avenue of the Americas
New York, New York  10022
Attention: Surveillance

Law Debenture Trust Company of New York, as Trustee
767 Third Avenue, 31st Floor
New York, New York  10017
Attention: Daniel R. Fisher

The Bank of New York, as Collateral Agent
101 Barclay Street, Floor 8 West
New York, New York 10286
Attention: Corporate Trust Department

Goldman Sachs Mitsui Marine Derivations Products, L.P., as Swap Counterparty 85 Broad Street
New York, New York  10004
Attention: Swap Administration (with a copy to Treasury Administration)

                  Re:      Experience Amount Percentage

Ladies and Gentlemen:

                  NRG Peaker Finance Company LLC (the "Issuer") is delivering this certificate pursuant to Section 2.7(b) of the Amended and Restated Common Agreement, dated as of January 6, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Common Agreement"), among (1) XL Capital Assurance Inc., (2) Goldman Sachs Mitsui Marine Derivative Products, L.P., as Swap Counterparty, (3) The Law Debenture Trust Company of New York, as Trustee, (4) The Bank of New York, as Collateral Agent, (5) the Issuer, and (6) each party thereto identified as a Project Company on the signature pages

-------------------------

(1) Certificate to be dated and delivered no later than 20 days after the applicable Determination Date and subsequently in accordance with Section 2.7(b) of the Common Agreement.

thereto. Capitalized terms used but not defined herein shall have the meanings given in Annex A to the Common Agreement.

1.       Experience Amount Percentage.

                  (a) In respect of the Determination Date immediately preceding the Annual Scheduled Payment Date falling on [INSERT DATE], the Experience Amount Margin for each Project Company is as follows:

                           (1)      Experience Amount Margin for the Bayou Cove
Project Company is $[PROVIDE EXPERIENCE AMOUNT MARGIN FOR THE BAYOU COVE PROJECT COMPANY FOR THE DETERMINATION PERIOD ENDING ON SUCH DETERMINATION DATE];

                           (2)      Experience Amount Margin for the Big Cajun
Project Company is $[PROVIDE EXPERIENCE AMOUNT MARGIN FOR THE BIG CAJUN PROJECT COMPANY FOR THE DETERMINATION PERIOD ENDING ON SUCH DETERMINATION DATE];

                           (3)      Experience Amount Margin for the Rockford I
Project Company is $[PROVIDE EXPERIENCE AMOUNT MARGIN FOR THE ROCKFORD I PROJECT COMPANY FOR THE DETERMINATION PERIOD ENDING ON SUCH DETERMINATION DATE];

                           (4)      Experience Amount Margin for the Rockford II
Project Company is $[PROVIDE EXPERIENCE AMOUNT MARGIN FOR THE ROCKFORD II PROJECT COMPANY FOR THE DETERMINATION PERIOD ENDING ON SUCH DETERMINATION DATE]; and

                           (5)      Experience Amount Margin for the Sterlington
Project Company is $[PROVIDE EXPERIENCE AMOUNT MARGIN FOR THE STERLINGTON PROJECT COMPANY FOR THE DETERMINATION PERIOD ENDING ON SUCH DETERMINATION DATE].

                  (b) The Experience Amount Percentage for each Project Company as of the date hereof is as follows:

                           (1)      Experience Amount Percentage for the Bayou
Cove Project Company is [PROVIDE EXPERIENCE AMOUNT PERCENTAGE FOR THE BAYOU COVE PROJECT COMPANY];

                           (2)      Experience Amount Percentage for the Big
Cajun Project Company is [PROVIDE EXPERIENCE AMOUNT PERCENTAGE FOR THE BIG CAJUN PROJECT COMPANY];

                           (3)      Experience Amount Percentage for the
Rockford I Project Company is [PROVIDE EXPERIENCE AMOUNT PERCENTAGE FOR THE ROCKFORD I PROJECT COMPANY];

                           (4)      Experience Amount Percentage for the
Rockford II Project Company is [PROVIDE EXPERIENCE AMOUNT PERCENTAGE FOR THE ROCKFORD II PROJECT COMPANY]; and

                           (5)      Experience Amount Percentage for the
Sterlington Project Company is [PROVIDE EXPERIENCE AMOUNT PERCENTAGE FOR THE STERLINGTON PROJECT COMPANY].]

2.       Supporting Documentation.

                  The following documentation is attached hereto as Annex A in support of the calculations described above: [INSERT DESCRIPTION OF SUPPORTING DOCUMENTATION]

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the Issuer has caused this Experience Amount Percentage Certificate to be duly executed and delivered by a Responsible Officer of the Issuer as of the date first above written.

                         NRG Peaker Finance Company LLC

                         By:____________________________________________________
                            Name:
                            Title:

                                                                       EXHIBIT H

                             INSURANCE REQUIREMENTS

         Defined terms used but not defined in this Exhibit have the meanings given to such terms in Annex A to the Common Agreement to which this Exhibit is attached.

                  1. Each Project Company (the "Project Company") shall, without cost to any Secured Party, maintain or cause to be maintained on its behalf in effect at all times the types of insurance required by the following provisions, with insurance companies authorized to do business in the state of Illinois and Louisiana, as applicable, and rated "A-" or better, with a minimum financial size rating of "VIII" by Best's Insurance Guide and Key Ratings (or an equivalent rating by another nationally recognized insurance rating agency of similar standing if Best's Insurance Guide and Key Ratings shall no longer be published) or other insurance companies of recognized responsibility satisfactory to the Controlling Party (if XLCA is the Controlling Party) or the Trustee in consultation with the Insurance Consultant, but without any need for the consent of the Bondholders (if XLCA is not the Controlling Party), until the earlier of (a) the date on which all Obligations have been fully discharged and
(b) the date on which a Project Release Event occurs with respect to the Project Company.

                  (a) All Risk Property: From and after the Closing Date each Project Company will obtain and maintain all risk property insurance for the Project, including boiler and machinery. All risk cover shall include but not be limited to coverage for the perils of flood, earthquake including sinkhole, collapse and subsidence. Flood, earthquake and windstorm may be subject to a sublimit of $50,000,000. Other Policy coverages will also be subject to sublimits in accordance with Policy terms and conditions. Boiler and machinery cover shall be written on a comprehensive basis and include machinery breakdown. The policy limits for physical damage shall be equivalent to the full replacement value of the facility and shall contain no co-insurance provisions. Transit and off-site coverage shall be for the full replacement cost of the values at risk for any one conveyance subject to a sublimit of $5,000,000. The policy/policies shall also contain coverage for demolition, increased costs of construction including the undamaged portion, subject to a minimum of $10,000,000. Terrorism coverage to be provided with sublimits equal to the lesser of the Full Replacement cost or $50,000,000, if reasonably and commercially available. The deductibles for such property insurance shall not be greater than $1,500,000 per occurrence for physical damage for all perils, except terrorism, which has a deductible of $11,000,000; losses associated with the peril of windstorm at Bayou Cove, which deductible equals 2% of total Property Damage/Total Insured Values, with a minimum of $1,000,000; a $2,500,000 per occurrence deductible with respect to Property Damage losses to the respective NRG Rockford LLC and NRG Rockford II LLC Turbine/Generator Units; and, a Business Interruption (BI) waiting period deductible of sixty (60) days, which might exceed $1,500,000.

                  (b) Commercial general liability insurance on an "occurrence" policy form or AEGIS, or equivalent, claims-first-made form, including coverage for premises/operations, explosion, collapse and underground hazards, products/completed operations, broad form property damage, blanket contractual liability, independent contractor's, personal injury and sudden and accidental pollution liability for the Project Company and for operators and contractors, with primary coverage limits of no less than $1,000,000 for bodily injury or death to one or more persons, or damage to property resulting from any one occurrence, and a $1,000,000 aggregate limit.

                  The commercial general liability policy shall also include a severability of interest/cross liability clause. Work performed by others for the Project Company shall not commence until a certificate of insurance has been delivered verifying current coverages as outlined above, and with the exception of the Workers' Compensation and pollution liability coverages, shall include the Project Company as insured or additional insured and the Secured Parties as additional insureds. Proof of Workers' Compensation coverage shall be provided to the Project Company, and such coverage shall include a waiver of subrogation in favor of Project Company. Deductibles in excess of $1,000,000 shall be subject to review and reasonable approval by the Controlling Party (if XLCA is the Controlling Party) or the Trustee in consultation with the Insurance Consultant, but without any need for the consent of the Bondholders (if XLCA is not the Controlling Party).

                  (c) Automobile liability insurance, including coverage for owned, non-owned and hired automobiles for both bodily injury and property damage and containing appropriate no-fault insurance provisions or other endorsements in accordance with state legal requirements, with limits of no less than $1,000,000 per accident with respect to bodily injury, property damage or death.

                  (d) Workers compensation insurance and employer's liability, with a limit of not less than $1,000,000, disability benefits insurance and such other forms of insurance which the Project Company is required to provide by law, providing statutory benefits and other states' endorsement and USL&H Act coverage and Jones Act (if any exposure exists), covering loss resulting from injury, sickness, disability or death of the employees of the Project Company. Work performed by others for the Project Company shall not commence until a certificate of insurance has been delivered verifying coverages outlined above to be in place.

                  (e) Umbrella Excess Liability Insurance of not less than $35,000,000 per occurrence and in the aggregate. Such coverages shall be on a per occurrence policy form or the AEGIS, or equivalent, claims-first-made form and shall respond excess of underlying limits provided by the policies described in paragraphs (c), (d) and (e) above whose limits shall apply toward the $35,000,000 limits set forth in this paragraph (f). The umbrella and/or excess policies shall not contain endorsements which restrict coverages as set forth in paragraphs (b), (c) and (d) above, and which are provided in the underlying policies. If the policy or policies provided under this paragraph (f) contain(s) aggregate limits applying to operations of Affiliates of NRG Energy or the Issuer, other than the Project Companies, and such limits are diminished below $25,000,000 by any incident, occurrence, claim, settlement or judgment against such insurance which has caused the carrier to establish a reserve, the Project Company shall take immediate steps to restore such aggregate limits or shall provide other equivalent insurance protection for such aggregate limits.

                  (f) Watercraft liability and protection and indemnity, to the extent exposure exists, in an amount not less than $10,000,000 for all owned, non-owned and hired watercraft used in connection with the Project Company's activities. Such coverage can be accomplished under policies provided pursuant to general liability policies, protection and indemnity policies or separate watercraft liability policies. Total Limits can be maintained through the use of any combination of primary and excess Marine Liability Policies.

                  (g) Aircraft liability, to the extent exposure exists, in an amount not less than $10,000,000 for all owned, non-owned and hired aircraft, fixed wing or rotary, used in connection with the Project Company's activities.

                  (h) Such other or additional insurance (as to risks covered, policy amounts, policy provisions or otherwise) as, under Prudent Utility Practices in the reasonable judgment of XLCA in consultation with the Insurance Consultant (if XLCA is the Controlling Party) or the Trustee in consultation with the Insurance Consultant, but without any need for the consent of the Bondholders (if XLCA is not the Controlling Party), are from time to time insured against for property and facilities similar in nature.

                  (i) All major contractors and subcontractors, shall, prior to performing work for any Project Company, supply proper evidence of insurance as set forth in paragraphs 1(b), 1(c), and 1(d), above. If required by Contract, the contractor and/or subcontract may also be required to provide coverage for the exposures noted in 1(a), above. If they are required to provide those policies, then Project Company must be included on the Policy as a Loss Payee, as its interest may appear. The Project Company shall use its discretion in requiring higher limits should the exposure merit limits greater than those set forth above. Such insurance, with the exception of workers compensation, supplied by these parties shall:

                           (i) add the Project Company and the Secured Parties as additional insureds;

                           (ii) be primary as respects insurance provided by the Project Company and the Secured Parties;


                           (iii) waive rights of subrogation against the Project Company and the Secured Parties;

                           (iv) continue in force until obligations of the applicable contractor or subcontractor to the Project Company are fulfilled.

With respect to the Workers' Compensation coverage of the contractor/subcontractor, evidence of such coverage shall be satisfactory if that evidence reflects that subrogation has been waived in favor of the Project Company.

                  2. All policies wherein the Secured Parties have an insurable interest shall insure the interests of the Collateral Agent for the benefit of the Secured Parties as well as the Project Company and all policies, with the exception of workers compensation insurance, shall name the Secured Parties as additional insureds. Each policy shall provide for a waiver of subrogation against the Secured Parties and the Project Company. Each such policy shall provide that if any premium or installment is not paid when due, or if such insurance is to be cancelled, terminated or materially changed in a manner that adversely affects the Secured Parties , the insurers (or their representatives) will promptly notify the Project Company and the Collateral Agent and any such cancellation, termination or change shall not be effective until 60 days after receipt of such notice by the Controlling Party and the additional insureds, with the exception of non-payment of premium which will be 10 days notice.

                  3. All policies of insurance required to be maintained pursuant to Section 1(a) shall provide that the proceeds of such policies shall be payable solely to the Collateral Agent pursuant to a standard first mortgage endorsement substantially equivalent to the Lenders Loss Payable Endorsement Form CP 1218019. All policies (other than in respect to liability or workers compensation insurance) shall insure the interests of the Secured Parties regardless of any breach or violation by the Project Company of warranties, declarations or conditions contained in such policies, any action or inaction of the Project Company or others, or any foreclosure relating to the Project or any change in ownership of all or any portion of the Project, subject to the review and approval of Underwriters (the foregoing may be accomplished by the use of the Lender Loss Payable Endorsement required above).

                  4. In the event that the Project Company fails to respond in a reasonable, timely and appropriate manner to take any steps necessary or reasonably requested by the Controlling Party to collect from any insurers for any loss covered by any insurance required to be maintained by this Exhibit C, the Controlling Party may instruct the Collateral Agent to make all proofs of loss, adjust all claims and/or receive all or any part of the proceeds of the foregoing insurance policies, either in the name of the Collateral Agent, on behalf of the Secured Parties, or the name of the Project Company; provided, however, that the Project Company shall, upon request and at the Project Company's own cost and expense, make all proofs of loss and take all other steps necessary or reasonably requested to collect from insurers for any loss covered by any insurance required to be obtained by this Exhibit C.

                  5. In the event any insurance (including the limits or deductibles thereof) hereby required to be maintained, other than insurance required by law to be maintained, shall not be available and commercially feasible in the commercial insurance market, the Project Company shall not be required to maintain such insurance if it delivers to the Controlling Party (a) a certificate of the Insurance Consultant to the effect that such insurance is not available and commercially feasible in the commercial insurance market and
(b) a certificate of a Responsible Officer of the Project Company to the effect that the failure to maintain such insurance could not reasonably be expected to have a Project Material Adverse Effect

                  6. In the event that any policy is written on a "claims-made" basis and such policy is not renewed or the retroactive date of such policy is to be changed, the Project Company shall obtain for each such policy or policies the broadest basic and supplemental extended reporting period coverage or "tail" reasonably available in the commercial insurance market for each such policy or policies, and shall provide the Controlling Party with evidence that such basic and supplemental extended reporting period coverage or "tail" has been obtained.

                                                                       EXHIBIT I

                                COMPLETION TESTS

                                                                       EXHIBIT J

                        FORM OF ANNUAL OPERATIONS REPORT

                                                                       EXHIBIT K

                      FORM OF ANNUAL INSURANCE CERTIFICATE

                                                                       EXHIBIT M

                           GENERAL SUBORDINATION TERMS

                  All Debt incurred by the Issuer under paragraph (b) of the definition of Issuer Permitted Debt or by a Project Company under paragraph (e) of the definition of Project Company Permitted Debt shall be subject to the following terms and conditions, which shall be incorporated in a written agreement between the Issuer or such Project Company, as the case may be, and the Person(s) to which any such Debt is owed:

                  (a) For purposes of these terms of subordination (these "Subordination Terms"), the "Senior Debt" shall mean the Obligations. Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Common Agreement, (as amended, amended and restated, supplemented or otherwise modified from time to time), dated as of June 18, 2002 among (1) XL Capital Assurance Inc., a New York stock insurance company, (2) Goldman Sachs Mitsui Marine Derivative Products, L.P., a Delaware limited liability company, (3) Law Debenture Trust Company of New York, as successor trustee to The Bank of New York for the benefit of the Bondholders (the "Trustee"), (4) The Bank of New York, as collateral agent for the benefit of the Secured Parties (in such capacity, the "Collateral Agent"), (5) NRG Peaker Finance Company LLC, a Delaware limited liability company, as Issuer (the "Issuer"), and (6) each party thereto identified as a Project Company on the signature pages thereto (each a "Project Company" and, collectively, the "Project Companies").

                  (b) [INSERT "NRG PEAKER FINANCE COMPANY LLC" OR NAME OF PROJECT COMPANY] (the "Debtor"), for itself and its successors and assigns, covenants and agrees and each holder of the indebtedness evidenced by [DESCRIBE INDEBTEDNESS DOCUMENTATION] ("Subordinated Debt") by its acceptance thereof likewise covenants and agrees that the payment of the principal of, and interest on, and all other amounts owing in respect of, the Subordinated Debt is hereby expressly subordinated, to the extent and in the manner herein set forth, to the prior payment in full in cash or discharge in full in cash of all Senior Debt. The subordination provisions set forth herein shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are hereby made obligees hereunder to the same extent as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions as a third party beneficiary.

                  (c) Unless and until all Senior Debt shall have been paid in full in cash in accordance with its terms and all obligations in respect thereof shall have terminated, the Debtor shall not, directly or indirectly, make or agree to make any payment (in cash or property, by set-off or otherwise), direct or indirect, of or on account of any Subordinated Debt (or any Debt subordinated thereto), and no such payment shall be accepted by any holder of Subordinated Debt, unless such payment is made with funds which the Issuer or any Project Company is permitted to distribute from the Distribution Account in accordance with Section 4.6 of the Depositary Agreement.

                  (d) Upon (i) any acceleration of the principal amount due on any Subordinated Debt or (ii) any payment or distribution of assets of the Debtor of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Debtor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or similar proceedings, then and in any such event all principal and interest and all other amounts due or to become due upon all Senior Debt (including, without limitation, all interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the Financing Documents whether or not such interest is an allowed claim in such proceeding) shall first be paid in full in cash and all obligations in respect thereof shall have been terminated before any holder of Subordinated Debt shall be entitled to retain any assets so paid or distributed in respect of the Subordinated Debt (for principal, interest or otherwise); and, upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets of the Debtor of any kind or character, whether in cash, property or securities, to which the holders of the Subordinated Debt would be entitled, except as otherwise provided herein, shall be paid by the Debtor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person, corporation, partnership or other entity making such payment or distribution, or by the holders of the Subordinated Debt if received by them, to the Trustee for distribution to the holders of Senior Debt or their representatives, to the extent necessary to pay all Senior Debt in full in cash, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of Senior Debt, before any payment or distribution is made to the holders of the Subordinated Debt.

                  (e) The holders of the Subordinated Debt irrevocably authorize and empower (without imposing any obligation on) each holder of Senior Debt and such holder's representatives, under the circumstances set forth in paragraph (d) above, to demand, sue for, collect and receive every such payment or distribution described therein and give acquittance therefor, to file claims and proofs of claims in any statutory or nonstatutory proceeding, to vote such Senior Debt holder's ratable share of the full amount of the Subordinated Debt in its sole discretion in connection with any resolution, arrangement, plan of reorganization, compromise, settlement or extension and to take all such other action (including, without limitation, the right to participate in any composition of creditors and the right to vote such Senior Debt holder's ratable share of the Subordinated Debt at creditors' meetings for the election of trustees, acceptances of plans and otherwise), in the name of the holders of the Subordinated Debt or otherwise, as such Senior Debt holder or its representatives may deem necessary or desirable for the enforcement of these Subordination Terms. The holders of the Subordinated Debt shall execute and deliver to each holder of Senior Debt and such Senior Debt holder's representatives all such further instruments confirming the foregoing authorization, and all such powers of attorney, proofs of claim, assignments of claim and other instruments, and shall take all such other actions as may be requested by such holder of Senior Debt or such holder's representatives in order to enable such holder or such representative to enforce all claims upon or in respect of such holder's ratable share of the Subordinated Debt.

                  (f) Should any payment or distribution be collected or received by any holder of Subordinated Debt and such collection or receipt is not expressly permitted by these Subordination Terms, such holder shall forthwith turn over the same to the Trustee in the form received (except for the endorsement or the assignment of such holder when necessary) and, until so turned over, the same shall be held in trust by such holder as the property of the holders of Senior Debt.

                  (g) No holder of the Subordinated Debt shall, without the prior written consent of the Controlling Party, have any right to demand payment of, accelerate the maturity of, or otherwise enforce any right or remedy in respect of any Subordinated Debt or commence or prosecute any action thereon until all Senior Debt is paid in full in cash and all obligations in respect thereof have been terminated.

                  (h) Until all Senior Debt has been paid in full in cash and all obligations in respect thereof have been terminated, the holders of the Subordinated Debt will not, without the prior written consent of the Controlling Party, commence or join with any other person, corporation, partnership or other entity in commencing any proceeding against the Debtor or any other person, corporation, partnership or other entity with respect to the Subordinated Debt under any bankruptcy, reorganization, readjustment of debt, dissolution, receivership, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction, nor shall the holders of the Subordinated Debt, without the prior written consent of the Controlling Party, participate in any assignment for benefit of creditors, compositions or arrangements with respect to the Debtor's obligations with respect to the Subordinated Debt.

                  (i) Subject to the payment in full in cash of all Senior Debt and the termination of all obligations in respect thereof, the holders of the Subordinated Debt shall be subrogated (equally and ratably with the holders of all indebtedness of the Debtor that by its express terms is subordinated to Senior Debt to the same extent as the Subordinated Debt is subordinated and that is entitled to like rights of subrogation) to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Debtor made on the Senior Debt until the Subordinated Debt shall be paid in full; provided that nothing herein contained shall be intended to assign or grant to any holder of Subordinated Debt, or subrogate any such holder to, any right of a holder of Senior Debt as a mortgagee, secured party or other lien or pledgeholder of any property of the Debtor that secures any Senior Debt.

                  (j) The above provisions are not intended to impair as between the Debtor, its creditors other than the holders of Senior Debt, and the holders of the Subordinated Debt, the obligation of the Debtor, which is absolute and unconditional, to pay to the holders of the Subordinated Debt, as and when the same shall become due and payable in accordance with its terms, principal and interest thereon, subject to the rights of the holders of Senior Debt as provided in these Subordination Terms, or to affect the relative rights of the holders of the Subordinated Debt and creditors of the Debtor other than the holders of Senior Debt.

                  (k) Application of these Subordination Terms to the Subordinated Debt, the subordination effected thereby and the rights of the holders of the Senior Debt shall not be affected by (i) any amendment of or addition or supplement to any Operative Document or any Senior Debt or any instrument or agreement relating thereto or providing collateral security for any Senior Debt, (ii) any exercise or non-exercise of any right, power or remedy under or in respect of any Operative Document or any Senior Debt or any instrument or agreement relating thereto, or any release of any collateral securing any Senior Debt, or (iii) any waiver, consent, release, indulgence, extension, renewal, modification, delay or any other action, inaction or omission in respect of any Operative Document or any Senior Debt or any instrument or agreement relating thereto or providing collateral security for any Senior Debt; in each case whether or not any holders of any Subordinated Debt shall have had notice or knowledge of any of the foregoing.

                  (l) Upon any payment or distribution of assets of the Debtor referred to in these Subordination Terms, the holders of Subordinated Debt shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the holders of Subordinated Debt, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other indebtedness of the Debtor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to these Subordination Terms.

                  (m) The following provision shall at all times be part of each instrument or debt security evidencing or representing any Subordinated
Debt:

                  "The principal of and interest on the indebtedness evidenced hereby are postponed, subordinated and junior in right of payment to certain "Senior Debt", as defined in the [IDENTIFY THESE SUBORDINATION TERMS], on the terms set forth in such Subordination Terms. The provisions of such Subordination Terms used therein are hereby incorporated herein as if set forth at length herein. Each subsequent holder and transferee hereof shall be bound, to the extent of its interest herein, by the obligations set forth in such provisions applicable to a holder hereof."

                  (n) Notwithstanding anything to the contrary in these Subordination Terms or the agreement into which they are incorporated, these Subordination Terms may be waived, modified, amended or otherwise changed only if and as set forth in a written agreement signed by the parties hereto and the Controlling Party.

                  (o) These Subordination Terms shall be governed by, and construed in accordance with, the laws of the State of New York.

                  (p) Each party hereto, for itself and its successors and assigns, and each third party beneficiary hereof (by acceptance of the benefits hereof) hereby (i) irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to these Subordination Terms,
(ii) irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court, and (iii) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions and courts by suit on the judgment or in any other manner provided by law; provided, that this clause (p) shall not impair or diminish any right that any party or third party beneficiary may otherwise have to bring any action or proceeding relating to these Subordination Terms in the courts of any other competent jurisdiction (i) to enforce or in aid of the judgment of the Supreme Court of the State of New York sitting in New York County or of the United States District Court for the Southern District of New York, (ii) as to any claim in respect of which the Supreme Court of the State of New York sitting in New York County determines that it does not have, or declines to exercise, jurisdiction, or (iii) in respect of any matter as to which the agreement set forth in this clause (p) is not enforceable as a matter of law.

                  (q) Each party hereto, for itself and its successors and assigns, hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to these Subordination Terms in the Supreme Court of the State of New York sitting in New York County or the United States District Court for the Southern District of New York and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (r) EACH PARTY HERETO, FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CLAIM, DEMAND OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THESE SUBORDINATION TERMS OR IN ANY WAY CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE DEALINGS BETWEEN THEM WITH RESPECT TO THESE SUBORDINATION TERMS OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

                                                                       EXHIBIT N

                 SUBORDINATION PROVISIONS FOR SUBORDINATED BONDS

                                                                       EXHIBIT O

              FORM OF MAJOR MAINTENANCE RESERVE AMOUNT CERTIFICATE

                                                        __________ ___, _____(1)

XL Capital Assurance Inc.
1221 Avenue of the Americas
New York, New York  10022
Attention:  Surveillance

Law Debenture Trust Company of New York, as Trustee
767 Third Avenue, 31st Floor
New York, New York  10017
Attention:  Daniel R. Fisher
The Bank of New York, as Collateral Agent
101 Barclay Street, Floor 8 West
New York, New York 10286
Attention:  Corporate Trust Department

Goldman Sachs Mitsui Marine Derivations Products, L.P.
85 Broad Street
New York, New York  10004
Attention:  Swap Administration (with a copy to Treasury Administration)

                  Re:  Major Maintenance Reserve Amount Certificate

Ladies and Gentlemen:

                  NRG Peaker Finance Company LLC (the "Issuer") is delivering this certificate pursuant to Section 2.7(c) of the Amended and Restated Common Agreement, dated as of January 6, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Common Agreement"), among (1) XL Capital Assurance Inc., (2) Goldman Sachs Mitsui Marine Derivative Products, L.P., as Swap Counterparty, (3) The Law Debenture

---------------------------------------------

(1) Certificate to be dated and delivered no later than 20 days after the applicable Determination Date and subsequently in accordance with Section 2.7(c) of the Common Agreement.

Trust Company of New York, as Trustee, (4) The Bank of New York, as Collateral Agent, (5) the Issuer, and (6) each party thereto identified as a Project Company on the signature pages thereto. Capitalized terms used but not defined herein shall have the meanings given in Annex A to the Common Agreement.

                  1.       Major Maintenance Reserve Amount ("MMRA").

                  As of the Determination Date on [INSERT DATE], the Major Maintenance Reserve Amount for all Project Companies is: $[PROVIDE MAJOR MAINTENANCE RESERVE AMOUNT FOR ALL PROJECT COMPANIES FOR THE DETERMINATION PERIOD ENDING ON SUCH DETERMINATION DATE].

                  As of the Determination Date on [INSERT DATE], the Major Maintenance Reserve Amount for each Project Company is: $[PROVIDE MAJOR MAINTENANCE RESERVE AMOUNT FOR EACH PROJECT COMPANY FOR THE DETERMINATION PERIOD ENDING ON SUCH DETERMINATION DATE].

BAYOU COVE

As of the Determination Date on [INSERT DATE], the amount of the total factored starts for the Bayou Cove Project is [ ] and the cost per factored start for the Bayou Cove Project for the Determination Period immediately preceding such Determination Date is $[ ].

As of the Determination Date on [INSERT DATE], annual MMRA funding requirement for the Bayou Cove Project is $[INSERT AN AMOUNT THAT IS (x) THE AMOUNT OF THE TOTAL FACTORED STARTS FOR THE BAYOU COVE PROJECT MULTIPLIED BY (y) THE COST PER FACTORED START FOR THE BAYOU COVE PROJECT FOR THE DETERMINATION PERIOD IMMEDIATELY PRECEDING SUCH DETERMINATION DATE]

STERLINGTON

As of the Determination Date on [INSERT DATE], the amount of the total factored starts for the Sterlington Project is [ ] and the cost per factored start for the Sterlington Project for the Determination Period immediately preceding such Determination Date is $[ ].

As of the Determination Date on [INSERT DATE], annual MMRA funding requirement for the Sterlington Project is $[INSERT AN AMOUNT THAT IS (x) THE AMOUNT OF THE TOTAL FACTORED STARTS FOR THE STERLINGTON PROJECT MULTIPLIED BY (y) THE COST PER FACTORED START FOR THE STERLINGTON PROJECT FOR THE DETERMINATION PERIOD IMMEDIATELY PRECEDING SUCH DETERMINATION DATE]

ROCKFORD I

As of the Determination Date on [INSERT DATE], the amount of the total equivalent operating hours for the Rockford I Project is [ ] and the cost per equivalent operating hour for the Rockford I Project for the Determination Period immediately preceding such Determination Date is $[ ].

As of the Determination Date on [INSERT DATE], annual MMRA funding requirement for the Rockford I Project is $[INSERT AN AMOUNT THAT IS (x) THE AMOUNT OF THE TOTAL EQUIVALENT OPERATING HOURS FOR THE ROCKFORD I PROJECT MULTIPLIED BY (y) THE COST PER EQUIVALENT OPERATING HOUR FOR THE ROCKFORD I PROJECT FOR THE DETERMINATION PERIOD IMMEDIATELY PRECEDING SUCH DETERMINATION DATE].

ROCKFORD II

As of the Determination Date on [INSERT DATE], the amount of the total equivalent operating hours for the Rockford II Project is [ ] and the cost per equivalent operating hour for the Rockford II Project for the Determination Period immediately preceding such Determination Date is $[ ].

As of the Determination Date on [INSERT DATE], annual MMRA funding requirement for the Rockford II Project on [INSERT DATE] is $[INSERT AN AMOUNT THAT IS (x) THE AMOUNT OF THE TOTAL EQUIVALENT OPERATING HOURS FOR THE ROCKFORD II PROJECT MULTIPLIED BY (y) THE COST PER EQUIVALENT OPERATING HOUR FOR THE ROCKFORD II PROJECT FOR THE DETERMINATION PERIOD IMMEDIATELY PRECEDING SUCH DETERMINATION DATE].

BIG CAJUN

As of the Determination Date on [INSERT DATE], the amount of the total equivalent starts for the Big Cajun Project is [ ] and the cost per equivalent start for the Big Cajun Project for the Determination Period immediately preceding such Determination Date is $[ ].

As of the Determination Date on [INSERT DATE], annual MMRA funding requirement for the Big Cajun Project is $[INSERT AN AMOUNT THAT IS (x) THE AMOUNT OF THE TOTAL EQUIVALENT STARTS FOR THE BIG CAJUN PROJECT MULTIPLIED BY (y) THE COST PER EQUIVALENT START FOR THE BIG CAJUN PROJECT FOR THE DETERMINATION PERIOD IMMEDIATELY PRECEDING SUCH DETERMINATION DATE].

                  2.       Supporting Documentation.

                  The following documentation is attached hereto as Annex A in support of the calculation referred to above: [INSERT DESCRIPTION OF SUPPORTING DOCUMENTATION]

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the Issuer has caused this Major Maintenance Reserve Amount Certificate to be duly executed and delivered by a Responsible Officer of the Issuer as of the date first above written.

                                      NRG Peaker Finance Company LLC

                                      By:_______________________________________

                                         Name:
                                         Title:

                                    ANNEX A(2)

BAYOU COVE

                  Starts           Trips           Factored Starts
                  ------           -----           ---------------
November         -------          ------          ----------------
December         -------          ------          ----------------
January          -------          ------          ----------------
February         -------          ------          ----------------
March            -------          ------          ----------------
April            -------          ------          ----------------
May              -------          ------          ----------------
June             -------          ------          ----------------
July             -------          ------          ----------------
August           -------          ------          ----------------
September        -------          ------          ----------------
October          -------          ------          ----------------
Total            -------          ------          ----------------

STERLINGTON

                 Starts         Part-Load Trip          Part-Load Trip          Peak-Load Trip        Factored Starts
                 ------         --------------          --------------          --------------        ---------------
Load                               0%-25%                  25%-80%                 80%-100%
November         ------           ---------               --------                ----------             ----------
December         ------           ---------               --------                ----------             ----------
January          ------           ---------               --------                ----------             ----------
February         ------           ---------               --------                ----------             ----------
March            ------           ---------               --------                ----------             ----------
April            ------           ---------               --------                ----------             ----------
May              ------           ---------               --------                ----------             ----------
June             ------           ---------               --------                ----------             ----------
July             ------           ---------               --------                ----------             ----------
August           ------           ---------               --------                ----------             ----------
September        ------           ---------               --------                ----------             ----------
October          ------           ---------               --------                ----------             ----------
Total            ------           ---------               --------                ----------             ----------

----------------------------------

(2)      Attach any other supporting documentation.

ROCKFORD I

                 Equivalent Operating Hours     Starts       Operating Hours
                 --------------------------     ------       ---------------
November          ------------------            -------      ---------------
December          ------------------            -------      ---------------
January           ------------------            -------      ---------------
February          ------------------            -------      ---------------
March             ------------------            -------      ---------------
April             ------------------            -------      ---------------
May               ------------------            -------      ---------------
June              ------------------            -------      ---------------
July              ------------------            -------      ---------------
August            ------------------            -------      ---------------
September         ------------------            -------      ---------------
October           ------------------            -------      ---------------
Total             ------------------            -------      ---------------

ROCKFORD II

                 Equivalent Operating Hours     Starts       Operating Hours
                 --------------------------     ------       ---------------
November          ------------------            -------      ---------------
December          ------------------            -------      ---------------
January           ------------------            -------      ---------------
February          ------------------            -------      ---------------
March             ------------------            -------      ---------------
April             ------------------            -------      ---------------
May               ------------------            -------      ---------------
June              ------------------            -------      ---------------
July              ------------------            -------      ---------------
August            ------------------            -------      ---------------
September         ------------------            -------      ---------------
October           ------------------            -------      ---------------
Total             ------------------            -------      ---------------

BIG CAJUN

                                  Intermediate   Fast Ramp    Part-Load     Part-Load     Part-Load    Peak-Load   Equivalent
                 Normal Starts     Ramp Starts    Starts         Trip         Trip          Trip          Trip       Start
                 -------------     ---- ------    ------         ----         ----          ----          ----       -----
Load                                                           0%-16%        16%-36%        36%-60%     60%-100%
November          -----------       ---------    --------      ------        -------        -------     --------     --------
December          -----------       ---------    --------      ------        -------        -------     --------     --------
January           -----------       ---------    --------      ------        -------        -------     --------     --------
February          -----------       ---------    --------      ------        -------        -------     --------     --------
March             -----------       ---------    --------      ------        -------        -------     --------     --------
April             -----------       ---------    --------      ------        -------        -------     --------     --------
May               -----------       ---------    --------      ------        -------        -------     --------     --------
June              -----------       ---------    --------      ------        -------        -------     --------     --------
July              -----------       ---------    --------      ------        -------        -------     --------     --------
August            -----------       ---------    --------      ------        -------        -------     --------     --------
September         -----------       ---------    --------      ------        -------        -------     --------     --------
October           -----------       ---------    --------      ------        -------        -------     --------     --------
Total             -----------       ---------    --------      ------        -------        -------     --------     --------

              MAJOR MAINTENANCE RESERVE ACCOUNT FUNDING GUIDELINES

         The funds deposited in the Major Maintenance Reserve Account ("MMRA") are to be used for three principal types of major maintenance ("MM") activities: combustion inspections ("Cis"), hot gas path inspections ("HGPs") and major overhauls or inspections ("Mos"). The manufacturers of combustion turbines establish and periodically update the frequencies at which each of these activities should be performed on each of the model types they manufacture. These frequencies are defined in terms of either equivalent operating hours/factored hours ("EOH" or "FH") or equivalent starts/factored starts ("ES" or "FS"), or a combination of both (e.g., the measure that yields the most frequent MM activity). The manufacturers also establish and periodically update the equations that are to be used to calculate EOH and/or ES for each of their models. Combining 1) the estimates of the cost of each MM activity with 2) information about the actual operating hours and starts and the adjustment variables (e.g., the actual number of trips) during a particular period yields an estimate of the cost of the future MM activities to be incurred during the specific period.

         The amount of MMRA funding required for each Project per Factored Start, Equivalent Operating Hour or Equivalent Start for fiscal year 2003 is set forth in the table below. Equivalent Starts, Factored Starts or Equivalent Operating Hours shall all be calculated in accordance with the equipment manufacturer's most current maintenance guidelines.

                                                                  Rockford I              Rockford II
                      Bayou Cove          Sterlington         Funding Required         Funding Required         Big Cajun I
                  Funding Required     Funding Required        per Equivalent           per Equivalent       Funding Required
Fiscal Year      per Factored Start   per Factored Start       Operating Hour           Operating Hour     per Equivalent Start
-----------      ------------------   ------------------      ----------------         ----------------    --------------------
   2003               $3,500               $900                     $440                    $440                   $6,670

BAYOU COVE

Each Factored Start of a unit at the Bayou Cove Project requires a deposit of $3,500 into the MMRA. This figure shall be adjusted annually at a rate pursuant to the calculation in Exhibit A attached hereto.

As of 2003, major maintenance activity frequencies and EOH/ES definitions for GE 7EAs at the Bayou Cove Project are specified in Heavy-Duty Gas Turbine Operating and Maintenance Considerations, published by GE Power Systems in January 2003 (Document GER-3620J). These frequencies are as follows (Document GER-3620J at p. 32):

     - CIs - 12,000 Factored Hours (FH; GE's label for EOH) or 450 Factored Starts (FS), whichever yields the most frequent inspections.

     - HGPs - 24,000 FHs or 1,200 FSs, whichever yields the most frequent inspections.

     - MOs - 48,000 FHs or 2,400 FSs, whichever yields the most frequent inspections.

For the units of the Bayou Cove Project that burn gas without water/steam injection, the definitions of FH and FS for the determination of HGP frequency are as follows:

     -   FH = base-load operating hours + 6 x peak-load operating hours

     - FS = .5 x part-load starts + base-load starts + 1.3 x peak-load starts + 20 x emergency starts + 2 x fast-load starts +(Sigma) T(i) a(i)

Ti means the number of trips at each load level, and ai means the severity factor for a trip at each load level. The severity factors are provided in a graph on p. 13 of Document GER-3620J which are equal to the lesser of 8 or 2 + 5
* % Load (e.g., at 40% of load, the factor is 2 + 5 x .40 = 4). FH and FS for the determination of CI and MO frequencies are defined in the same way.

STERLINGTON

Each Factored Start of a unit at the Sterlington Project requires a deposit of $900 into the MMRA. This figure shall be adjusted annually at a rate pursuant to the calculation in Exhibit A attached hereto.

As of 2003, the relevant manual for major maintenance activity frequencies and EOH/ES definitions for GE Frame 5 CTs is Document GER-3620J as described above. Although Document GER-3620J does not include specifications for frequencies and definitions for these particular models, GE staff have verbally recommended that the frequencies for Model 5001PA and the FH/FS definitions for Frame 6/7/9 models specified in Document GER-3620J be used for these units. These frequencies are as follows (Document GER-3620J at p. 32):

     - CIs - 12,000 FHs or 800 FSs, whichever yields the most frequent inspections.

     -   HGPs - 1,200 FSs

     - MOs - 48,000 FHs or 2,400 FSs, whichever yields the most frequent inspections.

The definitions of FHs and FSs are the same as those for 7EA units at the Bayou Cove Project.

ROCKFORD I AND ROCKFORD II

Each Equivalent Operating Hour for a unit at the Rockford I Project and the Rockford II Project each requires a deposit of $440 into the MMRA. This figure shall be adjusted annually at a rate pursuant to the calculation in Exhibit A attached hereto.

As of 2003, major maintenance frequencies and EOH definitions for Siemens V84.3A(2) CTs are specified in Siemens Document 970602GSR, Maintenance Intervals/Equivalent Operating Hours as follows:

     -   Minor inspections (Siemens' label for CIs) - 4,000 EOHs

     -   HGPs - 25,000 EOHs

     -   MOs - 50,000 EOHs

For the units of the Rockford I Project and the Rockford II Project that burn gas:

     - EOH = 10 x starts + 10 x rapid temperature changes (including a trip) + operating hours.

BIG CAJUN

Each Equivalent Start of a unit at the Big Cajun Project requires a deposit of $6,670 into the MMRA. This figure shall be adjusted annually at a rate pursuant to the calculation in Exhibit A attached hereto.

As of 2003, major maintenance activity frequencies and EOH/ES definitions for Siemens Westinghouse W501-D5A CTs are specified in Service Bulletin 36803:
Combustion Turbine Maintenance and Inspection Intervals, published by SW Power Corporation in December 2000 (Service Bulletin 36803). These frequencies are as follows (Service Bulletin 36803 at p. 12):

     - CIs - 8,000 EOHs or 400 ESs, whichever yields the most frequent inspections.

     - HGPs - 24,000 EOHs or 800 ESs, whichever yields the most frequent inspections.

     - MOs - 48,000 EHs or 1,600 ESs, whichever yields the most frequent inspections.

For the units of the Big Cajun Project that burn gas, EOH (Service Bulletin 36803 at p. 15) and ES (Service Bulletin 36803 at pp 17-18) are defined as follows:

     -   EOH = base-load hours + 3 x peak-load hours

     - ES = normal starts + 10 x intermediate starts + 20 x fast starts + fired aborts + (SIGMA) T(i) a(i) + (SIGMA) C(i) b(i)

T(i) means the number of trips at various load levels, a(i) means the severity factor associated with a trip from each load level, C(i) means a load change of various magnitude, and b(i) means the severity factor associated with a load change of each magnitude. The trip severity factors are as follows:

     -   From 51-100% of load - 20

     -   From 31-50% of load - 14

     -   From 16-20% of load - 7

     -   From 1-15% of load - 4

                                    EXHIBIT A

                             ADJUSTMENT OF DEPOSITS

The initial deposit into the MMRA for each Factored Start (with respect to the Bayou Cove Project and Sterlington Project), each Equivalent Operating Hour (with respect to the Rockford I Project and Rockford II Project) and each Equivalent Start (with respect to the Big Cajun Project) shall be adjusted at the beginning of each year by multiplying (i) the deposit for the prior year and
(ii) the composite price index (the "CPI"). The determination of the CPI is based on an allocation of percentage weights for labor and materials pursuant to the following formula:

                  CPI = [0.4 x (L(n)-L(i))/L(i)] + [0.6 x (M(n)-M(i))/M(i)] + 1]

         Where:

         L(n)  =  the Labor Index for the current year

         L(i)  =  the Labor Index for the prior year

         M(n)  =  the Material Index for the current year

         M(i)  =  the Material Index for the prior year

The "Labor Index" means the "Average Hourly Earnings of Production Workers, Turbine and turbine generator set units, Series Id CEU3133361106" as published by the Bureau of Labor Statistics, United States Department of Labor, rounded to the nearest hundredth.

The "Material Index" means the "Producer Price Indexes, Series Id PCU3511# (N), Turbines and turbine generator sets" as published by the Bureau of Labor Statistics, United States Department of Labor, rounded to the nearest tenth.

For each operating year, defined as November of one year through October of the following year, index values for September of the first year and the previous year shall be used in the above calculations.

For example, the September 2003 value of the Average Hourly Earnings of Production Workers, Turbine and turbine generator set units, Series Id CEU3133361106 was 23.09, and the value of this index in September 2002 was
22.55. The September 2003 value of the Producer Price Indexes, Series Id PCU3511# (N), Turbines and turbine generator sets was 153.5 (Preliminary) and the September 20023 value of this index was 153.1. The CPI for the November 2003
- October 2004 operating year would therefore be:

     CPI = [0.4 x (23.09 -22.55)/22.55] + [0.6 x (153.5-153.1)/153.1] + 1]
           = 1.011146

To continue the example, the deposit for Bayou Cove for the November 2002 - October 2003 period was $3,500.00 per Factored Start. The deposit for the November 2003 - October 2004 period is $3,539.01, equal to the multiplicative product of 1.011146 and $3,500.00.

The United States Department of Labor may revise any of the data referred to above for a period of up to four (4) months after initial publication. If such a revision occurs, the deposit shall be adjusted for such year in accordance with such revised data.

If the United States Department of Labor, by footnote, appendix or any other method, discontinues or revises any of the data referred to above (other than benchmark adjustments) or revises the methodology for obtaining such data, a substitute for the adjustment of the revised or discontinued data shall be agreed to and used; provided, that such substitute shall result in substantially the same adjustment, insofar as possible, as would have been achieved by continuing the use of the original data had it not been revised or discontinued.

                                    EXHIBIT P

                        FORM OF ANNUAL OPERATIONS BUDGET

EXHIBIT P
FORM OF ANNUAL OPERATIONS BUDGET
OPERATING EXPENSES

Operational Labor-Regular
      511100 Ops Labor-Regular
      511200 Ops Employer Taxes
      511300 Ops Pension
      511410 Ops Health/Welfare
      511420 Ops 401k Match
      511430 Ops Worker's Comp
      511440 Ops Retiree Medical
      511450 Ops Severance
      511460 Ops Paid Time Off
      511470 Ops Bonus/Incentive
      511480 Ops Deferred Compensation
      511490 Ops Other Employee Benefits
      511510 Ops Labor Cross Charge
      511520 Ops Capitalized Labor
      511610 Ops Labor-Overtime
      511620 Ops Overtime Meals
      511700 Ops Labor-Contract/Temporary


Normal Maintenance-Materials &Services
      513100 Normal M&S-Land Maintenance
      513125 Normal M&S-Buildings
      513150 Normal M&S-Balance of Plant
      513175 Normal M&S-Boiler
      513200 Normal M&S-Steam Turbine
      513225 Normal M&S-Generator
      513250 Normal M&S-Diesel/Gas Engine
      513275 Normal M&S-Gas Turbine
      513300 Normal M&S-Expander Turbine
      513325 Normal M&S-Pollution Control Equip
      513350 Normal M&S-Hydro Turbine
      513375 Normal M&S-Chilled Water Equip
      513400 Normal M&S-Facilities
      513425 Normal M&S-Res Recovery Equip
      513450 Normal M&S-Gas Collection System
      513475 Normal M&S-Rolling Stock
      513500 Normal M&S-Transmission Assets
      513525 Normal M&S-Steamlines
      513550 Normal M&S-Automobiles
      513700 Normal Maint-Consumables

      513800 Normal Maint-Chemicals

Major Maintenance-Materials & Services
      514100 Major M&S-Land Maintenance
      514125 Major M&S-Buildings
      514150 Major M&S-Balance of Plant
      514175 Major M&S-Boiler
      514200 Major M&S-Steam Turbine
      514225 Major M&S-Generator
      514250 Major M&S-Diesel/Gas Engine
      514275 Major M&S-Gas Turbine
      514300 Major M&S-Expander Turbine
      514325 Major M&S-Pollution Control Equip
      514350 Major M&S-Hydro Turbine
      514375 Major M&S-Chilled Water Equip
      514400 Major M&S-Facilities
      514425 Major M&S-Res Recovery Equip
      514450 Major M&S-Gas Collection System
      514475 Major M&S-Rolling Stock
      514500 Major M&S-Transmission Assets
      514525 Major M&S-Steamlines
      514550 Major M&S-Automobiles
      514700 Major Maint-Consumables
      514800 Major Maint-Chemicals

Environmental/Security/Safety
      515100 Environmental Permits
      515200 Exceedance Fees/Penalties
      515300 Hazardous Mat Disposal&Storage
      515400 Environmental Remediation Cost
      515500 Site Security
      515600 Employee Safety & Protection Materials
      515900 Other Environmental&Safety Exp

Plant Utilities & Auxiliary Power
      516100 Water & Sewer Utilities
      516200 Plant Electric Utilities
      516300 Natural Gas Utilities
      516900 Other Utilities & Aux Power

Ops/Mgmt/Admin Fee Expense
      517100 O&M Fee Expense
      517200 Admin/Services Fee Expense
      517900 Other Admin/Mgmt/Admin Fee Exp

Other Operations Expenses
      519100 Plant Equip Lease/Rent Expense
      519200 Freight

      519300 Inventory Adjust
      519410 RDF-Transportation Expense
      519420 RDF-Pass Through Expense
      519500 Ash Disposal Expense
      519910 Turbine Storage Costs
      519990 Other Operating Expenses

Property & Other Tax Expense
      551110 Real Property Tax Expense
      551120 Personal Property Tax Expense
      551200 Sales & Use Tax
      551900 Other Taxes Non Income Based

General & Administrative Expense
General & Administrative Labor
      611100 G&A Labor-Regular Salaries and wages
      611200 G&A Employer Taxes
      611300 G&A Pension
      611410 G&A Health/Welfare Employee insurances
      611420 G&A 401k Match
      611430 G&A Workers Comp
      611440 G&A Retiree Medical
      611450 G&A Severance
      611460 G&A Paid Time Off
      611470 G&A Bonus/Incentive
      611480 G&A Deferred Comp
      611490 G&A Other Employee Benefits
      611510 G&A Labor Cross Charge
      611520 G&A Capitalized Labor
      611600 G&A Labor-Overtime
      611700 G&A Labor-Contract/Temporary
      611900 Medical Tracker Holding account

Employee Expense
      612100 Relocation Expense
      612200 Seminars & Training
      612300 Tuition Reimbursement
      612400 Subscription/Professional Dues
      612500 Club Dues
      612600 Auto Expense
      612700 Expat Expense
      612800 Health Physicals & Testing Expenses
      612900 Other Employee Expense

External Consultant Expense
      613100 External Legal Support
      613200 Financial (Tax, Bank, Audit) Consultants
      613300 Engineering Consultants

      613400 Environmental & Regulatory Consultants
      613500 Information Tech Consultants
      613600 Communications Consultants
      613700 Human Res/Recruit Consultants
      613800 Commercial Market Advisors
      613900 Other External Consult/Support

Travel & Entertainment Expense
      614100 Airfare Airfare and related ticketing fees
      614200 Lodging Hotel/motel costs
      614300 Ground Transportation Expenses
      614410 Meals&Entertain-Regular Meals and/or events/entertainment 614420 Meals&Entertain-Empl Function Costs
      614430 Meals&Entertain-Non Employees Meals and/or entertainment 614900 Other Travel/Entertainment Expenses

Office Expense
      615100 Office Rent/Lease Expense
      615200 Office Utilities
      615300 Office Supplies
      615400 Office Furniture/Equipment
      615500 Postage Office Mailings Only
      615600 Document Storage
      615700 Printing
      615800 Misc Technology/Software Expense
      615900 Other Office Expense

Administrative Fee Expense
      616100 Insurance
      616200 Bank Fees
      616300 Corporate Sec. Fees
      616400 Tax Penalties
      616500 Association Dues
      616600 Capital/Franchise Tax
      616900 Other Admin Fee Expense

Other General & Administrative Expense
      618210 Telephone
      618220 Cell Phone/Pager
      618230 Internet Access
      618310 Charitable Contributions
      618320 Political Contributions
      618330 Media/Public Relations Expense
      618400 Misc Marketing Expense
      618900 Other G&A Expense

EXHIBIT P
FORM OF ANNUAL OPERATIONS BUDGET
CAPITAL EXPENDITURES (1)

Construction In Progress
      151100 CIP-Land
      151100 CIP-Land Maintenance
      151100 CIP-Buildings
      151100 CIP-Balance of Plants
      151100 CIP-Boiler
      151100 CIP-Fuel Handling Equip
      151100 CIP-Steam Turbine
      151100 CIP-Generator
      151100 CIP-Diesel Engine
      151100 CIP-Gas Turbine
      151100 CIP-Expander Turbine
      151100 CIP-Pollution Control E
      151100 CIP-Hydro Turbine
      151100 CIP-Chilled Water Equip
      151100 CIP-Facilities
      151100 CIP-Res Recovery Equip
      151100 CIP-Gas Collections Systems
      151100 CIP-Rolling Stock
      151100 CIP-Transmission Assets
      151100 CIP-Steamlines
      151100 CIP-Automobiles
      151100 CIP-Computer,Network,Phone
      151100 CIP-Software
      151100 CIP-Leasehold Improvements
      151100 Contra CIP-Reclass to F/A

Property, Plant & Equipment
      152200 PP&E-Land
      152200 PP&E-Land Improvements
      152200 PP&E-Buildings
      152200 PP&E-Plant Equipment
      152200 PP&E-Rolling Stock
      152200 PP&E-Transmission Assets
      152200 PP&E-Steam Lines
      152200 PP&E-Capital Spares
      152200 PP&E-Furniture & Office Equipm
      152200 PP&E-Automobiles
      152200 PP&E-Computer,Network,Phone
      152200 PP&E-Software
      152200 PP&E-Leasehold Improvements
      152200 PP&E-Asset Retirement Obligations

-----------------------------------------
(1) The form of this exhibit is not final and subject to change. Further, the Capital Expenditures portion of the 2004 Annual Operations Budget may be provided in a different form than above.

                                                                       EXHIBIT Q

                            REQUEST FOR EXPENDITURES

                                                                         ANNEX A

                                   DEFINITIONS

                  "Acceleration" has the meaning given in the Recitals.

                  "Acceptable Assignee" has the meaning given in Section 10 of the Parent Agreement.

                  "Acceptable Assumption" means, with respect to any agreement, the assumption of such agreement, without modifications (i) pursuant to a Final Order approving the assumption of such agreement under Section 365(a) of the United States Bankruptcy Code, 11 U.S.C. Section 365(a), or (ii) pursuant to a plan of reorganization that has been confirmed under Section 1129 of thE Federal Bankruptcy Code, 11 U.S.C. Section 1129, and become effective.

                  "Acceptable Letter of Credit" means a letter of credit that
(a) is issued by a bank or other financial institution rated at least A2 by Moody's and at least A by S&P, (b) has no account party that is a Financing Party or any Affiliate of any Financing Party, and (c) is in the form attached as Exhibit B to the Depositary Agreement.

                  "Acceptable PPA" means, with respect to a Project, an agreement for the sale of Power generated by such Project that (a) does not require the applicable Project Company to accept fuel price market risk (e.g., a tolling agreement, fuel pass-through, energy prices indexed to fuel prices, prices otherwise structured to limit negative spark spread risk), (b) has an initial term of at least one year, (c) provides for annual Net Operating Revenues that equal or exceed such Project Company's Allocation Percentage multiplied by the aggregate amount of Scheduled Debt Service payments on the Series A Bonds Outstanding (as such term is defined in the Indenture) for each year during the term of such agreement for the sale of Power, (d) provides for the counterparty credit support that complies with the credit support criteria contained in the NRG Credit Risk Policy, and (e) is not entered into with NRG Power Marketing as the offtaker; provided that with respect to any such agreement entered into by NRG Power Marketing as principal under the Energy Marketing Services Agreement to which such Project Company is a party, such agreement will be an Acceptable PPA with respect to such Project Company only if such Project Company and NRG Power Marketing have entered into a written agreement evidencing and/or attaching the terms and conditions of the agreement that is being passed through to such Project Company as contemplated by Section
5.3 of such Energy Marketing Services Agreement.

                  "Account Funds" means all cash, cash equivalents, financial assets, instruments, investments, investment property, securities and other property, including Permitted Investments, on deposit in or credited to an Account in accordance with the Depositary Agreement.

                  "Accounts" has the meaning given in Section 2.1 of the Depositary Agreement.

                  "Accrued Insurer Loss Amount (Bond)" means, as of any Annual Scheduled Payment Date, the aggregate amount then due and owing to XLCA by the Issuer under the Insurance and Reimbursement Agreement in respect of the Reimbursement Obligations relating to the Policy.

                  "Accrued Insurer Loss Amount (Swap)" means, as of any Annual Scheduled Payment Date, the aggregate amount then due and owing to XLCA by the Issuer under the Insurance and Reimbursement Agreement in respect of the Reimbursement Obligations relating to the Swap Policy.

                  "Acquisition Agreements" means the Bayou Cove Membership Interest Purchase Agreement, the Bayou Cove Assignment and Assumption Agreement, the Rockford Acquisition Agreement, the Rockford Assignment and Assumption Agreement, the Sterlington Project Development Agreement, the Sterlington Supplement and Modification to Project Development Agreement, and the Sterlington and NRG South Central Assignment and Assumption Agreement.

                  "Acquisition Indemnity Payment" means, for any Project, any and all amounts paid as indemnification payments to an Affiliate of the Project Company owning such Project pursuant to an Acquisition Agreement relating to such Project in order to compensate the relevant acquirer of such Project (or Affiliate of such acquirer) for any devaluation of such Project due to a breach of any representation, warranty or covenant contained in such Acquisition Agreement.

                  "Acquisition Indemnity/Performance LD Reserve Account" has the meaning given in Section 2.1 of the Depositary Agreement.

                  "Addendum" has the meaning given in the Energy and Marketing Services Agreement.

                  "Additional Bonds" has the meaning given in the Indenture.

                  "Additional Parent Agreement" means any parent agreement, substantially in the form of the Parent Agreement or as otherwise in form and substance satisfactory to the Controlling Party, provided by an Acceptable Assignee in connection with a Permitted Change of Control pursuant to Section 10 of the Parent Agreement (as may be amended, amended and restated, supplemented or otherwise modified from time to time).

                  "Additional Project Document" means, with respect to any Project, any Project Document entered into with respect to such Project after the Closing Date.

                  "Affiliate" means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified, or who holds or beneficially owns 10% or more of the equity interest in the Person specified or 10% or more of any class of voting securities of the Person specified. For the purposes of this definition "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or to cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. When used with respect to the Issuer, "Affiliate" shall include NRG Energy and each Project Company.

                  "Affiliated Major Project Participant" means any Major Project Participant that is an Affiliate of the applicable Project Company (in each case to the extent such Person has remaining obligations under the Major Project Documents).

                  "Allocation Increased Percentage" means, in connection with a Permitted Peaker Buyout and with respect to a Project Company that is not subject to such Permitted Peaker Buyout, a percentage amount that is equal to 100% multiplied by (a) the product in Dollars of (x) such Project Company's Allocation Percentage immediately prior to the consummation of such Permitted Peaker Buyout multiplied by (y) the aggregate principal amount of all Series A Bonds Outstanding (as such term is defined in the Indenture) immediately prior to such consummation, divided by, (b) the aggregate principal amount of all Series A Bonds Outstanding (as such term is defined in the Indenture) immediately after such consummation.

                  "Allocation Percentage" means (a) in respect of the Bayou Cove Project Company, 18%, (b) in respect of the Big Cajun Project Company, 14%, (c) in respect of the Rockford I Project Company, 39%, (d) in respect of the Rockford II Project Company, 19%, and (e) in respect of the Sterlington Project Company, 10%; provided that upon a Permitted Peaker Buyout, the Allocation Percentage for the Project Company subject to such Permitted Peaker Buyout shall be reduced to 0% and the Allocation Percentage for each other Project Company not subject to such Permitted Peaker Buyout shall be increased to its Allocation Increased Percentage.

                  "Allocation Percentage Buyout Amount" means, in respect of a Project Company, an amount equal to the Allocation Percentage for such Project Company multiplied by the aggregate principal amount of Series A Bonds then Outstanding (as such term is defined in the Indenture).

                  "Alternate Big Cajun PPA" means, with respect to the Big Cajun Project, any Acceptable PPA which has been entered into by the Big Cajun Project Company as a replacement for the Big Cajun PPA; provided that (i) such Acceptable PPA specifies the same delivery point for electricity as the Big Cajun PPA and (ii) the counterparty to such Acceptable PPA has entered into a Consent on terms and conditions similar to those contained in the Consent relating to the Big Cajun PPA delivered on the Closing Date.

                  "Ancillary Services" means, in respect of a Project Company, the ancillary services that FERC has authorized to be sold at market-based rates in the Applicable Markets for such Project Company's Project.

                  "Annual Operations Budget" means the annual operations budget delivered by the Issuer to XLCA (if XLCA is the Controlling Party) in accordance with Section 2.13 of the Common Agreement substantially in the form of Exhibit P to the Common Agreement; provided that until an Annual Operations Budget is deemed final in accordance with Section 2.13 of the Common Agreement for a fiscal year, the Annual Operations Budget for such fiscal year shall be the Annual Operations Budget for the fiscal year immediate preceding such fiscal year, provided further that (a) no major maintenance items shall be a part of such temporary budget and (b) provisions allowing for funding in excess of 100% of such budget shall not be applicable to such temporary budget.

                  "Annual Operations Report" means, in respect of each Project, an annual operations report for such Project substantially in the form of Exhibit J to the Common Agreement.

                  "Annual Scheduled Payment Date" means each (a) December 10th commencing on December 10, 2002 and ending on, and including, December 10, 2018, and (b) June 10, 2019.

                  "Applicable Markets" means, with respect to any Project, any of the markets for Energy Products and Services in which such Project is interconnected or in which such Project Company buys, sells or offers for delivery such products or services.

                  "Approval Order" has the meaning given in the Recitals.

                  "Associated Parent Obligations" means, with respect to a Project in connection with a Permitted Change of Control, the product of (a) the percentage of such Project, or the membership interests in the applicable Project Company, purchased by the Acceptable Assignee multiplied by (b) the sum of (i) the product of (A) the Allocation Percentage of the applicable Project Company multiplied by (B) the obligations of NRG Energy under Section 2 of the Parent Agreement (to the extent such obligations have not been already satisfied by NRG Energy), prior to giving effect to such Permitted Change of Control (excluding NRG Energy's obligations under Sections 2.2 through 2.7 and 2.10 of the Parent Agreement) plus (ii) if such Project is Big Cajun I Units 3 & 4 Project, 100% of NRG Energy's obligations under Sections 2.2, 2.3(b) and 2.10 of the Parent Agreement, plus (iii) if such Project is Rockford II Project, 100% of NRG Energy's obligations under Sections 2.4 and 2.5(a) of the Parent Agreement plus (iv) if such Project is the Sterlington Project, 100% of NRG Energy's obligations under Sections 2.2 and 2.10 of the Parent Agreement plus (v) if such Project is Bayou Cove Project, 100% of NRG Energy's obligations under Section 2.5(b) of the Parent Agreement plus (vi) if such Project is the Rockford I Project, 100% of NRG Energy's obligations under Section 2.4 of the Parent Agreement.

                  "Authorized Signatory" has the meaning given in Section 6.5 of the Depositary Agreement.

                  "Available Debt Service Reserve Funds" means, as of any date, the aggregate amount of Account Funds on deposit in the Debt Service Reserve Account on such date and amounts available for drawing on such date under any Acceptable Letter of Credit posted for the Debt Service Reserve Account.

                  "Available Fuel Funds" means, as of any date, in respect of a Project Company, the aggregate amount of Account Funds on deposit in the Fuel Account of such Project Company on such date.

                  "Available Operating Funds" means, as of any date, in respect of a Project Company, the aggregate amount of Account Funds on deposit in the Operating Account of such Project Company on such date.

                  "Bankruptcy" means, in respect of any Person, a Bankruptcy Event of such Person.

                  "Bankruptcy Event" shall be deemed to occur with respect to any Person if (a) such Person shall institute a voluntary case seeking liquidation or reorganization under Bankruptcy Law, or shall consent to the institution of an involuntary case thereunder against it; (b) such Person shall file a petition or consent or shall otherwise institute any similar proceeding under any other applicable Federal or state law, or shall consent thereto; (c) such Person shall apply for, or by consent there shall be an appointment of, a receiver, liquidator, sequestrator, trustee or other officer with similar powers for itself or any substantial part of its assets; (d) such Person shall make an assignment for the benefit of its creditors; (e) such Person shall admit in writing its inability to pay its debts generally as they become due; (f) an involuntary case shall be commenced seeking liquidation or reorganization of such Person under Bankruptcy Law or any similar proceedings shall be commenced against such Person under any other applicable Federal or state law and (i) the petition commencing the involuntary case is not timely controverted, (ii) the petition commencing the involuntary case is not dismissed within 60 days of its filing, (iii) an interim trustee is appointed to take possession of all or a portion of the property, and/or to operate all or any part of the business, of such Person and such appointment is not vacated within 60 days or (iv) an order for relief shall have been issued or entered therein; (g) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers of such Person or all or a part of its property shall have been entered; or (h) any other similar relief shall be granted against such Person under any applicable Federal or state law.

                  "Bankruptcy Law" means Title 11, United States Code, and any other state or federal insolvency, reorganization, moratorium or similar law for the relief of debtors, or any successor statute and, additionally, with respect to XLCA, Article 74 of the New York Insurance Law.

                  "Base Case Project Projections" means a projection of operating results for the Projects delivered pursuant to Section 3.1(n) of the Insurance and Reimbursement Agreement.

                  "Bayou Cove Assignment and Assumption Agreement" means the Assignment and Assumption Agreement between NRG Bayou Cove LLC and El Paso Merchant Energy Company, dated as of September 10, 2002.

                  "Bayou Cove Completion Obligations" has the meaning given in
Section 3.14(a) of the Common Agreement.

                  "Bayou Cove Construction Costs" means, collectively, any and all costs (other than Uncovered Warranty Costs), expenses, fees, taxes or reimbursement obligations incurred by or on behalf of the Bayou Cove Project Company under or in connection with a Bayou Cove Equipment and Construction Contract or otherwise in connection with achieving Project Completion of the Bayou Cove Project, in each case on or prior to Completion of the Bayou Cove Project.

                  "Bayou Cove Contractors" means, collectively, each of the contractors, service providers and/or suppliers providing equipment and/or services to the Bayou Cove Project pursuant to the terms of any Bayou Cove Equipment and Construction Contract or any agent or subcontractor thereof.

                  "Bayou Cove Electric Interconnection Agreement" means the Interconnection and Operating Agreement between the Bayou Cove Project Company and Entergy Gulf States, Inc., effective as of October 18, 2001.

                  "Bayou Cove Electric Interconnection Facilities" means, collectively, the electric interconnection facilities, including any system upgrades, contemplated to be engineered, constructed, installed, tested, commissioned and completed pursuant to the Bayou Cove EPC Agreement (Electric Interconnection Facilities), the Bayou Cove Electric Interconnection Agreement and any sub-contract related thereto.

                  "Bayou Cove EMS Agreement" means the Energy Marketing Services Agreement by and between NRG Power Marketing and the Bayou Cove Project Company, dated as of the Closing Date (as amended, amended and restated, supplemented or otherwise modified from time to time).

                  "Bayou Cove EPC Agreement (Balance of Plant)" means the Turnkey Contract among Stone & Webster, Inc., Shaw Constructors, Inc. and the Bayou Cove Project Company, dated as of November 21, 2001.

                  "Bayou Cove EPC Agreement (Electric Interconnection Facilities)" means the Agreement for Engineering, Procurement and Construction between the Bayou Cove Project Company and Entergy Louisiana, dated as of October 31, 2001.

                  "Bayou Cove Equipment and Construction Contracts" means, collectively, (i) the Bayou Cove Turbine Purchase Agreement, (ii) the Bayou Cove Generator Step-Up Transformers Purchase Agreement, (iii) the Bayou Cove EPC Agreement (Balance of Plant), (iv) the Bayou Cove EPC Agreement (Electric Interconnection Facilities), (v) the Bayou Cove Electric Interconnection Agreement and (vi) any other agreement or document (including any subcontracts) entered into with respect to achieving Project Completion for the Bayou Cove Project.

                  "Bayou Cove Gas Interconnection Agreement" means the Reimbursement, Construction, Ownership and Operating Agreement between the Bayou Cove Project Company and Egan Hub Partners, L.P., dated as of February 8, 2002.

                  "Bayou Cove Generator Step-Up Transformers Purchase Agreement" means the Generator Step-Up Transformers Contract Agreement between the Bayou Cove Project Company and ABB Power T&D Company, Inc., dated as of June 1, 2001.

                  "Bayou Cove Major Project Documents" means, collectively, (a) the Bayou Cove Electric Interconnection Agreement, the Bayou Cove Gas Interconnection Agreement, the Bayou Cove EMS Agreement and the Bayou Cove OMA,
(b) any Additional Project Document for the Bayou Cove Project that replaces any of the agreements described in clause (a), (c) any Major Power Purchase Agreement, Major FSA or Major FTA for the Bayou Cove Project and (d) any Additional Project Document for the Bayou Cove Project that constitutes a material ground lease agreement, material electric interconnection agreement or material sharing agreement.

                  "Bayou Cove Membership Interest Purchase Agreement" means the Membership Interest Purchase Agreement between NRG Bayou Cove LLC and El Paso Remediation

Company, dated as of September 10, 2001, by which NRG Bayou Cove LLC purchased all of El Paso Remediation Company's membership interests in the Bayou Cove Project Company, constituting 100% of the membership interests in the Bayou Cove Project Company.

                  "Bayou Cove OMA" means the Operation and Maintenance Agreement between the Bayou Cove Project Company and NRG Operating Services dated as of the Closing Date (as amended, amended and restated, supplemented or otherwise modified from time to time).

                  "Bayou Cove Project" means the natural gas-fired electric generation facility owned by the Bayou Cove Project Company currently under construction near Jennings, Louisiana in Acadia Parish which, upon Completion, is expected to generate 295 MW (summer capacity) / 345 MW (winter capacity).

                  "Bayou Cove Project Company" means Bayou Cove Peaking Power, LLC, a Delaware limited liability company.

                  "Bayou Cove Project Documents" means all Project Documents for the Bayou Cove Project.

                  "Bayou Cove Turbine Purchase Agreement" means the Turbine Purchase Site Specific Agreement between NRG Energy and General Electric Company, dated as of December 5, 2001, as assigned by NRG Energy to the Bayou Cove Project Company.

                  "Big Cajun Act of Cash Sale and Grant of Servitude" means the Act of Cash Sale and Grant of Servitude signed by Louisiana Generating and the Big Cajun Project Company on the Closing Date.

                  "Big Cajun Act of Subordination" means the Act of Subordination of Act of Mortgage, Pledge and Assignment of Leases and Rents executed by JPMorgan Chase Bank on June 13, 2002.

                  "Big Cajun EMS Agreement" means the Energy Marketing Services Agreement by and between NRG Power Marketing and the Big Cajun Project Company, dated as of the Closing Date (as amended, amended and restated, supplemented or otherwise modified from time to time).

                  "Big Cajun OMA" means the Operation and Maintenance Agreement between the Big Cajun Project Company and NRG Operating Services dated as of the Closing Date (as amended, amended and restated, supplemented or otherwise modified from time to time).

                  "Big Cajun PPA" means the Power Purchase Agreement among the Big Cajun Project Company, Louisiana Generating and NRG South Central, dated as of February 15, 2002.

                  "Big Cajun PPA Shortfall" means, for any calendar month, the excess, if any, of (i) the amount of the payment for capacity that Big Cajun Project Company would have been entitled to receive from Louisiana Generating for such calendar month under the Big Cajun PPA, over (ii) the amount of the payment for capacity that Big Cajun Project Company actually received for such calendar month in respect of the Big Cajun PPA on or before the date such payment is due under the Big Cajun PPA.

                  "Big Cajun Project Company" means Big Cajun I Peaking Power LLC, a Delaware limited liability company.

                  "Big Cajun I Units 3&4 Major Project Documents" means, collectively, (a) the Big Cajun EMS Agreement, the Big Cajun PPA, any Alternate Big Cajun PPA, Big Cajun OMA, the Big Cajun Shared Facilities Agreement, the Big Cajun Sale of Moveables in Place, the Big Cajun Switchyard Servitude Agreement and the Big Cajun Act of Cash Sale and Grant of Servitude, (b) any Additional Project Document for the Big Cajun I Units 3&4 Project that replaces any of the agreements described in clause (a), (c) any Major Power Purchase Agreement, Major FSA or Major FTA for the Big Cajun I Units 3&4 Project and (d) any Additional Project Document for the Big Cajun I Units 3&4 Project that constitutes a material ground lease agreement, material electric interconnection agreement or material sharing agreement.

                  "Big Cajun I Units 3&4 Project Documents" means all Project Documents for the Big Cajun I Units 3&4 Project.

                  "Big Cajun I Units 1&2 Project" means the approximately 220 MW natural gas-fired electric generation facility owned by Louisiana Generating, which is located in New Roads, Louisiana, adjacent to the Big Cajun I Units 3&4 Project.

                  "Big Cajun I Units 3&4 Project" means the approximately 204 MW (summer capacity) / 239 MW (winter capacity) natural gas-fired electric generation facility owned by the Big Cajun Project Company, which is located in New Roads, Louisiana adjacent to the Big Cajun I Units 1&2 Project.

                  "Big Cajun Sale of Moveables in Place" means the sale of Moveables in Place signed by Louisiana Generating and the Big Cajun Project Company on the Original Closing Date.

                  "Big Cajun Shared Facilities Agreement" means the Amended and Restated Shared Facilities Agreement to be entered into substantially in the form appearing in Exhibit B to the Parent Agreement between the Big Cajun Project Company and Louisiana Generating.

                  "Big Cajun Switchyard Servitude Agreement" means the Switchyard Servitude Agreement between NRG New Roads Holding LLC and the Big Cajun Project Company on the Original Closing Date.

                  "Blocked Restricted Payment Amount" has the meaning given in
Section 4.5(c)(i) of the Common Agreement.

                  "Bond Obligations" means each payment and performance obligation of the Issuer (monetary or otherwise and whether arising by acceleration or otherwise) arising under or in connection with the Indenture and the Series A Bonds, including in respect of payment of principal of, premium, if any, and interest on the Series A Bonds when due and payable and all other amounts or performances due or to become due under or in connection therewith.

                  "Bondholders" has the meaning given in the preamble to the Common Agreement.

                  "Bonds" means, collectively, the Series A Bonds and any Additional Bonds.

                  "Business Day" means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in New York are authorized or obligated by law, executive order or governmental decree to be closed.

                  "Calculation Agent" means The Bank of New York, or any successor Calculation Agent as appointed by the Issuer with the consent of XLCA (if XLCA is the Controlling Party) and the Swap Counterparty.

                  "Capital Lease Obligations" means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property to the extent such obligations are classified and accounted for as a capital lease on a balance sheet for such Person under GAAP, and, for purposes of the Financing Documents, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

                  "Capital Stock" means, with respect to any Person, any common stock, preferred stock and any other capital stock of such Person and shares, interests, participations or other ownership interest (however designated), of any Person and any rights (other than debt securities convertible into, or exchangeable for, capital stock or such other ownership interests), warrants, options or other rights to purchase any of the foregoing, including each class of common stock and preferred stock of such Person if such Person is a corporation and each general and/or limited partnership interest of such Person if such Person is a partnership and/or limited liability company interest of such Person if such Person is a limited liability company.

                  "Cash Available for Debt Service" means, for any period, all Operating Revenues received, or projected to be received (in accordance with revenue projections prepared by the Power and Fuel Market Consultant within 3 months prior to the determination of Cash Available for Debt Service for such period), during such period minus all Operating Costs paid, or projected to be paid (in accordance with cost projections prepared by the Power and Fuel Market Consultant within 3 months prior to the determination of Cash Available for Debt Service for such period), during such period.

                  "Cash Collateral Accounts" has the meaning given in Section
6.4 of the Parent Agreement.

                  "Cash Collateral Deposits" has the meaning given in Section
12.3 of the Parent Agreement.

                  "Casualty Event" means any damage to or destruction of a Project.

                  "Casualty Insurance Proceeds" means any and all proceeds of any insurance, indemnity, warranty or guaranty payable from time to time with respect to any Casualty Event, other than business interruption insurance proceeds and similar proceeds.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986, and all rules and regulations thereunder.

                  "Closing Date" means January 6, 2004.

                  "Co-Collateral Agent" means the co-collateral agent appointed pursuant to Section 11.8 of the Common Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

                  "Collateral" means, collectively, the Issuer Collateral and all Project Company Collateral.

                  "Collateral Agent" has the meaning given in the preamble to the Common Agreement.

                  "Collateral Documents" means, collectively, the Issuer Collateral Documents and all Project Company Collateral Documents.

                  "ComEd" means Commonwealth Edison Company, an Illinois corporation.

                  "Common Agreement" means that certain Amended and Restated Common Agreement, dated as of the Closing Date, among XLCA, the Swap Counterparty, the Trustee, the Collateral Agent, the Issuer and each Project Company (as amended, amended and restated, supplemented or otherwise modified from time to time).

                  "Complete" or "Completion" means, with respect to each of the Bayou Cove Project and the Rockford II Project, the earliest date on which all of the following shall have occurred:

                  (a) such Project shall have achieved Project Completion and the Controlling Party shall have received a certificate of the Independent Engineer to that effect, which certificate will be in form and substance reasonably satisfactory to XLCA (if XLCA is the Controlling Party); and

                  (b) each of Bayou Cove Project Company or Rockford II Project Company, as applicable, shall have delivered a Completion certificate in form and substance reasonably satisfactory to XLCA (if XLCA is the Controlling Party) certifying that:

                           (i) with respect to the Bayou Cove Project only, either (i) all Completion Items and the Completion Expenses for the Bayou Cove Project have been paid for in full or (ii) the Bayou Cove Project Company has itemized all Completion Items for the Bayou Cove Project, which list has been confirmed by the Independent Engineer, and the deposit into the Completion Account required pursuant to Section 4.8 of the Depositary Agreement with respect to such Completion Items and the Completion Expenses has been made in full;

                           (ii) with respect to the Rockford II Project only, either (i) all Completion Items and the Completion Expenses for the Rockford II Project have been completed and paid for in full, or (ii) the Rockford II Project Company has itemized all Completion Items for the Rockford II Project, which list shall have been confirmed by the Independent Engineer, and the deposit into the Completion Account required pursuant to Section 4.8 of the Depositary Agreement with respect to such Completion Items and the Completion Expenses has been made in full;

                           (iii) all material Permits required for operation of such Project (including all certificates of occupancy for such Project) have been obtained and are in full force and effect and not subject to any pending appeal, intervention, or similar proceeding that could reasonably be expected to have a Project Material Adverse Effect, and XLCA (if XLCA is the Controlling Party) has received copies of all such Permits and all fees and charges associated therewith shall have been paid in full;

                           (iv)     with respect to the Bayou Cove Project only,
                  (i) all Bayou Cove Construction Costs have been paid in full (other than those subject to a good faith dispute and for which adequate reserves in accordance with GAAP have been set aside), (ii) either (x) all performance guarantees under the Bayou Cove Equipment and Construction Contracts have been satisfied in full or (y) the minimum performance standards specified therein have been satisfied and all Performance Liquidated Damages to be paid (including by way of NRG Energy or any Affiliate thereof making payments into the Acquisition Indemnity/Performance LD Reserve Account) pursuant to the Bayou Cove Equipment and Construction Contracts have been paid in full to the Bayou Cove Project Company without regard for any limitations placed on the payment of Liquidated Damages in the Bayou Cove Equipment and Construction Contracts (other than those subject to a good faith dispute in an amount not to exceed $5,000,000 in the aggregate, taking into account any and all retainage amounts also subject to a good faith dispute), (iii) any retainage or other amounts withheld from payment to any Bayou Cove Contractor under a Bayou Cove Equipment and Construction Contract have been paid over in full to the relevant Bayou Cove Contractor (other than those which are (A) deposited into the Completion Account or (B) subject to a good faith dispute in an amount not to exceed $5,000,000 in the aggregate, taking into account any and all Performance Liquidated Damages also subject to a good faith dispute) and (iv) any lien or encumbrance over any portion of the Bayou Cove Project in favor of a Bayou Cove Contractor has been released and discharged in full (other than Project Company Permitted Liens); and

                           (v) with respect to the Rockford II Project only, (i) the Rockford II Construction Costs have been paid in full (other than those subject to a good faith dispute and for which adequate reserves in accordance with GAAP have been set aside), (ii) either (x) all performance guarantees under the Rockford II Equipment and Construction Contracts have been satisfied in full or (y) the minimum performance standards specified therein has been satisfied and all Performance Liquidated Damages to be paid (including by way of NRG Energy or any Affiliate thereof making payments into the Acquisition Indemnity/Performance LD Reserve Account) by the Rockford II Contractors pursuant to the Rockford II Equipment and Construction Contracts have been paid to the Rockford II Project Company without regard for any limitations placed on the payment of Liquidated

                  Damages in the Rockford II Equipment and Construction Contracts (other than those subject to a good faith dispute in an amount not to exceed $5,000,000 in the aggregate, taking into account any and all retainage amounts also subject to a good faith dispute), (iii) any retainage or other amounts withheld from payment to any Rockford II Contractor under a Rockford II Equipment and Construction Contract have been paid over in full to the relevant Rockford Contractor (other than those which are (A) deposited into the Completion Account or
                  (B) subject to a good faith dispute in an amount not to exceed $5,000,000 in the aggregate taking into account any and all Performance Liquidated Damages also subject to a good faith dispute), (iv) any lien or encumbrance over any portion of the Rockford II Project in favor of a Rockford II Contractor has been released and discharged in full (other than Project Company Permitted Liens) and (v) title to all equipment acquired for the Rockford II Project under the Rockford II Equipment and Construction Contracts has been duly transferred to the Rockford II Project Company free and clear of all liens (other than Project Company Permitted Liens).

                  "Completion Account" has the meaning given in Section 2.1 of the Depositary Agreement.

                  "Completion Date" means, in respect of the Bayou Cove Project and the Rockford II Project, the date upon which such Project achieves Completion.

                  "Completion Expenses" means any costs associated with Completion of the Bayou Cove Project or the Rockford II Project (other than the Completion Items) including, without limitation, any liabilities, obligations, commitments, losses, fines, penalties, sanctions, expenses, costs or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third-party claims), including out-of-pocket expenses and reasonable fees and expenses of attorneys, accountants, consultants, arising in connection with the failure to comply with the Bayou Cove EPC Agreement (Electric Interconnection Facilities).

                  "Completion Items" means, in connection with Completion of the Bayou Cove Project and the Rockford II Project, such items as contemplated by the Construction Contracts for each Project.

         "Completion Tests" has the meaning given in Section 3.2(a)(vii) of the Common Agreement.

                  "Condemnation Event" means any Project (or any portion thereof) is condemned, confiscated, requisitioned, captured, seized or subjected to forfeiture, or title thereto is taken, by any Governmental Authority.

                  "Condemnation Proceeds" means any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any Condemnation Event by any Governmental Authority (or any person acting under color of Governmental Authority).

                  "Consents" means, collectively, the third-party consents and assignments required pursuant to Section 3.1(f)(ii) of the Insurance and Reimbursement Agreement or Section 5.16(b) of the Common Agreement.

                  "Construction Contractors" means, as applicable, the Bayou Cove Contractors or the Rockford II Contractors.

                  "Construction Contracts" means, as applicable, the Bayou Cove Equipment and Construction Contracts or the Rockford II Equipment and Construction Contracts.

                  "Contingent Guaranty Agreement" has the meaning given in the Recitals.

                  "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Issuer or any Project Company, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or under Section 4001(b)(1) of ERISA.

                  "Controlling Party" means XLCA for so long as either of the Policies shall be effective and there shall not have occurred and be continuing an Insurer Default and, at all other times, the requisite number or percentage of Bondholders acting pursuant to the Indenture.

                  "Corporate Services Accumulation Amount" means the cumulative amount of all Corporate Services Payment Shortfall up to $2,500,000 at any one time accumulated, as set forth in the Equity Reimbursement Certificate as of the relevant Determination Date.

                  "Corporate Services Agreement" means the Corporate Services Agreement by and among NRG Energy, the Issuer and each of the Project Companies, dated as of the Closing Date (as amended, amended and restated, supplemented or otherwise modified from time to time).

                  "Corporate Services Annual Fee" has the meaning given in the Corporate Services Agreement.

                  "Corporate Services Payment" means the payment of the Corporate Services Annual Fee and the Corporate Services Accumulation Amount under the Corporate Services Agreement.

                  "Corporate Services Payment Account" has the meaning given in
Section 2.1 of the Depositary Agreement.

                  "Corporate Services Payment Shortfall" means with respect to each year, the difference, if any, between $1,000,000 and the Corporate Services Annual Fee paid under the Corporate Services Agreement.

                  "Debt" of any Person at any date means, without duplication,
(a) such Person's Debt for Borrowed Money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business (which exception is intended to encompass ordinary course obligations under the Project Documents), (d) all Capitalized Lease Obligations of such Person, (e) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities (or property), (f) all deferred obligations of such Person to reimburse any bank or other Person in respect of amounts paid or advanced under a letter of credit or other instrument, (g) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (h) all Debt (or other obligations) of others guaranteed directly or indirectly by such Person or as to which such Person has an obligation substantially the economic equivalent of a guaranty (provided that, for purposes determining the amount of any Debt of the type described in this clause (h), if the amount of such guaranty or similar obligation is less than the full amount of the Debt or other obligation guaranteed, the amount of such Debt shall be limited to the amount of such guaranty or similar obligation).

                  "Debt for Borrowed Money" means, with respect to any Person, all obligations of such person for borrowed money.

                  "Debt Payment Account" has the meaning given in Section 2.1 of the Depositary Agreement.

                  "Debt Service Coverage Ratio" means for any period, the ratio of (a) all Cash Available for Debt Service for such period to (b) all Scheduled Debt Service due during such period, provided that when calculated for a Determination Period, the Debt Service Coverage Ratio means the ratio of (a) all Cash Available for Debt Service for such Determination Period to (b) (x) Scheduled Debt Service due on the next Annual Scheduled Payment Date plus (y) any regularly scheduled payments of interest accrued during the Determination Period and not otherwise included in (x) for such Determination Period.

                  "Debt Service Coverage Ratio Certificate" means an annual certificate delivered by the Issuer to XLCA (if XLCA is the Controlling Party) in accordance with Section 2.7 of the Common Agreement substantially in the form of Exhibit F to the Common Agreement.

                  "Debt Service Reserve Account" has the meaning given in
Section 2.1 of the Depositary Agreement.

                  "Debt Service Reserve Amount" means, as of any Annual Scheduled Payment Date, the sum of the Debt Service Reserve Amount (Project) for all Projects as of such Annual Scheduled Payment Date, provided, however, that if either (a) NRG Energy's ratings or the Shadow Ratings for the Series A Bonds fall below Investment Grade from Moody's or S&P, or (b) the Debt Service Coverage Ratio for the Determination Period ending on the Determination Date immediately preceding such Annual Scheduled Payment Date is below 1.20 to 1.00, then the Debt Service Reserve Amount as of such Annual Scheduled Payment Date shall be equal to 200% of Scheduled Debt Service due on the next Annual Scheduled Payment Date; provided, further, that if the event described in clause
(b) of the foregoing proviso occurs and NRG Energy's ratings as of such Annual Scheduled Payment Date are at least Baa2 from Moody's and BBB from S&P, then the Debt Service Reserve Amount as of such Annual Scheduled Payment Date shall be equal to 150% of Scheduled Debt Service due on the next Annual Scheduled Payment Date.

                  "Debt Service Reserve Amount (Project)" means, as of any Annual Schedule Payment Date, with respect to a Project, the product of (x) Scheduled Debt Service due on the next Annual Scheduled Payment Date multiplied by (y) the Allocation Percentage for the applicable Project Company; provided, however, that during a Tolling Period with respect to such Project, the Debt Service Reserve Amount (Project) with respect to such Project shall be an amount equal to 50% of the product of (x) Scheduled Debt Service due on the next Annual Scheduled Payment Date and (y) the Allocation Percentage for the applicable Project Company.

                  "Debt Service Shortfall" means, with respect to any Annual Scheduled Payment Date, the amount, if any, by which (a) Scheduled Debt Service on such date exceeds (b) funds in the Debt Payment Account available therefor in accordance with the terms of Section 4.2 of the Depositary Agreement, without giving effect to funding sources other than those described in priorities First through Seventh of Section 4.2.3 of the Depositary Agreement.

                  "Delay Amounts" means Delay Liquidated Damages, proceeds under delay in start-up or similar insurance and other similar amounts.

                  "Delay Liquidated Damages" means all amounts paid under a Project Document as liquidated damages for failure to complete all or a portion of a Project, or failure to deliver equipment for a Project, by the date set forth for completion or delivery thereof in such Project Document, including amounts paid under guaranties, letters of credit and other support instruments for such purposes.

                  "Depositary Agent" means The Bank of New York, in its capacity as depositary agent and securities intermediary under the Depositary Agreement, or its successor appointed pursuant to the terms of the Depositary Agreement.

                  "Depositary Agreement" means the Amended and Restated Security Deposit Agreement, dated as of the Closing Date, among the Issuer, each Project Company, the Collateral Agent and the Depositary Agent (as amended, amended and restated, supplemented or otherwise modified from time to time).

                  "Depositary Obligations" means each payment and performance obligation of the Issuer and the Project Companies under the Depositary Agreement.

                  "Designated Annual Date" means any date specified by the Issuer in a Disbursement Request. The Designated Annual Date may vary year by year, but there shall not be more than one Designated Annual Date by the Issuer in any given year.

                  "Designated Monthly Date" means any date specified by the Issuer in a Disbursement Request. The Designated Monthly Date may vary from time to time, but there shall not be more than one Designated Monthly Date by the Issuer in any given month.

                  "Determination Date" means October 31 of each year with the first such date being October 31, 2004, and the last such date being October 31, 2018.

                  "Determination Period" means (a) the period from the Closing Date through and including October 31, 2004, and (b) thereafter, each period from November 1 of each year through and including October 31 of the following year.

                  "Disbursement Project Event of Default" means a Project Event of Default with respect to a Project for which a disbursement of Loss Proceeds is being requested pursuant to Section 4.7.2 of the Depositary Agreement.

                  "Disbursement Request" means a Disbursement Request substantially in the form of Exhibit A to the Depositary Agreement.

                  "Dispute Notice" has the meaning given in Section 2.13 of the Common Agreement.

                  "Distribution Account" has the meaning given in Section 2.1 of the Depositary Agreement.

                  "Distribution Test" means, as of any Determination Date, the determination as to whether the Debt Service Coverage Ratio for the Determination Period ending on such Determination Date exceeds 1.20.

                  "Dollars" and "$" mean United States dollars or such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States of America.

                  "Easements" means, with respect to any parcel of real property, (a) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits appurtenant, belonging or pertaining to such parcel, including the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to such parcel and (b) all permits, licenses and rights, whether or not of record, appurtenant to such parcel.

                  "EBITDA Statement" means a statement setting forth the combined and combining earnings before interest, taxes, depreciation and amortization.

                  "Effective Date" means the date on which the Policies were issued.

                  "Eligible Facility" means an eligible facility within the meaning of Section 32(a)(2) of PUHCA.

                  "Emissions Credit" means the authorization from any state that is a signatory to or subject to the Ozone Transport Commission Memorandum of Understanding dated September 27, 1994 to emit one ton of nitrogen oxide ("NOx") (May through September) or the authorization by the Administrator of the Environmental Protection Agency or any successor agency with similar jurisdiction ("EPA") to emit one ton of sulfur dioxide ("SO(2)") under Title IV of The Clean Air Act Amendments of 1990, as the same may be amended) or supplemented, or any successor statutes which are the basis for The Federal Air Pollution Control Program for Sulfur Dioxide Emissions, in the vintaged year of issue or in subsequent control periods (subject to restrictions on banked allowances).

                  "Emissions Credit Costs" means all costs, as incurred, associated with the procurement of Emissions Credits, including the commodity price of such credits, broker fees, and any other additional costs associated with the procurement of such credits, such additional costs subject to approval by XLCA (if XLCA is the Controlling Party), which approval shall not be unreasonably withheld.

                  "EMS Letter of Credit" has the meaning given in Section 2.11 of the Parent Agreement.

                  "EMS Letter of Credit Account" has the meaning given in
Section 2.1 of the Depositary Agreement.

                  "Energy Manager" means NRG Power Marketing or any successor power marketer under the Energy Marketing Services Agreement.

                  "Energy Manager Fee" means the annual fee due and payable to NRG Power Marketing, or any successor energy manager pursuant to the Energy Marketing Services Agreement.

                  "Energy Marketing Services Agreement" means, individually or collectively, as the context requires, (i) the Bayou Cove EMS Agreement, (ii) the Big Cajun EMS Agreement, (iii) the Rockford I EMS Agreement, (iv) the Rockford II EMS Agreement and (v) the Sterlington EMS Agreement or any other agreement that provides for similar power marketing services for a Project (as each may be amended, amended and restated, supplemented or otherwise modified).

                  "Energy Products and Services" means, collectively, Power, Ancillary Services, Fuel Products and Other Energy-Related Products and Services.

                  "Energy Transaction Costs" means Fuel Costs, Emissions Credit Costs, Transmission Costs, Hedging Costs and any additional costs, such additional costs subject to approval by XLCA (if XLCA is the Controlling Party), which approval shall not be unreasonably withheld, the amount of which is determined as provided in the Energy Marketing Services Agreement.

                  "Entergy Louisiana" means Entergy Louisiana, Inc., a Louisiana corporation.

                  "Environmental Claim" means any claim, notice of claim, complaint, notice of violation, letter or other written assertion of any kind concerning any asserted or actual violation of or liability under any Hazardous Substances Law or any asserted or actual violation or liability relating to any Hazardous Substance.

                  "Environmental Consultant" means (a) if XLCA is the Controlling Party, an environmental consultant reasonably acceptable to XLCA (which shall include URS Corporation and P.E. LaMoreau & Associates, Inc.), and
(b) if XLCA is not the Controlling Party, an independent nationally recognized environmental consultant.

                  "Environmental Reports" means, with respect to a Project, the environmental reports delivered to XLCA (if XLCA is the Controlling Party) in accordance with Section 3.1(v) of the Insurance and Reimbursement Agreement for such Project.

                  "Environmental Subject Claims" has the meaning given in
Section 9.1(b) of the Common Agreement.

                  "Equity Documents" means the Parent Agreement and any Additional Parent Agreement.

                  "Equity Party" means NRG Energy and any Acceptable Assignee.

                  "Equity Reimbursement Amount" means an amount equal to the aggregate of (i) all amounts paid to NRG Energy under the Corporate Services Agreement plus (ii) all amounts distributed to NRG Energy from the Distribution Account minus (iii) the aggregate amount of all Equity Reimbursement Payments made by NRG Energy.

                  "Equity Reimbursement Certificate" means, an annual certificate delivered by NRG Energy to the Collateral Agent in accordance with
Section 4.5 of the Parent Agreement substantially in the form of Exhibit A to the Parent Agreement.

                  "Equity Reimbursement Obligation" has the meaning given in
Section 2.1 of the Parent Agreement.

                  "Equity Reimbursement Payments" means any payment made by NRG Energy pursuant to Section 2.1 of the Parent Agreement.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Plan" means any employee benefit plan covered by Title IV of ERISA or to which Section 412 of the Code applies.

                  "Excess Cash Flow Account" has the meaning given in Section
2.1 of the Depositary Agreement.

                  "Excluded Revenues" means, collectively, all Delay Amounts, all payments by NRG Energy to any Project Company pursuant to Section 2.5 of the Parent Agreement, Peaker Buyout Profits and all proceeds received in connection with a Permitted Change of Control.

                  "Exelon" means Exelon Generating Company, LLC, a Delaware limited liability company.

                  "Exempt Wholesale Generator" means an exempt wholesale generator within the meaning of Section 32(a)(1) of PUHCA.

                  "Expenditures Dispute Notice" has the meaning given in Section 2.13(b) of the Common Agreement.

                  "Expenditures Required Modifications" has the meaning given in
Section 2.13(b) of the Common Agreement.

                  "Experience Amount Margin" means as of any Determination Date, for any Project Company, such Project Company's Experience Revenue from June 18, 2002 through such Determination Date minus such Project Company's Operating Costs from June 18, 2002 through such Determination Date.

                  "Experience Amount Percentage" means, for each Project Company, a percentage equal to (x) the Experience Amount Margin for such Project Company divided by (y) the sum of the Experience Amount Margins for all Project Companies.

                  "Experience Amount Percentage Certificate" means, an annual certificate delivered by the Issuer to XLCA (if XLCA is the Controlling Party) in accordance with Section 2.7 of the Common Agreement substantially in the form of Exhibit G to the Common Agreement.

                  "Experience Revenue" means, with respect to any Project Company, income derived from the sale, resale or other use of Energy Products and Services by, or on behalf of, such Project Company plus, to the extent not included in the calculation of such income, any PPA Shortfall Payments for such Project Company.

                  "FERC" means the Federal Energy Regulatory Commission and any successor thereto.

                  "Final Order" means an order or judgment of a court of competent jurisdiction, as entered on the docket thereof, that has not been reversed, stayed, modified, or amended, and as to which (x) the time to appeal, seek review or rehearing or petition for certiorari has expired and no timely-filed appeal or petition for review, rehearing, remand or certiorari (or any motion seeking extension of time to file such appeal, petition or other pleading) is pending or (y) any appeal taken or petition for certiorari filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.

                  "Final Scheduled Payment Date" means June 10, 2019.

                  "Financing Documents" means the Common Agreement (including the Guaranty of each Project Company), the Policy, the Swap Policy, the Premium Letter, the Insurance and Reimbursement Agreement, the Indenture, the Bonds, the Swap Agreement, the Equity Documents, the Collateral Documents, the Depositary Agreement, the Project Loan Agreements, the Project Loan Notes, the Consents, the Lease Estoppels, the Nondisturbance Agreements, the Rockford I Lien Subordination Agreement, the Big Cajun Act of Subordination, the Master Reafirmation to the Security Documents, and each other agreement, document, certificate or instrument entered into or delivered in connection therewith by any Financing Party or any Equity Party and any Secured Party in connection with the Transaction, whether or not specifically mentioned therein, provided that neither the Purchase Agreement nor any other agreement between a Financing Party and the Initial Purchaser shall be a "Financing Document."

                  "Financing Parties" means the Issuer and each Project Company.

                  "Fiscal Agent" means the fiscal agent, if any, designated pursuant to the terms of the Policies.

                  "FPA" means the Federal Power Act, as amended.

                  "Fuel Account" means, individually or collectively, as the context requires, the (i) Bayou Cove Fuel Account, (ii) Big Cajun Fuel Account,
(iii) Rockford I Fuel Account, (iv)

Rockford II Fuel Account and/or (v) Sterlington Fuel Account set forth in
Section 2.1 of the Depositary Agreement.

                  "Fuel Costs" means all costs associated with Fuel Products, including the commodity cost of fuel, imbalance charges, delivery charges, storage, cost of pipeline transportation and applicable taxes and any additional costs requested from time to time, such additional costs to be approved by XLCA (if XLCA is the Controlling Party) in its reasonable discretion, as incurred.

                  "Fuel Products" means Natural Gas supply and transportation and other fuel and fuel-related products and services.

                  "Fuel and Operating Accounts Disbursement Request" means a disbursement request substantially in the form of Exhibit C to the Depositary Agreement.

                  "Fundamental Project Event of Default" has the meaning given in Section 7.3 of the Common Agreement.

                  "Funding Project Company" has the meaning given to in Section
6.14 of the Common Agreement.

                  "Funds Block Condition" means, in each case as applicable, any Issuer Event of Default, Issuer Inchoate Default, Project Event of Default, Project Inchoate Default, Inchoate Block Condition or Inchoate Project Block Condition.

                  "GAAP" means generally accepted accounting principles in the United States of America consistently applied.

                  "General Subject Claims" has the meaning given in Section 9.1(a) of the Common Agreement.

                  "Governmental Authority" means any applicable national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity (including any zoning authority, FERC and the applicable PUC) or any arbitrator with authority to bind a party at law.

                  "Governmental Rule" means any applicable law, rule, regulation, ordinance, order, code interpretation, treaty, judgment, decree, directive, guideline, policy or similar form of decision of any Governmental Authority.

                  "Ground Lease" means each of the Rockford I Ground Lease, the Rockford II Ground Lease and the Sterlington Ground Lease.

                  "Guaranteed Obligations" has the meaning given in Section 6.1(a) of the Common Agreement.

                  "Guaranteed Heat Rate" has the meaning given to it in Exhibit D to the Common Agreement.

                  "Guaranty" means, in respect of a Project Company, its guaranty pursuant to Article 6 of the Common Agreement.

                  "Hazardous Substance" means any of the following: (a) any petroleum or petroleum product, explosives, radioactive materials, asbestos, formaldehyde, polychlorinated biphenyls, lead or radon gas; or (b) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste or pollutant that is regulated under or that could reasonably be expected to support the assertion of a claim under any Hazardous Substances Law, whether or not defined as hazardous under any Hazardous Substances Laws.

                  "Hazardous Substances Law" means, any applicable law, statute, ordinance, code, rule, regulation, license, permit, authorization, approval, covenant, administrative or court order, judgment, decree, injunction, code or requirement of or any agreement with, any Governmental Authority:

                  (a) relating to pollution (or the cleanup, removal or remediation thereof, or any other response thereto), human health, safety, natural resources or the environment, including ambient or indoor air, water vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life; or

                  (b) concerning exposure to, or the use, containment, storage, recycling, treatment, generation, Release or threatened Release, transportation, processing, handling, labeling, containment, production, disposal or remediation of any Hazardous Substance, in each case as amended and as now or hereafter in effect, and any common law or equitable doctrine (including injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries (whether personal or property) or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Hazardous Substance, whether such common law or equitable doctrine is now or hereafter recognized or developed. "Hazardous Substances Laws" include CERCLA; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251 et seq.; the Clean Air Act, 42 U.S.C. Sections 7401 et seq.; the Refuse Act, 33 U.S.C. Sections 401 et seq.; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Sections 1801-1812; the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 et seq.; the Safe Drinking Water Act, 42 U.S.C. Sections 300 et seq.; and the Occupational Safety and Health Act of 1970.

                  "Hedge" means a transaction, including swaps, options, physical transactions, or other similar transactions, entered into by the Energy Manager to manage the risks associated with the discharge of its obligations under the Energy Marketing Services Agreement consistently with the NRG Credit Policy.

                  "Hedging Costs" means the cost of any non-speculative Hedge undertaken by the Energy Manager (physical or financial) under the Energy Marketing Services Agreement consistently with the terms of the Energy Marketing Services Agreement and the NRG Credit Policy.

                  "Improvements" has the meaning given in the applicable
Mortgage.

                  "Inchoate Block Conditions" means, as of any date, that there shall have occurred and be continuing an Issuer Inchoate Default or that an Issuer Inchoate Default would have occurred if a Restricted Payment would have been made on such date.

                  "Inchoate Project Block Condition" means, as of any date, that there shall have occurred and be continuing a Project Inchoate Default or that a Project Inchoate Default would have occurred if a Restricted Payment would have been made on such date.

                  "Indeck OMA" means the Operation and Maintenance Agreement between NRG-Rockford, LLC and Indeck Operations, Inc., dated as of April 24, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time).

                  "Indemnitee" has the meaning given in Section 9.1(a) of the Common Agreement.

                  "Indenture" means the Indenture, dated as of the Original Closing Date, among the Issuer, the Project Companies, XLCA and the Original Trustee (as may be amended, amended and restated, supplemented or otherwise modified from time to time).

                  "Independent Consultants" means, collectively, the Insurance Consultant, the Independent Engineer and the Power and Fuel Market Consultant.

                  "Independent Engineer" has the meaning given in Section 10.1(a) of the Common Agreement.

                  "Initial Purchaser" means Goldman Sachs International.

                  "Initial Restricted Payment Date" means any Annual Scheduled Payment Date or any date within 30 days thereafter.

                  "Insurance and Reimbursement Agreement" means the Financial Guaranty Insurance and Reimbursement Agreement, dated as of the Original Closing Date, among XLCA, the Issuer and the Project Companies (as may be amended, amended and restated, supplemented or otherwise modified from time to time).

                  "Insurance Consultant" has the meaning given in Section 10.1(b) of the Common Agreement.

                  "Insurer Default" means the existence and continuance of any of the following: (a) a failure by XLCA to make a payment when or as required under the Policy in accordance with its terms or under the Swap Policy in accordance with its terms; or (b)(i) XLCA (A) files any petition or commences any case or proceeding under any provision or chapter of the Bankruptcy Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the Bankruptcy Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or (ii) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for XLCA or for all or any material portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent or receiver of XLCA (or the taking of possession of all or any material portion of the property of the XLCA).

                  "Intercompany Account Balances" means (i) the outstanding accounts receivable balances and accounts payable balances among NRG Energy, NRG Power Marketing, the Issuer, the Project Companies and their Affiliates to the extent that such Intercompany Account Balances with such Affiliates relate to the Issuer and/or any of the Project Companies or (ii) any transaction that gives rise to outstanding accounts receivable, balances or accounts payable balances among NRG Energy, NRG Power Marketing, the Issuer, the Project Companies and their Affiliates to the extent that such Intercompany Account Balances with such Affiliates relate to the Issuer and/or any of the Project Companies.

                  "Interconnection Solution" means, with respect to the Big Cajun I Units 3&4 Project, the implementation and effectiveness, in a manner satisfactory to XLCA in its absolute discretion (if XLCA is the Controlling Party), of any of the following methods for obtaining direct contractual electric interconnection access rights for the Big Cajun I Units 3&4 Project with the Entergy transmission system (or any successor transmission system): (i) the assignment of a portion of Louisiana Generating's rights under the Louisiana Generating Interconnection Agreement to the Big Cajun Project Company; (ii) the amendment of the Louisiana Generating Interconnection Agreement, as appropriate, to include the Big Cajun I Units 3&4 Project and the Big Cajun Project Company;
(iii) the execution of a separate interconnection agreement directly between the Big Cajun Project Company and Entergy or its relevant Affiliate (or any successor thereto); or (iv) any other method of obtaining such direct contractual electric interconnection access rights, in each case effected by assignments, amendments or new agreements, as the case may be, and such other documentation as XLCA (if XLCA is the Controlling Party) shall reasonably request.

                  "Investment Grade" means, with respect to any debt instrument or Person, a rating of at least Baa3 by Moody's and at least BBB- by S&P (or, in each case, an equivalent rating by another nationally recognized credit rating agency if either of such rating agencies is not then rating the subject debt instrument or Person).

                  "Issuer" has the meaning given in the preamble to the Common Agreement.

                  "Issuer Collateral" means, collectively, all real, personal and mixed property which is subject or is intended to become subject to the security interests or Liens granted pursuant to any of the Issuer Collateral Documents; provided that "Issuer Collateral" shall not include any Released Assets (as defined in any Issuer Collateral Document).

                  "Issuer Collateral Documents" means, collectively, the Depositary Agreement, the Issuer Security Agreement, the Issuer Pledge Agreement, any other agreement or instrument granting a Lien on the real, personal and/or mixed property of Issuer in favor of the Collateral Agent for the benefit of the Secured Parties, and any financing statements, notices and the like filed, recorded or delivered in connection with the foregoing.

                  "Issuer Event of Default" has the meaning given in Section 7.1 of the Common Agreement.

                  "Issuer Inchoate Default" means any occurrence, circumstance or event, or any combination thereof, which, with the lapse of time and/or the giving of notice, would constitute an Issuer Event of Default.

                  "Issuer Material Adverse Effect" means:

                  (a) a material adverse change in the business, property, results of operation or financial condition of the Issuer and the Project Companies (taken as a whole); or

                  (b) any event or occurrence of whatever nature which could reasonably be expected to materially and adversely effect (i) the ability of the Issuer or the Project Companies (taken as a whole) to perform their respective obligations under any of the Financing Documents, or (ii) the validity or enforceability of the Operative Documents (taken as a whole); or

                  (c) any event or occurrence of whatever nature which could reasonably be expected to materially and adversely effect the validity and priority of the Secured Parties' security interests in the Collateral (taken as a whole);

provided that (i) any adverse change in the Natural Gas supply market or the Power market after the Closing Date which could cause a change in the conditions or market forecasts as of the Closing Date shall not be deemed to, in and of itself, have an "Issuer Material Adverse Effect," and (ii) a downgrade in any rating assigned to the Issuer, any Project Company, any Affiliate thereof, the Obligations, the Transaction or any Tranche shall not be deemed to, in and of itself, be an "Issuer Material Adverse Effect."

                  "Issuer Permitted Debt" means (a) any Debt of the Issuer under the Financing Documents (including Additional Bonds), (b) any unsecured Debt which is subordinated to the Obligations in accordance with the terms set forth in Exhibit M to the Common Agreement, (c) any unsecured guaranties by the Issuer of the obligations of the Project Companies to pay Energy Transaction Costs, (d) the Subordinated Bonds, and (e) Project Company Permitted Debt incurred by the Issuer and lent to the Project Companies.

                  "Issuer Permitted Liens" means, collectively, (a) the Lien, security interests and related rights and interests of the Secured Parties as provided in the Financing Documents (including Liens securing Additional Bonds);
(b) any Liens for any tax, assessment or other governmental charge either not yet due or being contested in good faith and by appropriate proceedings, so long as (i) such proceedings shall not involve any substantial danger of the sale, forfeiture or substantial loss of a Project, the related Site or any related Easements, title thereto or any material interest therein and shall not interfere in any material respect with the use or disposition of such Project, Site or Easements, or (ii) a bond or other security reasonably acceptable to the Collateral Agent has been posted or provided in such manner and amount as to reasonably assure the Collateral Agent that any taxes, assessments or other charges reasonably determined to be due will be promptly paid in full when such contest is determined; (c) any Liens arising out of judgments or awards so long as an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate reserves, bonds or other security reasonably acceptable to the Collateral Agent have been provided or the payment of which is fully covered by insurance reasonably acceptable to the Collateral Agent; (d) any Liens securing the Subordinated Bonds on terms set forth in Exhibit N to the Common Agreement; (e) any

Liens securing the Issuer Permitted Debt referred to in paragraph (e) of the definition of Issuer Permitted Debt to the extent the applicable Project Company Permitted Debt is permitted to be secured; and (f) any Liens contemplated in
Section 9.01(2) of the Indenture.

                  "Issuer Pledge Agreement" means (a) the Issuer Pledge Agreement, dated as of the Original Closing Date, among the Issuer, NRG Capital II LLC and the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time) and (b) the Master Reaffirmation.

                  "Issuer Security Agreement" means (a) the Issuer Security Agreement, dated as of the Original Closing Date, between the Issuer and the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time) and (b) the Master Reaffirmation.

                  "Late Payment Rate" means the lesser of (a) the greater of the per annum rate of interest, publicly announced from time to time by The Bank of New York in New York City, as its prime rate plus 2%, and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of a 360 day year for the actual number of days elapsed for such period. The Late Payment Rate shall be calculated, in good faith, by the Calculation Agent.

                  "Lease Estoppels" means, collectively, the Rockford I Lease Estoppel, the Rockford II Lease Estoppel and the Sterlington Lease Estoppel.

                  "Legal Requirement" means, as to any Person, the articles of incorporation, bylaws or other organizational or governing documents of such Person, and any requirement under a Permit, and any Governmental Rule, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

                  "Lien" means, with respect to an asset, any mortgage, deed of trust, lien, pledge, charge, security interest, easement or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected or effective under applicable law, as well as the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Liquidated Damages" means, collectively, Delay Liquidated Damages and Performance Liquidated Damages.

                  "LOC Substitution Date" means any date upon which an Acceptable Letter of Credit is provided to the Collateral Agent instead of, or in replacement of, cash on deposit in any Account or Cash Collateral Account, as the case may be.

                  "Loss Proceeds" means, collectively, Casualty Insurance Proceeds and Condemnation Proceeds.

                  "Loss Proceeds Account" has the meaning given in Section 2.1 of the Depositary Agreement.

                  "Louisiana Generating" means Louisiana Generating LLC, a Delaware limited liability company.

                  "Louisiana Generating Interconnection Agreement" means the Interconnection and Operating Agreement between Louisiana Generating and Entergy Gulf States, Inc. filed with FERC on June 11, 2002.

                  "MAIN Market Region" means the region covered by the Mid-America Interconnected Network regional reliability council.

                  "Major FSAs" with respect to a Project Company, has the meaning given in the Energy Marketing Services Agreements.

                  "Major FTAs" with respect to a Project Company, has the meaning given in the Energy Marketing Services Agreements.

                  Major Maintenance Operating Expenditure" means the designation given to a Request For Expenditures by the Independent Engineer under Section 2.13(b) of the Common Agreement approving a Request For Expenditure to be paid from the Major Maintenance Reserve Account.

                  "Major Maintenance Payment" means any expenses incurred as part of a Combustion Inspection, Hot Gas Path Inspection or Major Inspection, as defined in the equipment manufacturer's most current maintenance guidelines (or their equivalent).

                  "Major Maintenance Reserve Account" has the meaning given in
Section 2.1 of the Depositary Agreement.

                  "Major Maintenance Reserve Account Funding Guidelines" means the guidelines for funding the Major Maintenance Reserve Account attached to the Major Maintenance Reserve Amount Certificate.

                  "Major Maintenance Reserve Amount" means an amount equal to
(i) the annual funding amount as specified in the Major Maintenance Reserve Amount Certificate plus (ii) any amounts previously required to be funded into the Major Maintenance Reserve Account and not so funded minus (iii) any amount of Major Maintenance Payments made for such year.

                  "Major Maintenance Reserve Amount Certificate" means, an annual certificate delivered by the Issuer to XLCA (if XLCA is the Controlling Party) in accordance with Section 2.7 of the Common Agreement substantially in the form of Exhibit O to the Common Agreement.

                  "Major Power Purchase Agreement" with respect to a Project Company, has the meaning given in the Energy Marketing Services Agreements.

                  "Major Project Documents" means (a) in respect of the Bayou Cove Project and the Bayou Cove Project Company, the Bayou Cove Major Project Documents, (b) in respect of the Big Cajun I Units 3&4 Project and the Big Cajun Project Company, the Big Cajun Units 3&4 Major Project Documents, (c) in respect of the Sterlington Project and the Sterlington Project

Company, the Sterlington Major Project Documents, (d) in respect of the Rockford I Project and the Rockford I Project Company, the Rockford I Major Project Documents, and (e) in respect of the Rockford II Project and the Rockford II Project Company, the Rockford II Major Project Documents.

                  "Major Project Participants" means, with respect to a Project, the Project Company that owns such Project and each other party to the Major Project Documents entered into for such Project.

                  "Master Reaffirmation" means the Master Reaffirmation to Collateral Documents, dated as of the Closing Date, among the Project Companies, the Issuer, NRG Capital II LLC, NRG Bayou Cove LLC, NRG Ilion Limited Partnership, NRG Rockford Acquisition LLC, the Rockford Equipment II Company and the Collateral Agent.

                  "Mezzanine Tranche" means the portion of the Policy initially insuring $332,352,000 of principal and interest in respect of the Series A Bonds representing the second loss layer of the Policy to be drawn in the event of a Policy Payment.

                  "Monthly Affiliated Transaction Report" means, in respect of the Issuer or each Project Company, a monthly report on the transactions with its Affiliates substantially in the form of Exhibit A to the Common Agreement.

                  "Monthly Date" means the 10th day of each month.

                  "Monthly O&M Expense Report" means, in respect of each Project Company, a monthly report on Total O&M Expenses for such Project Company substantially in the form of Exhibit C to the Common Agreement.

                  "Monthly Operations Report" means, in respect of each Project Company, a monthly operations report for such Project Company setting forth the information required under Exhibit B to the Common Agreement.

                  "Monthly Power Marketing Performance Tracking Report" means, in respect of each Project Company, a monthly report regarding the performance of NRG Power Marketing for such Project Company, setting forth in detail the performance of such Project Company relative to applicable market indices, substantially in the form of Exhibit D to the Common Agreement.

                  "Monthly Power Marketing Report" means, in respect of each Project Company, a monthly report regarding power marketing activities of such Project substantially in the form of Exhibit E to the Common Agreement.

                  "Moody's" means Moody's Investors Service, Inc., or any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized rating agency designated by the Issuer; provided, that with respect to the rating of the Bonds, the designation shall be with the consent of XLCA (if XLCA is the Controlling Party).

                  "Mortgaged Properties" has the meaning given in the applicable Mortgage.

                  "Mortgages" means, collectively, each of the mortgages encumbering the Sites and/or Easements related to the Projects as security for the Guaranteed Obligations.

                  "Natural Gas" means any mixture of hydrocarbons and non-combustible gases as a gaseous state consisting primarily of methane.

                  "Net Operating Revenues" means, for any period, all Operating Revenues for such period minus all Operating Costs for such period.

                  "Net Peaker Buyout Proceeds" means Peaker Buyout Proceeds minus Peaker Buyout Profits.

                  "New Credit Agreement" means a new credit facility entered into by NRG Energy or any of its Affiliates which refinances all outstanding loans and commitments under the NRG Credit Agreement or any New Credit Agreement.

                  "Nondisturbance Agreements" means, collectively, the Rockford I Non-Disturbance Agreement and the Rockford II Non-Disturbance Agreement.

                  "Non-Funding Project Company" has the meaning given in Section
6.14 of the Common Agreement.

                  "Nonrecourse Persons" has the meaning given in Article 8 of the Common Agreement.

                  "Notice" has the meaning assigned to such term in the Policies.

                  "NRG Bankruptcy" has the meaning given in the Recitals.

                  "NRG Claim Settlement Account" has the meaning given in
Section 2.1 of the Depositary Agreement.

                  "NRG Credit Agreement" means the Credit Agreement, dated as of December 23, 2003, among NRG Energy, NRG Power Marketing, the lenders from time to time party thereto, Credit Suisse First Boston, as administrative agent and as collateral agent, Lehman Brothers Inc., as joint lead book runners and joint lead arrangers and Lehman Commercial Paper Inc., as syndication agent (as amended, amended and restated, supplemented or otherwise modified from time to time).

                  "NRG Credit Risk Policy" with respect to a Project Company, has the meaning given in the Energy Marketing Services Agreement to which such Project Company is a party.

                  "NRG Energy" means NRG Energy, Inc., a Delaware corporation.

                  "NRG Energy Material Adverse Effect" means:

                  (a) a material adverse change in the business, property, results of operations or financial condition of NRG Energy; or

                  (b) any event or occurrence of whatever nature which could reasonably be expected to materially and adversely effect (i) the ability of NRG Energy to perform its obligations under the Parent Agreement or (ii) the validity or enforceability of the Parent Agreement;

provided that a downgrade in any rating assigned to NRG Energy or its debt obligations shall not be deemed, in and of itself, to be a "NRG Energy Material Adverse Effect."

                  "NRG Event of Default" has the meaning given in Section 13 of the Parent Agreement.

                  "NRG Operating Services" means NRG Operating Services, Inc., a Delaware corporation.

                  "NRG Permitted Liens" means, collectively, (a) Liens for any tax, assessment or other governmental charge either not yet due or being contested in good faith and by appropriate proceedings, so long as (i) such proceedings shall not involve any substantial danger of the sale, forfeiture or substantial loss of a Project, the related Site or any related Easements, title thereto or any material interest therein and shall not interfere in any material respect with the use or disposition of such Project, Site or Easements, or (ii) a bond or other security reasonably acceptable to the Collateral Agent has been posted or provided in such manner and amount as to reasonably assure the Collateral Agent that any taxes, assessments or other charges reasonably determined to be due will be promptly paid in full when such contest is determined; and (b) Liens arising out of judgments or awards so long as an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate reserves, bonds or other security reasonably acceptable to the Collateral Agent have been provided or the payment of which is fully covered by insurance reasonably acceptable to the Collateral Agent.

                  "NRG Plan of Reorganization" means a plan of reorganization in the bankruptcy cases of NRG Energy and its Affiliates that has been confirmed under Section 1129 of the Federal Bankruptcy Code, 11 U.S.C. 1129, and become effective.

                  "NRG Power Marketing" means NRG Power Marketing Inc., a Delaware corporation.

                  "NRG South Central" means NRG South Central Generating LLC, a Delaware limited liability company.

                  "O&M Agreement" means, individually or collectively, as the context requires, (i) the Bayou Cove OMA, (ii) the Big Cajun OMA, (iii) the Indeck OMA and (iv) the Sterlington OMA and any other similar agreement that provides for operation and maintenance services of a similar scope for the Projects (as each may be amended, amended and restated, supplemented or otherwise modified from time to time).

                  "O&M Expenses" means any of the monthly operating and maintenance expenses as provided in the Annual Operations Budget.

                  "Obligations" means the Bond Obligations, the Reimbursement Obligations, the Depositary Obligations, the Swap Obligations and the obligations of each Project Company under its Guaranty.

                  "Offering Circular" means the final offering circular, dated June 14, 2002, in respect of the Series A Bonds and, unless otherwise stated, the Preliminary Offering Circular.

                  "Operating Account" means, individually or collectively, as the context requires, the (i) Bayou Cove Operating Account, (ii) Big Cajun Operating Account, (iii) Rockford I Operating Account, (iv) Rockford II Operating Account and/or (v) Sterlington Operating Account set forth in Section
2.1 of the Depositary Agreement.

                  "Operating Costs" means, collectively, Total O&M Expenses, any costs and expenses relating to the major maintenance of a Project (excluding such expenses which are provided for in the Major Maintenance Reserve Account) and any Energy Transaction Costs.

                  "Operating Revenues" means, collectively, (a) all payments received by the Project Companies under the Project Documents (excluding Loss Proceeds required to be deposited in the Loss Proceeds Account), (b) all income derived from the sale, resale or other use of Energy Products and Services by, or on behalf of, the Project Companies, (c) all proceeds of business interruption insurance or similar insurance, and (d) all earnings on Permitted Investments, in each case as determined in conformity with cash accounting principles and subject to netting requirements (if any) contained in the Project Documents; provided that "Operating Revenues" shall not include Excluded Revenues.

                  "Operating Services Budget" means any budget prepared by the Operator under the O&M Agreements.

                  "Operative Documents" means the Financing Documents and the Project Documents.

                  "Operator" has the meaning given in the O&M Agreements.

                  "Optional Redemption" has the meaning given in the Indenture.

                  "Original Closing Date" means June 18, 2002.

                  "Original Common Agreement" has the meaning given in the Recitals.

                  "Original Depositary Agreement" has the meaning given in the Recitals.

                  "Original Trustee" means The Bank of New York.

                  "Other Energy-Related Products and Services" means ancillary services, emissions credits, conversion services and other related products and services.

                  "Parent Agreement" means the NRG Parent Agreement, dated as of the Closing Date by NRG Energy in favor of the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time).

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under Title IV of ERISA.

                  "Peaker Buyout" means either (a) the sale, transfer or other disposition by a Project Company of all or substantially all of its assets or
(b) the sale, transfer or other disposition by NRG Energy of 100% of its direct or indirect interests in any Project Company.

                  "Peaker Buyout Proceeds" means all proceeds received by NRG Energy or any of its Affiliates in connection with a Peaker Buyout.

                  "Peaker Buyout Profits" means, in connection with a Peaker Buyout, (i) Peaker Buyout Proceeds associated therewith, minus (ii) the aggregate amount of payments required to be made by the Issuer and the Project Companies under the Financing Documents in connection with such Peaker Buyout (including such payments as are set out in the definition of Permitted Peaker Buyout (Completion / Loss Event) and clause (i) of the definition of Permitted Peaker Buyout (Peaker Sale / Project Event of Default) but excluding such payments as are set out in clause (ii) of the definition of Permitted Peaker Buyout (Peaker Sale / Project Event of Default)).

                  "Peaker Collateralization" means, with respect to a Project Company, the deposit into the Peaker Collateralization Account of an amount in cash or an Acceptable Letter of Credit equal to at least the Allocation Percentage Buyout Amount, using Loss Proceeds and/or other funds not comprising the Collateral.

                  "Peaker Collateralization Account" has the meaning given in
Section 2.1 of Depositary Agreement.

                  "Performance Liquidated Damages" means all amounts paid under a Project Document as liquidated damages for failure of a Project to meet the performance or other guarantees (excluding schedule guarantees) specified in such Project Document, including amounts paid under guaranties, letters of credit and other support instruments for such purposes.

                  "Permit" means any applicable permit, authorization, registration, notice to and declaration of or with, consent, approval, waiver, exception, variance, order, judgment, decree, license, exemption or filing, required by or from any Governmental Authority, or required by any Legal Requirement, and shall include any environmental or operating permit or license that is required for the full use, occupancy, zoning and operation of a Project.

                  "Permit Schedule" has the meaning given in Section 3.1(bb)(i) of the Insurance and Reimbursement Agreement.

                  "Permitted Change of Control" means a sale, transfer or other disposition of no more than 50% of NRG Energy's direct or indirect interests in the Issuer or any Project Company in respect of which the Permitted Change of Control Conditions have been satisfied.

                  "Permitted Change of Control Conditions" means, in respect of any sale, transfer or other disposition of no more than 50% of NRG Energy's direct or indirect interests in the Issuer or any Project Company, that after giving effect to such sale, transfer or other disposition, (i) each Project, and all other Collateral, remains part of the Collateral, (ii) NRG Energy shall directly or indirectly control (or control equally and jointly with another Person) the fundamental management decisions of the Project Companies (it being acknowledged that the possession by a Person other than NRG Energy of a veto power over material events with respect to such Project Company (e.g., dissolution of such Project Company, merger or consolidation of such Project Company, sale of all or substantially all assets of such Project Company, material amendments to such Project Company's organizational documents) shall not in and of itself constitute a failure by NRG Energy to directly or indirectly control the fundamental management decisions of such Project Company), (iii) each Project Company remains obligated under its Guaranty, and (iv) either (x) NRG Energy shall remain obligated to the Collateral Agent on behalf of the Secured Parties under the Parent Agreement, or (y) the buyer (A) shall have assumed the Associated Parent Obligations (if any) with respect to the transferred ownership interests by executing an assignment and assumption agreement in form and substance reasonably satisfactory to XLCA (if XLCA is the Controlling Party) substantially in the form of the Additional Parent Agreement with respect thereto, (B) if XLCA is the Controlling Party, shall have provided opinions of counsel (which may be in-house counsel) to XLCA in respect of customary matters (i.e., formation, requisite authority, due authorization, execution and delivery, enforceability, the absence of conflicts, consents and litigation) relating to it and such assignment and assumption and (C) such buyer is either
(x) rated at least A3 by Moody's and A- by S&P, or (y) is rated at least Baa2 by Moody's and BBB by S&P and has provided cash, Acceptable Letters of Credit or other credit support acceptable to XLCA (if XLCA is the Controlling Party) (acting in its sole discretion) in the amount of the Equity Reimbursement Amount assumed by the buyer.

                  "Permitted Encumbrances" means, with respect to a Project, those liens, encumbrances or other exceptions to title specified on a Title Policy delivered pursuant to Section 3.1(dd) of the Insurance and Reimbursement Agreement (it being understood that the exceptions to title appearing on said Title Policy shall be reasonably acceptable to XLCA (if XLCA is the Controlling Party)).

                  "Permitted Investments" means any of the following:

                  (a) any securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having a maturity not exceeding one year from the date of issuance;

                  (b) any time deposits and certificates of deposit of any domestic commercial bank rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's having capital and surplus in excess of $250,000,000;

                  (c) any fully secured repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications established in clause (b) above;

                  (d) any commercial paper of any corporation rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and in each case, having a maturity not exceeding 90 days from the date of acquisition;

                  (e) any commercial paper of any domestic corporation rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's and, in each case having a maturity not exceeding 90 days from the date of acquisition

         (provided that the aggregate amount of any such commercial paper of any single issuer thereof shall not exceed $3,000,000);

                  (f) any fully secured repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications established in clause (b) above; and

                  (g) any money market mutual funds;

provided, however, that Permitted Investments shall not include any commercial paper, notes, bonds or other securities of any kind of NRG Energy or any Affiliate of NRG Energy.

                  "Permitted Liens" means Issuer Permitted Liens and Project Company Permitted Liens.

                  "Permitted Peaker Buyout" means a Permitted Peaker Buyout (Completion / Loss Event) or a Permitted Peaker Buyout (Peaker Sale / Project Event of Default), as applicable.

                  "Permitted Peaker Buyout (Loss Event)" means a Peaker Buyout for which the following conditions are satisfied:

                  (i) such Peaker Buyout is effected to cure an Issuer Event of Default under Section 7.1(o) of the Common Agreement; and

                  (ii)     the Issuer redeems Series A Bonds in accordance with
         Article 12 of the Indenture in a principal amount equal to at least the Allocation Percentage Buyout Amount for such Project Company and pays all Swap Breakage Costs associated with such redemption, using Peaker Buyout Proceeds from such Peaker Buyout (if any) and/or other funds not comprising the Collateral.

                  "Permitted Peaker Buyout (Peaker Sale / Project Event of Default)" means a Peaker Buyout for which the following conditions are satisfied:

                  (i) (A) if the Allocation Percentage for the applicable Project Company is greater than the Experience Amount Percentage for such Project Company, the Issuer redeems Series A Bonds in accordance with Article 12 of the Indenture in a principal amount equal to at least the Allocation Percentage Buyout Amount, and pays the Redemption Premium and all Swap Breakage Costs associated with such redemption, using Peaker Buyout Proceeds from such Peaker Buyout (if any) and/or other funds not comprising the Collateral, or (B) if the Experience Amount Percentage for such Project Company is greater than the Allocation Percentage for such Project Company, the Issuer redeems Series A Bonds in accordance with Article 12 of the Indenture in a principal amount equal to the Experience Amount Percentage for such Project Company multiplied by the aggregate principal amount of Series A Bonds then Outstanding (as defined in the Indenture), and pays the Redemption Premium and all Swap Breakage Costs associated with such redemption, using Peaker Buyout Proceeds from such Peaker Buyout (if any) and/or other funds not comprising the Collateral;

                  (ii) (A) if on the date of the consummation of such Peaker Buyout, the amount of Available Debt Service Reserve Funds is less than the Debt Service Reserve Amount as of the immediately preceding Annual Scheduled Payment Date (or as of the Closing Date if the first Annual Scheduled Payment Date after the Closing Date has not occurred), an amount of funds equal to the lesser of (x) the amount of such deficiency in the Debt Service Reserve Account and (y) the amount of Peaker Buyout Profits received in connection with such Peaker Buyout is deposited into the Debt Service Reserve Account, and (B) if on the date of the consummation of such Peaker Buyout, the amount of Available Major Maintenance Reserve Funds is less than the Major Maintenance Reserve Amount as of the immediately preceding Annual Scheduled Payment Date (or as of the Closing Date if the first Annual Scheduled Payment Date after the Closing Date has not occurred), an amount of funds equal to the lesser of (x) the amount of such deficiency in the Major Maintenance Reserve Account and (y) the amount of Peaker Buyout Profits received in connection with such Peaker Buyout is deposited into the Major Maintenance Reserve Account, provided that, if the aggregate amount of such deficiency in the Debt Service Reserve Account and the Major Maintenance Reserve Account is less than the amount of Peaker Buyout Profits, the remaining amount of Peaker Buyout Profits shall be used to redeem Series A Bonds in accordance with Article 12 of the Indenture and pay the Redemption Premium and all Swap Breakage Costs associated with such redemption;

                  (iii) after giving effect to such Peaker Buyout, (A) the number of Projects comprising the Collateral is at least three and (B) at least one remaining Project comprising the Collateral is located in each of the MAIN Market Region and the SERC Market Region;

                  (iv) no Issuer Event of Default has occurred and is continuing (other than an Issuer Event of Default relating solely to the Project or Project Company involved in such Peaker Buyout which is cured or eliminated by such Peaker Buyout); and

                  (v) if XLCA is the Controlling Party and such Peaker Buyout is with respect to the Rockford I Project, Rockford I Project Company, Rockford II Project or Rockford II Project Company, such agreements for the sharing of facilities for the Rockford I Project and the Rockford II Project as reasonably requested by XLCA are entered into by the Rockford I Project Company and the Rockford II Project Company on or prior to the consummation of such Peaker Buyout.

                  "Person" means any natural person, corporation, partnership, limited liability company, firm, association, Governmental Authority or any other entity whether acting in an individual, fiduciary or other capacity.

                  "Pledgor" means any Person pledging its interests (a) in a Project Company or in the Rockford II Equipment Company under a Project Company Pledge Agreement, or (b) in the Issuer under the Issuer Pledge Agreement (collectively, the "Pledgors").

                  "Policies" means the Policy and the Swap Policy.

                  "Policy" means the Financial Guaranty Insurance Policy, including any endorsements thereto, issued by XLCA with respect to the Series A Bonds, dated as of the

Original Closing Date, substantially in the form of Appendix I to the Insurance and Reimbursement Agreement.

                  "Policy Payment" has the meaning given in Section 4.1(a) of the Insurance and Reimbursement Agreement.

                  "Policy Termination Date" means the Termination Date as defined in the Policy.

                  "Power" means electric capacity, electric energy and/or ancillary services.

                  "Power and Fuel Market Consultant" has the meaning given in
Section 10.1(c) of the Common Agreement.

                  "PPA Shortfall Payment" has the meaning given in Section 2.2 of the Parent Agreement.

                  "Preference Claim" has the meaning given in Section 7.4(c) of the Common Agreement.

                  "Preliminary Offering Circular" means the first preliminary offering circular, dated May 24, 2002, and the second preliminary offering circular, dated June 13, 2002, each in respect of the Series A Bonds.

                  "Premium" means the insurance premium (including any additional premium) payable in respect of the Policy by the Issuer in accordance with the Premium Letter and the Insurance and Reimbursement Agreement.

                  "Premium Letter" means the side letter, dated as of the Original Closing Date, among XLCA, the Issuer and the Project Companies entered into in consideration of the issuance of the Policies.

                  "Premiums" means the Policy Premium and the Swap Policy
Premium.

                  "Pricing Date" means the date of the Purchase Agreement.

                  "Project Companies" means, collectively, the Bayou Cove Project Company, the Big Cajun Project Company, the Rockford I Project Company, the Rockford II Project Company, and the Sterlington Project Company (each, individually, a "Project Company"); provided that upon the occurrence of a Project Release Event with respect to a Project Company, such Project Company will no longer be a "Project Company" under the Financing Documents.

                  "Project Company Blocked Amount" means, in respect of a Project Company and in connection with a proposed Restricted Payment pursuant to
Section 4.5 of the Common Agreement, an amount in Dollars equal to the Account Funds that would have been available for the making of a Restricted Payment pursuant to Section 4.5(a) of the Common Agreement had no Project Event of Default or Project Inchoate Default occurred and be continuing multiplied by such Project Company's Allocation Percentage.

                  "Project Company Collateral" means, with respect to a Project Company or the Rockford II Equipment Company, all real, personal and mixed property which is subject or is intended to become subject to the security interests or Liens granted pursuant to the Project Company Collateral Documents for such Project Company or the Rockford II Equipment Company; provided that "Project Company Collateral" shall not include any Released Assets (as defined in each Project Company Collateral Document).

                  "Project Company Collateral Documents" means, collectively, the Mortgages, the Depositary Agreement, the Project Company Security Agreements, the Project Company Pledge Agreements, any other agreement or instrument granting a Lien on the real, personal and/or mixed property of a Project Company or the Rockford II Equipment Company in favor of the Collateral Agent for the benefit of the Secured Parties, and any subordination agreements, financing statements, notices and the like filed, recorded or delivered in connection with the foregoing.

                  "Project Company Permitted Debt" means, with respect to a Project Company, (a) any Debt under the Operative Documents to which such Project Company is a party (including guarantees of the Additional Bonds), (b) any trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable or accrued expenses incurred are (i) payable within 90 days of the date the respective goods are delivered or the respective services are rendered or (ii) being contested in good faith by appropriate proceedings and adequate reserves with respect thereto shall, to the extent required by GAAP, have been set aside, (c) any purchase money obligations and Capital Lease Obligations incurred to finance discrete items of equipment not comprising an integral part of its Project that extend only to the equipment being financed in an aggregate not exceeding $5,000,000 at any one time outstanding for such Project Company, (d) any obligations in respect of surety bonds or similar instruments in an aggregate amount not exceeding $5,000,000 at any one time outstanding for such Project Company, (e) any unsecured Debt which is subordinated to the Obligations in accordance with the terms set forth in Exhibit M to the Common Agreement, and (f) any guaranties of Issuer Permitted Debt and Project Company Permitted Debt.

                  "Project Company Permitted Liens" means, in respect of a Project Company or the Rockford II Equipment Company, (a) the Lien, security interests and related rights and interests of the Secured Parties as provided in the Financing Documents (including Liens securing Additional Bonds); (b) any Liens for any tax, assessment or other governmental charge either not yet due or being contested in good faith and by appropriate proceedings, so long as (i) such proceedings shall not involve any substantial danger of the sale, forfeiture or substantial loss of its Project, the related Site or any related Easements, title thereto or any material interest therein and shall not interfere in any material respect with the use or disposition of such Project, Site or Easements, or (ii) a bond or other security (including funds that have been withheld or reserved) reasonably acceptable to the Collateral Agent has been posted or provided in such manner and amount as to reasonably assure the Collateral Agent that any taxes, assessments or other charges determined to be due will be promptly paid in full when such contest is determined; (c) any materialmen's, mechanics', workers', repairmen's, employees' or other like Liens, junior in right of payment to the Lien of the Project Company Collateral Documents or for which the Secured Parties are otherwise indemnified, arising in the ordinary course of business or in connection with the construction of the Project, either for amounts not yet due or for amounts being contested in good faith and by appropriate proceedings, so long as (i) such proceedings shall not involve any substantial danger of the sale, forfeiture or substantial loss of such Project, the related Site or any related Easements, title thereto or any material interest therein and shall not interfere in any material respect with the use or disposition of such Project, Site or Easements, or (ii) a bond or other security reasonably acceptable to the Collateral Agent has been posted or provided in such manner and amount as to reasonably assure the Collateral Agent that any amounts determined to be due will be promptly paid in full when such contest is determined; (d) any Liens arising out of judgments or awards so long as an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate reserves, bonds or other security reasonably acceptable to the Collateral Agent have been provided or the payment of which is fully covered by insurance reasonably acceptable to the Collateral Agent; (e) any Permitted Encumbrances; (f) any Liens, deposits or pledges to secure statutory obligations or performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or for purposes of like general nature in the ordinary course of its business, not to exceed $5,000,000 in the aggregate at any time for such Project Company, and with any such Lien to be released as promptly as practicable; (g) any other Liens incident to the ordinary course of business that are not incurred in connection with the obtaining of any loan, advance or credit and that do not in the aggregate materially impair the use of the property or assets of Project Company or the value of such property or assets for the purposes of such business; (h) any Liens securing Project Company Permitted Debt described to in paragraph (c) of the definition thereof; (i) any Liens securing the Project Company Permitted Debt described in paragraph (f) of the definition thereof to the extent the applicable Issuer Permitted Debt or Project Company Permitted Debt is permitted to be secured; (j) any Liens contemplated in Section 5.10 (a)(ii) of the Common Agreement; and (k) any Liens disclosed on Schedule 3.1 of the Insurance and Reimbursement Agreement.

                  "Project Company Pledge Agreements" means (a) the Project Company Pledge Agreements, dated as of the Original Closing Date, among the applicable Pledgor, the applicable Project Company and, as applicable, the Rockford II Equipment Company, and the Collateral Agent (each as may be amended, amended and restated, supplemented or otherwise modified from time to time) and
(b) the Master Reaffirmation.

                  "Project Company Security Agreements" means (a) the Project Company Security Agreements, dated as of the Original Closing Date, between the applicable Project Company and the Collateral Agent (each as may be amended, amended and restated, supplemented or otherwise modified from time to time), (b) the Rockford II Equipment Security Agreement, dated as of the Original Closing Date, between Rockford II Equipment Company and the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time) and (c) the Master Reaffirmation.

                  "Project Completion" means:

                  (a) with respect to the Bayou Cove Project, the occurrence of each of (i) the Acceptance of the Facilities (as defined in the Bayou Cove EPC Agreement (Balance of Plant)), (ii) the final acceptance and commissioning of the Project (as defined in) Bayou Cove EPC Agreement (Electric Interconnection Facilities)), (iii) the construction, installation, testing, commissioning and completion of the Bayou Cove Electric Interconnection Facilities and the Interconnecting Facilities (as defined in the Bayou Cove Gas Interconnection Agreement), to the extent not covered in the Bayou Cove EPC Agreement (Balance of Plant), (iv) the construction, installation, testing, commissioning and completion of the water well required to supply the Bayou Cove Project with water, and (v) the completion of any other work relating to the engineering, procurement, construction, installation, testing, and commissioning of the Bayou Cove Project, inclusive of all gas and electric interconnection points and water supply and wastewater discharge arrangements, such that the Bayou Cove Project is capable of
         (A) receiving all Natural Gas required to operate in accordance with the Bayou Cove Project Documents, and (B) delivering electricity to the point of interconnection designated in the Bayou Cove Project Documents, in each case while in compliance with all applicable Legal Requirements, Permits and the Bayou Cove Project Documents; and

                  (b) with respect to the Rockford II Project, the occurrence of each of (i) Final Acceptance (as defined in the Rockford II Combustion Turbine Equipment Supply Contract), (ii) the delivery of all equipment required to be delivered pursuant to the Rockford II Transformer Purchase Documents, (iii) the delivery of the Notice of Completion (as defined in the Rockford II Construction Contract) by the Rockford II Project Company, (iv) the termination of the Rockford II Construction Management Services Agreement, (v) the design, construction, installation, testing, commissioning and completion of the Interconnection Facilities (as defined in the Rockford II Electric Interconnection Agreement), (vi) the delivery of the Mechanical Acceptance notice (as defined in the Rockford II Gas Interconnection Agreement) by the Rockford II Project Company, and (vii) the completion of any other work relating to the engineering, procurement, construction, installation, testing, and commissioning of the Rockford II Project, inclusive of all gas and electric interconnection points and water supply and wastewater discharge arrangements, such that the Rockford II Project is capable of (A) receiving all Natural Gas required to operate in accordance with the Rockford II Project Documents, and (B) delivering electricity to the point of interconnection designated in the Rockford II Project Documents, in each case while in compliance with all applicable Legal Requirements, Permits and the Rockford II Project Documents.

                  "Project Document Action" has the meaning given in Section 5.11(a) of the Common Agreement.

                  "Project Documents" means, with respect to a Project, all Major Project Documents for such Project and all other contracts, agreements, instruments and other documents related to the development, design, engineering, construction, use, operation, maintenance, improvement, ownership and/or acquisition of such Project.

                  "Project Event of Default" has the meaning given in Section
7.2 of the Common Agreement.

                  "Project Inchoate Default" means any occurrence, circumstance or event, or any combination thereof, which, with the lapse of time or giving of notice, would constitute a Project Event of Default.

                  "Project Loan Agreements" means, collectively, (a) the Project Loan Agreement, dated as of the Original Closing Date, between the Issuer and the Bayou Cove Project Company, (b) the Project Loan Agreement, dated as of the Original Closing Date, between the Issuer and the Rockford I Project Company, and (c) the Project Loan Agreement, dated as of the Original

Closing Date, between the Issuer and the Rockford II Project Company (each as may be amended, amended and restated, supplemented or otherwise modified from time to time).

                  "Project Loan Amount" means (a) in respect of the Bayou Cove Project Company, $107,353,000, (b) in respect of the Rockford I Project Company, $111,867,000, and (c) in respect of the Rockford II Project Company $105,780,000.

                  "Project Loan Notes" means, collectively, (a) the promissory note issued by the Bayou Cove Project Company to the Issuer on the Original Closing Date pursuant to the Project Loan Agreement to which the Bayou Cove Project Company is a party, (b) the promissory note issued by the Rockford I Project Company to the Issuer on the Original Closing Date pursuant to the Project Loan Agreement to which the Rockford I Project Company is a party, and
(c) the promissory note issued by the Rockford II Project Company to the Issuer on the Original Closing Date pursuant to the Project Loan Agreement to which the Rockford II Project Company is a party.

                  "Project Material Adverse Effect" means, with respect to an individual Project and the related Project Company:

                  (a) a material adverse change in the business, property, results of operations or financial condition of such Project or Project Company;

                  (b) any event or occurrence of whatever nature which could reasonably be expected to materially and adversely effect (i) the ability of such Project Company to perform its obligations under any of the Financing Documents, or (ii) the validity or enforceability of the Financing Documents and the Major Project Documents to which such Project Company is a party or by which it or any of its assets is bound (taken as a whole); or

                  (c) any event or occurrence of whatever nature which could reasonably be expected to materially and adversely effect the validity and priority of Secured Parties' security interests in the Project Company Collateral related to such Project;

provided that (i) any adverse change in the Natural Gas supply market or the Power market after the Closing Date which could cause a change in the conditions or market forecasts as of the Closing Date shall not be deemed to, in and of itself, have a "Project Material Adverse Effect," and (ii) a downgrade in any rating assigned to such Project Company, any Affiliate thereof, the Obligations or the Transaction or any Tranche shall not be deemed to, in and of itself, be a "Project Material Adverse Effect."

                  "Project Release Event" means, with respect to a Project Company, the earlier to occur of (a) the indefeasible payment or satisfaction in full in cash of all the Obligations and (b) the occurrence of a Permitted Peaker Buyout with respect to such Project Company and/or its Project. A Project Release Event with respect to the Rockford II Project Company shall be deemed also to be a Project Release Event with respect to the Rockford II Equipment Company.

                  "Project Revenues" means, collectively, (a) income and receipts of the Project Companies derived from the ownership or operation of the Projects and other payments received by the Project Companies under the Project Documents (including Loss Proceeds), (b) proceeds of any business interruption insurance or other insurance, (c) income derived from the sale, resale or other use of Energy Products and Services by, or on behalf of, the Project Companies, (d) unscheduled payments received by the Issuer under the Swap Agreement, (e) receipts derived from the sale of any property pertaining to the Projects or incidental to the operation of the Projects, (f) earnings on Permitted Investments, (g) to the extent not already included in the foregoing the PPA Shortfall Payments and (h) proceeds from the Collateral Documents with respect to the Projects, in each case as determined in conformity with cash accounting principles and subject to netting requirements (if any) contained in the Project Documents; provided that "Project Revenues" shall not include Excluded Revenues.

                  "Projects" means, collectively, the Bayou Cove Project, the Big Cajun I Units 3&4 Project, the Rockford I Project, the Rockford II Project and the Sterlington Project (each, individually, a "Project"); provided that upon the occurrence of a Project Release Event with respect to a Project, such Project will no longer be a "Project" under the Financing Documents.

                  "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  "Prudent Utility Practices" means those practices, methods, equipment, specifications and standards of safety and performance, as the same may change from time to time, as are commonly used by electric generation stations owned by independent power producers utilizing comparable fuels in the state where a Project is located, as applicable, of a type and size similar to the applicable Project as good, safe and prudent engineering practices in connection with the design, construction, operation, maintenance, repair and use of electrical and other equipment, facilities and improvements of such electrical station, with commensurate standards of safety, performance, dependability, efficiency and economy. Prudent Utility Practices does not necessarily mean one particular practice, method, equipment specification or standard in all cases, but is instead intended to encompass a broad range of acceptable practices, methods, equipment specifications and standards.

                  "PUC" means, with respect to a Project, the Public Utility Commission, Public Service Commission or equivalent Government Authority in the state where such Project is located.

                  "PUHCA" means the Public Utility Holding Company Act of 1935, as amended, and all rules and regulations adopted thereunder.

                  "Purchase Agreement" means the Purchase Agreement, dated June 14, 2002, among the Issuer, the Project Companies and the Initial Purchaser.

                  "Rating Agency" means Moody's or S&P or, if Moody's and S&P cease to exist, any nationally recognized statistical rating organization or other comparable Person designated by the Issuer and acceptable to XLCA (if XLCA is the Controlling Party), notice of which designation shall have been given to the Trustee.

                  "Redemption Premium" has the meaning given in the Indenture.

                  "Reimbursement Obligation" means each payment and performance obligation of the Issuer under the Insurance and Reimbursement Agreement (including the Issuer's obligation to pay the Premiums pursuant to Section 3.2 of the Insurance and Reimbursement Agreement and to cash collateralize its reimbursement obligations pursuant to
Section 6.2(b) of the Insurance and Reimbursement Agreement).

                  "Reinstatement Guaranty" means a guaranty from NRG Energy in form and substance reasonably satisfactory to XLCA guaranteeing the Obligations upon reinstatement thereof at any time during the period following the payment or other satisfaction in full of the Obligations until the date which is 366 days after such payment or other satisfaction.

                  "Release" means any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Substance.

                  "Replacement Swap Agreement" means any replacement swap agreement approved by XLCA (acting in its absolute discretion) that replaces the Swap Agreement and that is with a replacement swap provider that is approved by XLCA (acting in its absolute discretion).

                  "Request For Expenditures" mean the approved request for expenditure used to budget the Major Maintenance Payment expenses and delivered in accordance with Section 2.13(b) of the Common Agreement substantially in the form of Exhibit Q to the Common Agreement; provided that until the Annual Operating Budget is deemed final in accordance with Section 2.13(a) of the Common Agreement for a fiscal year, the Request for Expenditure shall not be included in any temporary budget in effect.

                  "Required Modifications" has the meaning given in Section 2.13 of the Common Agreement.

                  "Reseller" means a power marketing company or any wholesale buyer of electric products.

                  "Responsible Officer" means, as to any Person, its president, chief executive officer, treasurer or secretary (or assistant secretary), any of its vice presidents, or any managing general partner or managing member of such Person that is a natural person (or any of the preceding with regard to any managing general partner or managing member of such Person that is not a natural person); provided that, with respect to the Collateral Agent, Responsible Officer shall mean any officer within the corporate trust department of the Collateral Agent, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer who customarily performs functions similar to those who would be such officers.

                  "Restricted Payment" has the meaning given in Section 4.5 of the Common Agreement.

                  "Restricted Payment Date" means any Initial Restricted Payment Date, any Subsequent Restricted Payment Date or any Subsequent Project Restricted Payment Date, as applicable.

                  "Restructuring" has the meaning given in the Recitals.

                  "Restructuring Agreement" has the meaning given in the Recitals.

                  "Revenue Account" has the meaning given in Section 2.1 of the Depositary Agreement.

                  "Rockford Acquisition Agreement" means the Purchase Agreement among NRG Energy, Indeck Energy Services, Inc., Indeck Energy Services of Ilion, Inc., and Indeck-Ilion Cogeneration Corporation, dated as of May 4, 2001.

                  "Rockford Assignment and Assumption Agreement" means the General Assignment and Assumption Agreement among NRG Energy, NRG Rockford Acquisition LLC, and NRG Ilion LP LLC, dated as of July 13, 2001.

                  "Rockford Compressors" has the meaning given in Section 2.4 of the Parent Agreement.

                  "Rockford I Electric Interconnection Agreement" means the Interconnection Agreement between ComEd and the Rockford I Project Company, dated as of June 20, 2000.

                  "Rockford I EMS Agreement" means the Energy Marketing Services Agreement by and between NRG Power Marketing and the Rockford I Project Company dated as of the Closing Date (as amended, amended and restated, supplemented or otherwise modified from time to time).

                  "Rockford I Gas Interconnection Agreement" means the Interconnection Agreement between the Rockford I Project Company and Northern Illinois Gas Company, dated as of March 16, 2000.

                  "Rockford I Ground Lease" means the Ground Lease by and between Rock River Valley Industrial Park, Inc. and the Rockford I Project Company, dated as of January 1, 2000, as amended.

                  "Rockford I Lease Estoppel" means the estoppel letter dated the Original Closing Date addressed to the Collateral Agent from Rock River Valley Industrial Park, Inc. with respect to the Rockford I Ground Lease.

                  "Rockford I Lien Subordination Agreement" means that certain lien subordination agreement between the Rockford I Project Company, the Collateral Agent and Rock River Valley Industrial Park, Inc. dated the Original Closing Date.

                  "Rockford I Major Project Documents" means, collectively, (a) the Rockford I Electric Interconnection Agreement, the Rockford I Gas Interconnection Agreement, the Rockford I EMS Agreement, the Indeck OMA, the Rockford I Tolling Agreement and the Rockford I Ground Lease, (b) any Additional Project Document for the Rockford I Project that replaces any of the agreements described in clause (a), (c) any Major Power Purchase Agreement, Major FSA or Major FTA for the Rockford I Project and (d) any Additional Project Document for the Rockford I Project that constitutes a material ground lease agreement, material electric interconnection agreement or material sharing agreement.

                  "Rockford I Non-Disturbance Agreement" means the Subordination, Non-Disturbance, and Attornment Agreement dated the Original Closing Date between Northwest Bank of Rockford and the Collateral Agent.

                  "Rockford I Project" means the 294 MW (summer capacity) / 310 MW (winter capacity) natural gas-fired electric generation facility owned by the Rockford I Project Company and located in Rockford, Illinois.

                  "Rockford I Project Company" means NRG Rockford LLC, an Illinois limited liability company formerly known as Indeck-Rockford, L.L.C.

                  "Rockford I Project Documents" means all Project Documents for the Rockford I Project.

                  "Rockford I Tolling Agreement" means the Sales Agreement between Exelon (as assignee of ComEd) and the Rockford I Project Company, dated as of January 7, 2000 and amended as of June 23, 2000.

                  "Rockford II Combustion Turbine Equipment Supply Contract" means the Contract for Combustion Turbine Equipment Supply (Unit I) between the Rockford II Equipment Company (as assignee of Indeck Equipment Company, L.L.C.) and Siemens Westinghouse Power Corporation, dated as of November 27, 2000, as amended by Change Orders No. 1 through 6.

                  "Rockford II Completion Obligation" means the meaning given in
Section 3.14(b) of the Common Agreement.

                  "Rockford II Construction Agreement" means the Construction Agreement by and between the Rockford II Project Company and Ragnar Benson, Inc., dated as of August 2, 2001.

                  "Rockford II Construction Costs" means, collectively, any and all costs, expenses, fees, taxes, or reimbursement obligations incurred by or on behalf of the Rockford II Project Company, under or in connection with a Rockford II Equipment and Construction Contract or otherwise in connection with achieving Project Completion of the Rockford II Project, in each case on or prior to Completion of the Rockford II Project.

                  "Rockford II Construction Management Services Agreement" means the Construction Management Services Agreement by and between the Rockford II Project Company and Indeck Energy Services, Inc. dated as of September 1, 2001.

                  "Rockford II Contractors" means, collectively, each of the contractors and/or services providers providing equipment and/or services to the Rockford II Project pursuant to the terms of any Rockford II Equipment and Construction Contract or any agent or subcontractor thereof.

                  "Rockford II Electric Interconnection Agreement" means the Interconnection Agreement between ComEd and the Rockford II Project Company, dated as of September 14, 2001.

                  "Rockford II EMS Agreement" means the Energy Marketing Services Agreement by and between NRG Power Marketing and the Rockford II Project Company, dated as of the Closing Date (as amended, amended and restated, supplemented or otherwise modified from time to time).

                  "Rockford II Engineering Services Agreement" means the Agreement for Engineering Services between the Rockford II Project Company and Raymond Professional Group, dated as of March 14, 2001.

                  "Rockford II Equipment and Construction Contracts" means, collectively, (i) the Rockford II Combustion Turbine Equipment Supply Contract,
(ii) the Rockford II Transformer Purchase Documents, (iii) the Rockford II Engineering Services Agreement, (iv) the Rockford II Construction Agreement, (v) the Rockford II Construction Management Services Agreement, (vi) the Rockford II Electric Interconnection Agreement, (vii) the Rockford II Gas Interconnection Agreement and (viii) any other agreement or document (including any subcontract) entered into with respect to achieving Project Completion for the Rockford II Project.

                  "Rockford II Equipment Company" means NRG Rockford Equipment II LLC, an Illinois limited liability company formerly known as Indeck-Equipment Company II, L.L.C.

                  "Rockford II Gas Interconnection Agreement" means the Interconnection Agreement between the Rockford II Project Company and Northern Illinois Gas Company, dated as of April 1, 2002.

                  "Rockford II Ground Lease" means the Ground Lease by and between Rock River Valley Industrial Park, Inc. and the Rockford II Project Company, dated as of March 20, 2001, as amended.

                  "Rockford II Lease Estoppel" means the estoppel letter dated the Original Closing Date addressed to the Collateral Agent from Rock River Valley Industrial Park, Inc. with respect to the Rockford II Ground Lease.

                  "Rockford II Major Project Documents" means, collectively, (a) the Rockford II EMS Agreement, the Rockford II Electric Interconnection Agreement, the Rockford II Gas Interconnection Agreement, the Indeck OMA or any other O&M Agreement to which the Rockford II Project Company is a party to and the Rockford II Ground Lease, (b) any Additional Project Document for the Rockford II Project that replaces any of the agreements described in clause (a),
(c) any Major Power Purchase Agreement, Major FSA or Major FTA for the Rockford II Project and (d) any Additional Project Document for the Rockford II Project that constitutes a material ground lease agreement, material electric interconnection agreement or material sharing agreement.

                  "Rockford II Non-Disturbance Agreement" means the Subordination, Non-Disturbance and Attornment Agreement dated the Original Closing Date between Northwest Bank of Rockford and the Collateral Agent.

                   "Rockford II Project" means the natural gas-fired electric generation facility owned by the Rockford II Project Company currently under construction in Rockford, Illinois on a site adjacent to the Rockford I facility which, upon Completion, is expected to generate 153 MW (summer capacity) / 171 MW (winter capacity).

                  "Rockford II Project Company" means NRG Rockford II LLC, an Illinois limited liability company formerly known as Indeck-Rockford II, LLC.

                  "Rockford II Project Documents" means all Project Documents for the Rockford II Project.

                  "Rockford II Transformer Purchase Documents" means the purchase order No 105079 between Waukesha Electric Systems and Indeck-Pleasant Valley, L.L.C. (together with annexes, general conditions and technical requirements), dated as of May 2, 2000, as assigned to the Rockford II Equipment Company.

                  "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized rating agency designated by the Issuer; provided, that with respect to the rating of the Bonds, the designation shall be with the consent of XLCA (if XLCA is the Controlling Party).

                  "Scheduled Debt Service" means, collectively, (a) all regularly scheduled payments of principal of and interest on outstanding Series A Bonds and all scheduled payments made by the Issuer to the Swap Counterparty under the Swap Agreement, less (b) all scheduled payments received by the Issuer from the Swap Counterparty under the Swap Agreement.

                  "Scheduled Payment Date" means each March 10, June 10, September 10 and December 10 (the Annual Scheduled Payment Date) of each year commencing on September 10, 2002 and ending on and including June 10, 2019.

                  "Second Priority Senior Notes Indenture" means the Indenture, dated as of December 23, 2003 among NRG Energy, each of the guarantors party thereto and the Law Debenture Trust Company of New York, entered in connection with NRG Energy's $1,250,000 8% Second Priority Senior Secured Notes, due December 15, 2013 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time).

                  "Secured Parties" means XLCA, the Bondholders, the Swap Counterparty, the Collateral Agent (for the benefit of itself and the Secured Parties) and the Trustee (for the benefit of itself and the Bondholders) (each, a "Secured Party").

                  "Securities Act" means the Securities Act of 1933, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

                  "Securities Exchange Act" means the Securities Exchange Act of 1934, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

                  "Senior Tranche" means the portion of the Policy initially insuring $129,684,000 of principal and interest in respect of the Series A Bonds representing the third loss layer of the Policy to be drawn in the event of a Policy Payment.

                  "SERC Main Market Region" means the region covered by the Southern Electric Reliability Council.

                  "Series A Bonds" means the Series A Floating Rate Senior Secured Bonds due 2019 issued by the Issuer on the Original Closing Date pursuant to the Indenture in an aggregate principal amount of $325,000,000.

                  "Shadow Ratings" means any or all, as applicable of the ratings issued by the Rating Agencies for (a) the Series A Bonds (rated Baa3 by Moody's and BBB- by S&P at the Closing Date), (b) the Senior Tranche (rated Aa2 by Moody's and AA- by S&P at the Closing Date), (c) the Mezzanine Tranche (rated Baa2 by Moody's and BBB+ by S&P at the Closing Date), and (d) the Subordinated Tranche (rated Ba3 by Moody's and BBB- by S&P at the Closing Date), in each case without giving effect to the Policies.

                  "Significant Casualty Event" means, with respect to a Project, any of the following events or conditions: (a) the actual total loss of such Project; (b) a constructive total loss of such Project under applicable insurance policies or an agreed or a compromised total loss of such Project; or
(c) such Project shall be either substantially destroyed or irreparably damaged to an extent rendering restoration impracticable or uneconomical.

                  "Significant Condemnation Event" means any Condemnation Event with respect to a Project that in the reasonable, good faith judgment of the applicable Project Company (as evidenced by an officer's certificate of such Project Company) (a) renders such Project unsuitable for its intended use, (b) is such that restoration of such Project to substantially its condition as existed immediately prior to such Condemnation Event would be impracticable or impossible or (c) constitutes a taking of the applicable Project Company's title to such Project.

                  "Site" means the "Premises" described in the applicable Mortgage.

                  "Spare Parts" means the spare parts for the Rockford II Project that are listed on Schedule I to the Common Agreement.

                  "Spare Parts Disbursement Request" means a disbursement request substantially in the form of Exhibit D to the Depositary Agreement.

                  "Specified Financial Covenants" means the covenants set forth in Section 6.11 ("Consolidated Interest Coverage Ratio"), Section 6.12 ("Consolidated Leverage Ratio"), Section 6.13 ("Parent Interest Coverage Ratio") and Section 6.14 ("Parent Leverage Ratio") of the NRG Credit Agreement or any comparable provisions contained in any New Credit Agreement, as applicable, together with, in each case, all related definitions and ancillary provisions.

                  "Stated Amount" means with respect to any Acceptable Letter of Credit, the total amount to be drawn thereunder at the time in question in accordance with the terms of such Acceptable Letter of Credit.

                  "Sterlington and NRG South Central Assignment and Assumption Agreement" means the Assignment and Assumption Agreement between Koch Power, Inc. and NRG South Central, dated as of August 17, 2000.

                  "Sterlington Electric Interconnection Agreement" means the Interconnection and Operating Agreement between the Sterlington Project Company and Entergy Louisiana, dated as of May 5, 2000.

                  "Sterlington EMS Agreement" means the Energy Marketing Services Agreement by and between NRG Power Marketing and the Sterlington Project Company, dated as of the Closing Date (as amended, amended and restated, supplemented or otherwise modified from time to time).

                  "Sterlington Gas Interconnection Agreement" means the Interconnect Agreement between Koch Gateway Pipeline Company and the Sterlington Project Company, dated as of May 3, 2000.

                  "Sterlington Ground Lease" means the Lease Agreement between Koch Nitrogen Company and the Sterlington Project Company, dated as of July 1, 2000.

                  "Sterlington Lease Estoppel" means the Ground Lessor Estoppel Certificate dated the Original Closing Date executed by Koch Nitrogen Company with respect to the Sterlington Ground Lease.

                  "Sterlington Major Project Documents" means, collectively, (a) the Sterlington Electric Interconnection Agreement, the Sterlington Utilities and Services Agreement, the Sterlington EMS Agreement, the Sterlington OMA, the Sterlington Gas Interconnection Agreement, the Sterlington PPA and the Sterlington Ground Lease, (b) any Additional Project Document for the Sterlington Project that replaces any of the agreements described in clause (a),
(c) any Major Power Purchase Agreement, Major FSA or Major FTA for the Sterlington Project and (d) any Additional Project Document for the Sterlington Project that constitutes a material ground lease agreement, material electric interconnection agreement or material sharing agreement.

                  "Sterlington OMA" means the Operation and Maintenance Agreement between the Sterlington Project Company and NRG Operating Services dated as of the Closing Date (as amended, amended and restated, supplemented or otherwise modified from time to time).

                  "Sterlington PPA" means the Power Purchase Agreement among Louisiana Generating, the Sterlington Project Company and NRG South Central, dated as of May 15, 2002.

                  "Sterlington PPA Shortfall" means, for any calendar month, the excess, if any, of (i) the amount of the payment for capacity that Sterlington Project Company would have been entitled to receive from Louisiana Generating for such calendar month under the Sterlington PPA, over (ii) the amount of the payment for capacity that the Sterlington Project Company actually received for such calendar month in respect of the Sterlington PPA on or before the date such payment is due under the Sterlington PPA.

                  "Sterlington Project" means the 170 MW (summer capacity) / 193 MW (winter capacity) natural gas-fired electric generation facility owned by the Sterlington Project Company and located in Sterlington, Louisiana.

                  "Sterlington Project Company" means NRG Sterlington Power LLC, a Delaware limited liability company formerly known as Koch Power Louisiana, L.L.C.

                  "Sterlington Project Development Agreement" means the Project Development Agreement between NRG Energy and Koch Power, Inc., dated as of April 14, 1999.

                  "Sterlington Project Documents" means all Project Documents for the Sterlington Project.

                  "Sterlington Supplement and Modification to Project Development Agreement" means the Supplement and Modification to Project Development Agreement between NRG Energy and Koch Power, Inc., dated as of May 25, 2000 and the Letter Agreement Re: Supplement and Modification to Project Development Agreement between NRG Energy, and Koch Power, Inc., dated as of August 17, 2000.

                  "Sterlington Utilities and Services Agreement" means the Utilities and Services Agreement between Koch Nitrogen Company and the Sterlington Project Company, dated as of July 1, 2000.

                  "Subject Claims" has the meaning given in Section 9.1(b) of the Common Agreement.

                  "Subordinated Bonds" means Debt for Borrowed Money of the Issuer issued after the Closing Date pursuant to a note in favor of any Person other than a Financing Party or any of its Affiliates, which Debt for Borrowed Money and note are (a) subordinated in all respects to the Obligations in accordance with the terms set forth in Exhibit N to the Common Agreement, (b) not secured other than by a security interest that is subordinated in all respects to the security interest of the Secured Parties in the Collateral and as additionally set forth in Exhibit N to the Common Agreement, (c) not guarantied other than by a guaranty that is subordinated in all respects to the Guaranties as set forth in Exhibit N to the Common Agreement (and any Lien securing such guaranty is subordinated in all respects to the security interest of the Secured Parties in the Collateral as set forth in Exhibit N to the Common Agreement), and (d) not entitled to the benefit of the Parent Agreement or any other Financing Document.

                  "Subordinated Debt" means Debt of the Issuer or any Project Company that is subordinated to the Obligations in accordance with the terms set forth in Exhibit M or N to the Common Agreement.

                  "Subordinated Tranche" means the portion of the Policy initially insuring $104,764,000 of principal and interest in respect of the Series A Bonds representing the first loss layer of the Policy to be drawn in the event of a Policy Payment.

                  "Subsequent Project Restricted Payment Date" has the meaning given in Section 4.5(d) of the Common Agreement.

                  "Subsequent Project Restricted Payment Period" means, for the purposes of Section 4.5 of the Common Agreement, the period prior to any Project Event of Default and commencing on the occurrence of an Inchoate Project Block Condition and ending on the 30th day following the cure (prior to such Inchoate Project Block Condition maturing into or becoming a Project Event of Default) of such Inchoate Project Block Condition.

                  "Subsequent Restricted Payment Date" has the meaning give to it in Section 4.5(c) of the Common Agreement.

                  "Subsequent Restricted Payment Period" means, for the purposes of Section 4.5 of the Common Agreement, the period prior to any Issuer Event of Default and commencing on the occurrence of an Inchoate Block Condition and ending on the 30th day following the cure (prior to such Inchoate Block Condition maturing into or becoming an Issuer Event of Default) of such Inchoate Block Condition.

                  "Subsequent Tax Payment Period" means, for the purposes of
Section 4.5 of the Common Agreement, the period prior to any Issuer Event of Default and commencing on the occurrence of an Issuer Inchoate Default and ending on the 30th day following the cure (prior to such Inchoate Block Condition maturing into or becoming an Issuer Event of Default) of such Issuer Inchoate Default.

                  "Subsidiary" means, with respect to any Person, (a) any corporation, association, or other business entity (other than a partnership or a limited liability company) of which 50% or more of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (b) any partnership or limited liability company of which 50% or more of the partnership's or limited liability company's, as the case may be, capital accounts, distribution rights or general or limited partnership interests or limited liability company membership interests, as the case may be, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                  "Summer Month" means any of May, June, July, August or September.

                  "Swap Agreement" means the ISDA Master Agreement, dated as of June 18, 2002, between the Issuer and the Swap Counterparty, including the Schedule and the Confirmation thereto and any Replacement Swap Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time).

                  "Swap Breakage Costs" means any breakage costs and/or termination costs which became due under the Swap Agreement.

                  "Swap Counterparty" has the meaning given in the preamble to the Common Agreement, together with any replacement swap provider thereafter approved by XLCA (if XLCA is the Controlling Party) under a Replacement Swap Agreement.

                  "Swap Obligations" means each payment obligation of the Issuer under the Swap Agreement including in respect of Swap Payment Amounts and Swap Breakage Costs.

                  "Swap Payment Amount" has the meaning given in the Swap
Policy.

                  "Swap Policy" means the Financial Guaranty Insurance Policy, including any endorsements thereto, issued by XLCA with respect to the Swap Payment Amounts, dated as of the Original Closing Date, substantially in the form of Appendix II to the Insurance and Reimbursement Agreement.

                  "Swap Policy Premium" means the insurance premium (including any additional premium) payable in respect of the Swap Policy by the Issuer in accordance with the Premium Letter and the Insurance and Reimbursement Agreement.

                  "Swap Policy Termination Date" means the Termination Date as defined in the Swap Policy.

                  "Tax Distribution Amount" has the meaning given in Section 4.5(f) of the Common Agreement.

                  "Tax Distributions" has the meaning given in Section 4.5(e) of the Common Agreement.

                  "Tax Group" has the meaning given in Section 4.5(e) of the Common Agreement.

                  "Tax Group Liability" has the meaning given in Section 4.5(e) of the Common Agreement.

                  "Taxes" means all present or future income, excise, stamp, documentary, property or franchise taxes and other taxes, fees, duties, levies, imposts, deductions, withholdings or other charges of any nature whatsoever (but excluding franchise taxes and taxes imposed on or measured by net income or receipts) imposed by any taxing authority, including, without limitation, any penalties, interest or additions to tax with respect thereto.

                  "Title Insurer" means (a) with respect to the Bayou Cove Project, the Big Cajun I Units 3&4 Project and the Sterlington Project, First American Title Insurance Company (or any affiliate thereof), and (b) with respect to the Rockford I Project and the Rockford II Project, Chicago Title Insurance Company (or any affiliate thereof).

                  "Title Policy" means any title policy delivered by Issuer pursuant to Section 3.1(dd) of the Insurance and Reimbursement Agreement.

                  "Tolling Period" means:

                  (A) with respect to any Project, any period during which the applicable Project Company has entered into an Acceptable PPA with a Reseller;

                  (B) with respect to the Rockford I Project, the period commencing on the Closing Date and ending on the date on which the Rockford I Tolling Agreement terminates;

                  (C) with respect to the Sterlington Project, the period commencing on the date after the Closing Date and ending on the date on which the Sterlington PPA terminates; and

                  (D) with respect to the Big Cajun Project, the period commencing on the Closing Date and ending on the date on which the Big Cajun PPA terminates;

provided, in each case, (i) if the Reseller is an Affiliate of the Issuer (a) such Reseller (or any Affiliate guaranteeing its obligations) maintains a rating, independent of NRG Energy, of at least Investment Grade from each of S&P and Moody's and (b) such rating is affirmed as "stable" Investment Grade (or the equivalent) or better if NRG Energy is downgraded or placed on credit review or watch by either of S&P or Moody's and (ii) the applicable power purchase agreement, tolling agreement or other contractual arrangement has not been terminated, otherwise ceases to be in full force and effect or the Reseller thereunder has defaulted thereunder, which default has not been cured within the time period provided for such cure under such agreement.

                  "Total O&M Expenses" means any of the O&M Expenses and any other costs and expenses incurred in connection with the operation and maintenance of a Project.

                  "Tranche" means the Senior Tranche, the Mezzanine Tranche and/or the Subordinated Tranche, as applicable.

                  "Transaction" means the portfolio financing transaction in respect of the Projects contemplated by the Financing Documents.

                  "Transmission Costs" means all costs associated with the transmission of electricity from the product delivery point to the purchaser's point of receipt, including, transmission capacity charges, imbalance charges, independent system operator charges, and any additional costs requested from time to time, such additional costs to be approved by XLCA (if XLCA is the Controlling Party) in its reasonable discretion, as incurred by the Energy Manager.

                  "Trustee" has the meaning given in the preamble to the Common Agreement.

                  "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions related to such provisions.

                  "Uncovered Warranty Costs" means any costs relating to repair work performed during any Warranty Period under either the Bayou Cove EPC Agreement (Balance of Plant) or Bayou Cove EPC Agreement (Electric Interconnection Facilities) which are not paid for or otherwise covered by the relevant Bayou Cove Contractor as the result of any limits on liability under the Bayou Cove EPC Agreement (Balance of Plant) or Bayou Cove EPC Agreement (Electric Interconnection Facilities), as applicable.

                  "Warranty Period" means, with respect to the Bayou Cove EPC Agreement (Balance of Plant) and the Bayou Cove EPC Agreement (Electric Interconnection Facilities), the warranty period or periods specified therein, as such periods may be extended pursuant to the terms thereof.

                  "Winter Month" means any of October, November, December, January, February, March or April.

                  "XLCA" has the meaning given in the preamble to the Common Agreement.

                             RULES OF INTERPRETATION

A.       The singular includes the plural and the plural includes the singular.

B.       "or" is not exclusive.

C. A reference to a Governmental Rule includes any amendment or modification to such Governmental Rule, and all regulations, rulings and other Governmental Rules promulgated under such Governmental Rule.

D. A reference to a Person includes its permitted successors and permitted assigns.

E. Accounting terms have the meanings assigned to them by GAAP, as applied by the accounting entity to which they refer.

F.       The words "include," "includes" and "including" are not limiting.

G. A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated. Exhibits, Schedules, Annexes or Appendices to any document shall be deemed incorporated by reference in such document. In the event of any conflict between the provisions of a Financing Document (exclusive of the Exhibits, Schedules, Annexes and Appendices thereto) and any Exhibit, Schedule or Annex thereto, the provisions of such Financing Document shall control. A reference to any Exhibit, Schedule, Annex or Appendix of a Financing Document shall mean such Exhibit, Schedule, Annex or Appendix as, amended, modified or supplemented from time to time in accordance with such Financing Document; provided that no Exhibit, Schedule, Annex or Appendix may be amended, modified or supplemented by Issuer except to the extent specifically permitted in such Financing Document.

H. References to any document, instrument or agreement (i) shall include all exhibits, schedules and other attachments thereto, (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, amended and restated, supplemented or otherwise modified from time to time and in effect at any given time.

I. The words "hereof," "herein" and "hereunder" and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.

J. The word "will" shall be construed to have the same meaning and effect as the word "shall."

K. The use in this Agreement of the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

L. Any consent, approval, satisfaction or similar acquiescence to be granted under any provision of any Operative Document shall not be unreasonably withheld or delayed unless otherwise provided therein.

M. References to "days" shall mean calendar days, unless the term "Business Days" shall be used. References to "years" shall mean calendar years, unless otherwise specified. References to a time of day shall mean such time in New York, unless otherwise specified.

N. The Financing Documents are the result of negotiations between, and have been reviewed by the Financing Parties, NRG Energy, XLCA, the Swap Counterparty, the Trustee, the Collateral Agent, the Depositary Agent and their respective counsel. Accordingly, the Financing Documents shall be deemed to be the product of all parties thereto, and no ambiguity shall be construed in favor of or against any Financing Party, any Equity Party, XLCA, the Swap Counterparty, the Trustee, the Collateral Agent or the Depositary Agent solely as a result of any such Person having drafted or proposed the ambiguous provision.